                                                Filed Pursuant to Rule 424(b)(5)
                                                Filed No. 333-63305
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 9, 1998)

                          $1,196,000,000 (APPROXIMATE)
GREEN TREE
                              SELLER AND SERVICER

            CERTIFICATES FOR HOME IMPROVEMENT AND HOME EQUITY LOANS
                                 SERIES 1998-E

                               ----------------
  The Certificates will consist of 20 classes, but we are offering only the following classes now:

                                              PASS-
                             APPROXIMATE     THROUGH                       UNDERWRITING  PROCEEDS TO
CLASS                    PRINCIPAL AMOUNT(1)  RATE      PRICE TO PUBLIC(2)   DISCOUNT     COMPANY(3)
-----                    ------------------- -------    ------------------ ------------ --------------
HI: A-1.................   $  113,500,000     5.907%       100.000000%           .240%       99.760000%
HI: A-2.................   $   40,860,000     6.080%        99.971483%           .330%       99.641483%
HI: A-3.................   $   40,640,000     6.660%        99.975276%           .410%       99.565276%
HE: A-1A NAS............   $   30,000,000     5.960%        99.989150%           .320%       99.669150%
HE: A-1B ARM............   $  245,000,000          (4)     100.000000%           .310%       99.690000%
HE: A-1.................   $  330,000,000          (5)     100.000000%           .230%       99.770000%
HE: A-2.................   $  135,150,000     5.829%       100.000000%           .320%       99.680000%
HE: A-3.................   $   48,330,000     6.010%        99.991799%           .400%       99.591799%
HE: A-4.................   $  146,520,000     6.620%(6)     99.969160%           .470%       99.499160%
HE: A-5 IO..............              (7)     6.750%        12.674380%           .100%       12.574380%
HE: M-1.................   $   66,000,000     6.930%        99.982425%           .500%       99.482425%
Total...................   $1,196,000,000                                   $3,915,306  $1,202,455,353

 (1) May vary plus or minus 5%.
 (2) Plus any accrued interest beginning on December 7, 1998.
 (3) Before deducting expenses, which we estimate to be $500,000.
 (4) The lesser of one-month LIBOR plus the Pass-Through Margin for the Class
     HE: A-IB ARM or the Available Funds Pass-Through Rate, but in no case more than 14%.
 (5) For each payment date to and including the January 2014 payment date, the lesser of one-month LIBOR plus the Pass-Through Margin for the Class HE:
     A-1 or 14%. Beginning on the February 2014 payment date, the Certificate Rate will equal the rate of the Class HE: A-1 Underlying Certificates. See "Description of the Certificates."
 (6) Or the weighted average of the rates on the contracts in the related contract sub-pool, if less.
 (7) Interest on the Class HE: A-5 IO Certificates will be based on a notional principal amount. That notional principal amount will equal $82,500,000 (or the Class HE: A Principal Balance, if less) for the first 24 months, and will equal zero thereafter.

  INVESTING IN THE CERTIFICATES INVOLVES CERTAIN RISKS. PROSPECTIVE INVESTORS
   SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-19 IN THIS
             PROSPECTUS SUPPLEMENT AND ON PAGE 9 IN THE PROSPECTUS.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
 THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

      These Certificates will be delivered through the Same-Day Funds Settlement System of the Depository Trust Company on or about December 7, 1998.

      The underwriters named below will offer these securities (other than the Class HE: A-5 IO and Class HE: M-1 Certificates) to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting" on page S-117 in this prospectus supplement and on page 57 in the prospectus.

CREDIT SUISSE FIRST BOSTON
               CHASE SECURITIES INC.
                            FIRST UNION CAPITAL MARKETS
                                          LEHMAN BROTHERS
                                                         MERRILL LYNCH & CO.

                               ----------------
    UNDERWRITER OF THE CLASS HE: M-1      UNDERWRITER OF THE CLASS HE: A-5 IO
CERTIFICATES CREDIT SUISSE FIRST BOSTON       CERTIFICATES LEHMAN BROTHERS

                               ----------------
          The date of this prospectus supplement is November 17, 1998

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           -----
Summary of the Terms of the Certificates..................................   S-4
Risk Factors..............................................................  S-19
Structure of the Transaction..............................................  S-21
Use of Proceeds...........................................................  S-23
The Contracts.............................................................  S-24
Yield and Prepayment Considerations.......................................  S-48
Green Tree Financial Corporation..........................................  S-67
Description of the Certificates...........................................  S-68
Description of the Swap Counterparty and the Swap Agreement............... S-109
Description of the Limited Guaranties..................................... S-109
Certain Federal Income Tax Consequences................................... S-111
ERISA Considerations...................................................... S-113
Underwriting.............................................................. S-117
Legal Matters............................................................. S-119
Annex I...................................................................   A-1

                                   PROSPECTUS
Reports to Certificateholders.............................................     2
Available Information.....................................................     2
Additional Information....................................................     2
Incorporation of Certain Documents by Reference...........................     2
Summary of Terms..........................................................     4
Risk Factors..............................................................     9
The Trust Fund............................................................    10
Use of Proceeds...........................................................    12
Green Tree Financial Corporation..........................................    12
Yield Considerations......................................................    14
Maturity and Prepayment Considerations....................................    14
Description of the Certificates...........................................    15
Description of FHA Insurance..............................................    27
Certain Legal Aspects of the Contracts; Repurchase Obligations............    28
ERISA Considerations......................................................    38
Certain Federal Income Tax Consequences...................................    39
Legal Investment Considerations...........................................    57
Ratings...................................................................    57
Underwriting..............................................................    57
Legal Matters.............................................................    58
Experts...................................................................    58


      No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus supplement or the prospectus in connection with the offering covered by this prospectus supplement and prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Green Tree Financial Corporation or the underwriters. This prospectus supplement and prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Certificates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus supplement and prospectus or in the affairs of the Green Tree Home Improvement and Home Equity Loan Trust 1998-E and Grantor Trust 1998-E since the date hereof.

      This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation ("Green Tree" or the "Company"), about Green Tree's home equity and home improvement lending business, and about any series of certificates for home improvement and home equity loans that Green Tree may wish to sell. This prospectus supplement contains more detailed information about this series of certificates. Since the terms of this series may differ from the general information provided in the prospectus, you should rely on the information in this prospectus supplement rather than any different information in the prospectus.

      If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

      No prospectus regarding these Certificates has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These Certificates may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or (2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase Certificates or offering Certificates for purchase, to any person in the United Kingdom who (1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or (2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

     This summary highlights selected information regarding the Certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Certificates, read this entire prospectus supplement and the accompanying prospectus.

     Home Improvement and Home Equity Loan Trust 1998-E and Grantor Trust 1998-E will issue the classes of certificates listed in the table below.

                                                 APPROXIMATE      MOODY'S FITCH
CLASS                       CERTIFICATE RATE PRINCIPAL AMOUNT (1) RATING  RATING
-----                       ---------------- -------------------- ------- ------
HI: A-1....................       5.907%         $113,500,000       Aaa     AAA
HI: A-2....................       6.080            40,860,000       Aaa     AAA
HI: A-3....................       6.660            40,640,000       Aaa     AAA
HI: M-1....................       7.020            17,500,000       Aa2      AA
HI: M-2....................       7.450(2)         12,500,000        A2       A
HI: B-1....................       7.790            12,500,000      Baa2     BBB
HI: B-2....................       8.500(2)         12,500,000       --     BBB+
HE: A-1A NAS...............       5.960            30,000,000       Aaa     AAA
HE: A-1B ARM...............         -- (3)        245,000,000       Aaa     AAA
HE: A-1....................         -- (4)        330,000,000       Aaa     AAA
HE: A-1 Underlying.........      6.2375           330,000,000       --      --
HE: A-2....................       5.829           135,150,000       Aaa     AAA
HE: A-3....................       6.010            48,330,000       Aaa     AAA
HE: A-4....................       6.620(2)        146,520,000       Aaa     AAA
HE: A-5 IO.................       6.750                   (5)       Aaa     AAA
HE: M-1....................       6.930            66,000,000       Aa2      AA
HE: M-2....................       7.270            55,000,000        A2      A+
HE: B......................       8.500(2)         44,000,000       --     BBB+
C Master...................         -- (6)                --        --      --
C Subsidiary...............         -- (6)                --        --      --

-------
(1) May vary plus or minus 5%.
(2) Or the weighted average of the rates on the contracts in the related contract sub-pool, if less.
(3) The lesser of one-month LIBOR plus the Pass-Through Margin for the Class
    HE: A-IB ARM or the Available Funds Pass-Through Rate, but in no case more than 14%.
(4) For each payment date to and including the January 2014 payment date, the lesser of one-month LIBOR plus the Pass-Through Margin for the Class HE: A-1 or 14%. Beginning on the February 2014 payment date, the Certificate Rate will equal the rate on the Class HE: A-1 Underlying Certificates. The Class HE A-1 Underlying Certificate, which bears a fixed rate of interest, will be issued to Green Tree which will deposit it in the Grantor Trust 1998-E. The grantor trust will issue the Class HE A-1 Certificates. See "Description of the Certificates."
(5) Interest on the Class HE: A-5 IO Certificates will be based on a notional principal amount. That notional principal amount will equal $82,500,000 (or the Class HE: A Principal Balance, if less) for the first 24 months, and will equal zero thereafter.
(6) This class is not entitled to any distributions of interest.

     Only some classes of the Certificates are being offered pursuant to this prospectus supplement and the prospectus, and they are identified on the cover page of this prospectus supplement. Green Tree (or an affiliate) initially will retain the Class HI: M-1, Class HI: M-2, Class HI: B-1, Class HI: B-2,
Class HE: M-2, Class HE: B, Class C Master and Class C Subsidiary Certificates, but may sell any or all of these Certificates at a later date.

Seller and Servicer........  Green Tree Financial Corporation, 1100 Landmark
                             Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Trustee....................  U.S. Bank Trust National Association, St. Paul,
                             Minnesota, as Trustee for the Home Improvement and Home Equity Loan Trust 1998-E and Grantor Trust 1998-E.

Payment Date...............  For the Certificates (other than the Class HE: A-
                             1 Certificates) the fifteenth day of each month (or, if that fifteenth day is not a business day, the next succeeding business day) beginning on January 15, 1999. For the Class HE: A-1 Certificates, the eighteenth day of each month during the term of a swap agreement (or if that eighteenth day is not a business day, the next succeeding business day). The payment date for the Class HE: A-1 Certificates will be an earlier day (but not earlier than the payment date for the other Certificates) if the trustee receives any required swap payment before 11:00 a.m. Central Standard Time on the earlier day. The payment date for the Class HE: A-1 Certificates will be the same as the payment date for the other Certificates after the swap agreement terminates.

Record Date................  The business day just before the related payment date, beginning in January 1999.

Sub-Pool HI Certificates...  Payments of principal and interest on some of the
                             Certificates will be made primarily from payments on the loans included in Sub-Pool HI. These Certificates all have an "HI" included in their class designation, and will be referred to as a group as the "Sub-Pool HI Certificates."

Sub-Pool HE Certificates...  Payments of principal and interest on some of the
                             Certificates will be made primarily from payments on the loans included in Sub-Pool HE. Certain payments of interest on the Class HE: A-1 Certificates may be made by a swap counterparty under a swap agreement. These Certificates all have an "HE" included in their class designation, and will be referred to as a group as the "Sub-Pool HE Certificates."

Distributions on Sub-Pool
 HI Certificates...........
                             Distributions on the Sub-Pool HI Certificates on any payment date will be made primarily from amounts collected on the Home Improvement Contracts comprising Sub-Pool HI during the prior calendar month (the "Sub-Pool HI Amount Available"). On each payment date, the Trustee will apply the Sub-Pool HI Amount Available to make distributions of principal and interest on the Sub-Pool HI Certificates in the following order of priority:

                               ^  Class HI: A interest;

                               ^  Class HI: M-1 interest;

                               ^  Class HI: M-2 interest;

                               ^  Class HI: B-1 interest;

                               ^  Principal on the class or classes of Class
                                  HI: A Certificates then entitled to
                                  principal;

                               ^  Principal on the Class HI: M Certificates
                                  (if due);

                               ^  Class HI: B-1 principal (if due);

                               ^  Class HI: B-2 interest; and

                               ^  Class HI: B-2 principal (if due).

                             See "Description of the Certificates--Payments on Contracts" for a detailed description of the amounts that will constitute the Sub-Pool HI Amount Available for any payment date.

A. Interest on the Class
   HI: A, Class HI:M-1,
   Class HI: M-2, and
   Class HI: B-1
   Certificates............  Interest will be payable first to each class of the Class HI: A Certificates concurrently, then to the Class HI: M-1 Certificates, then to the Class HI: M-2 Certificates and then to the Class
                             HI: B-1 Certificates, to the extent of the Sub-Pool HI Amount Available. See "Description of the Certificates--Distributions on Sub-Pool HI Certificates" and "--Losses on Liquidated Home Improvement Contracts" for a more detailed description of the calculation of interest payable on the Sub-Pool HI Certificates.

B. Principal on the Class
   HI: A, Class HI: M-1,
   Class HI: M-2 and Class
   HI: B-1 Certificates....
                             After paying the amounts of interest due on the Sub-Pool HI Certificates described above, the Trustee will then apply the remaining Sub-Pool HI Amount Available to pay principal on the Class
                             HI: A, Class HI: M-1, Class HI: M-2 and Class HI:
                             B-1 Certificates. A predetermined class
                             percentage of scheduled (whether or not
                             collected) and unscheduled principal payments and other recoveries on the Home Improvement Contracts for that payment date, plus any supplementary principal distribution required because of high losses on the FHA Home Improvement Contracts, will be paid:

                               ^  to the Class HI: A-1 Certificates until
                                  retired, then

                               ^  to the Class HI: A-2 Certificates until
                                  retired, then

                               ^  to the Class HI: A-3 Certificates until
                                  retired, then

                               ^  to the Class HI: M-1 Certificates until
                                  retired, and then

                               ^  to the Class HI: M-2 Certificates until
                                  retired.

                             The Trustee will pay principal on the Class HI:
                             B-1 Certificates from available funds in an amount equal to a percentage of the contract payments and recoveries described above. Prior to the payment date in January 2002, the percentage will probably be zero. Thereafter, assuming delinquencies, defaults and losses on the Home Improvement Contracts remain below certain thresholds and that the ratio of the aggregate outstanding principal balance of the Class HI: B Certificates to the total outstanding balance of Sub-Pool HI has become at least 20%, the percentage will generally equal such ratio.

                             See "Description of the Certificates--
                             Distributions on Sub-Pool HI Certificates" for a more detailed description of the calculation of principal payable on the Sub-Pool HI Certificates.

C. Class HI: B-2             After paying the amounts of interest and
Interest...................  principal due on the other Sub-Pool HI
                             Certificates described above, the Trustee will then apply the remaining Sub-Pool HI Amount
                             Available to pay interest on the Class HI: B-2
                             Certificates.

D. Class HI: B-2             After paying the amounts of interest and
Principal..................  principal due on the Sub-Pool HI Certificates described above, the Trustee will then apply the remaining Sub-Pool HI Amount Available to pay principal due on the Class HI: B-2 Certificates.
                             In general, principal will not be payable on the Class HI: B-2 Certificates until the Class HI: B-
                             1 Certificates have been retired. After that has occurred, the Class HI: B-2 Certificates will generally be entitled to receive principal in an amount equal to a percentage of the contract payments and recoveries described above. The principal balance of the Class HI: B-2
                             Certificates will generally not be reduced below
                             $1,250,000 until the Class HI: A, Class HI: M and
                             Class HI: B-1 Certificates have been paid in full.

E. Class HI: B-2 Limited     Green Tree will guarantee payment of interest and
Guaranty...................  principal on the Class HI: B-2 Certificates. The
                             Class HI: B-2 Limited Guaranty is of no benefit to any other class of Certificates and will be an unsecured general obligation of Green Tree unsupported by any letter of credit or other credit enhancement. See "Description of the Class
                             HI: B-2 Limited Guaranty" for a complete description of Green Tree's obligation under the Class HI: B-2 Limited Guaranty.

Grantor Trust..............  The Class HE: A-1 Certificates will represent undivided ownership interests in the assets held by Green Tree Grantor Trust 1998-E. The assets of the grantor trust will consist of (1) the Class
                             HE: A-1 Underlying Certificates issued by the Home Improvement and Home Equity Loan Trust 1998-E and (2) a swap agreement between the Grantor Trust and a swap counterparty. Pursuant to the swap agreement, the swap counterparty will be obligated to pay to the Trustee the amount, if any, by which the interest due to the Class
                             HE: A-1 Certificates on a payment date
                             (calculated based on a floating rate) exceeds the amount of interest due to the Trustee for such payment date in respect of the Class HE: A-1 Underlying Certificate (calculated based on a fixed rate). The grantor trust will be created pursuant to a trust agreement between the Company and the Trustee.

Swap Counterparty..........  Westdeutsche Landesbank Girozentrale, a bank organized under the laws of the State of North Rhine-Westphalia, acting through its New York branch. See "Description of the Swap
                             Counterparty."

Reserve Account............  The Class HE: A and Class HE: M
                             Certificateholders will have the benefit of a reserve account to cover liquidation losses on the Home Equity Contracts. The reserve account will equal $44,000,000 on the closing date. Withdrawals will be made from the reserve account to cover liquidation losses on the Home Equity Contracts, and to repay the loan used to fund the reserve account, as described below. Additions will be made to the reserve account from the Sub-Pool HE amount available in an amount equal to those withdrawals from the reserve account that are used to repay the loan upon certain triggering events described below.

Reserve Account Loan.......  The reserve account will be fully funded on the closing date by a loan. Loan fees on the reserve account loan will be paid on each payment date from the amount available to pay the Class HE Certificateholders.

                             Amounts will be released on each payment date from the reserve account to pay a portion of the principal on the reserve account loan, commencing on or after the payment date in January 2002 if on that payment date, certain tests have been met. The loan reduction amount on any such payment date will be the excess of the sum of the Class HE: B adjusted principal balance and the reserve account balance over 16% of the pool scheduled principal balance of Sub-Pool HE as of that payment date. However, if the Class HE: A and Class HE: M Certificate principal balances have been reduced to zero, the reserve account balance will also be reduced to zero.

                             In addition, if on a payment date certain triggering events have occurred, amounts will be released from the reserve account to pay the reserve account loan on that payment date, and on each succeeding payment date, until the triggering event is cured. In this case, the amount of the repayment on that date will equal, in general, the amount available to Class HE Certificateholders on that payment date less all amounts which the Class HE: A and Class HE: M Certificateholders are entitled to receive on that payment date. A triggering event will occur if liquidation losses on contracts included in Sub-Pool HE exceed specified amounts, if prepayments fall below certain levels, or if the Sub-Pool HE amount available, after payment of interest and principal to Class HE: A and Class
                             HE: M Certificateholders, is less than a specified amount.

                             On the earlier of the payment date in January 2006 or the payment date on which any termination event has occurred, a portion of the Sub-Pool HE amount available may be applied to pay the reserve account loan on that payment date, and on each succeeding payment date, until the reserve account loan has been paid in full. In this case, the amount of each repayment will equal, in general, the amount available to the Class HE Certificateholders on that payment date, less all amounts which the Class HE: A and Class HE: M Certificateholders are entitled to receive on that payment date. Termination events include an event of default under the reserve account loan agreement, the exercise by the Servicer of its right to purchase the contracts in the trust created under the Pooling and Servicing Agreement after the scheduled principal balance of all such contracts is less than 10% of the aggregate principal balance of the certificates on the closing date, and the failure of certain tests related to the performance of the contracts included in Sub-Pool HE.

Distributions on Sub-Pool
HE Certificates............
                             Distributions on the Sub-Pool HE Certificates on any payment date will be made primarily from amounts collected on the Home Equity Contracts comprising Sub-Pool HE during the prior calendar month (the "Sub-Pool HE Amount Available"). The portion of the Sub-Pool HE Amount Available payable to the Class HE: A-1 Underlying Certificate will be deposited by the Trustee into the grantor trust for payment to the Class HE: A-1 Certificates, together with any payments received from the swap counterparty. On each payment date, the Trustee will apply these amounts to make distributions of principal and interest on the Sub-Pool HE Certificates in the following order of priority:

                               ^  Class HE: A interest;

                               ^  Class HE: M-1 interest;

                               ^  Class HE: M-2 interest;

                               ^  Principal on the class or classes of Class
                                  HE: A Certificates then entitled to
                                  principal;

                               ^  Principal on the Class HE: M Certificates
                                  (if due);

                               ^  Class HE: B interest; and

                               ^  Class HE: B principal (if due).

                             See "Description of the Certificates--Payments on Contracts" for a detailed description of the amounts that will constitute the Sub-Pool HE Amount Available for any Payment date.

A. Interest on the Class
   HE: A, Class HE: M-1
   and Class HE: M-2
   Certificates............
                             Interest will be payable first to each class of Class HE: A Certificates concurrently (including the Class HE: A-1 Underlying Certificate but excluding the Class HE: A-1 Certificates), then to the Class HE: M-1 Certificates and then to the Class HE: M-2 Certificates, to the extent of the Sub-Pool HE Amount Available. Certain payments of interest on the Class HE: A-1 Certificates may be made by a swap counterparty under a swap agreement. See "Description of the Certificates-- Distributions on Sub-Pool HE Certificates" and "--Losses on Liquidated Home Equity Contracts" for a more detailed description of the calculation of interest payable on the Sub-Pool HE Certificates.

B. Principal on the Class
   HE: A, Class HE: M-1
   and Class HE: M-2
   Certificates............
                             After paying the amounts due on the Sub-Pool HE Certificates described above and other amounts due, the Trustee will then apply any remaining amounts available, plus withdrawals from a reserve account to cover any liquidation losses, to pay principal on the Class HE: A (except the Class HE: A-5 IO Certificates, which will receive no principal), Class HE: M-1 and Class HE: M-2 Certificates, in the amounts and order of priority set forth below:

                             First, the Trustee will distribute a formula amount dictated by the amount of principal due (whether or not collected) on the Adjustable Rate Home Equity Contracts for that payment date, to the Class HE: A-1A NAS Certificates and the Class
                             HE: A-1B ARM Certificates according to the Class
                             HE: A-1A NAS Percentage and the Class HE: A-1B ARM Percentage, respectively.

                             Second, the Trustee will distribute a formula amount dictated by the amount of principal due (whether or not collected) on the Group I Home Equity Contracts for that payment date, to the Class HE: A-1 Certificates. Each Group I Contract, together with any prior mortgage, has an original principal balance of no more than $227,150.

                             Third, the Trustee will distribute a formula amount dictated by the amount of principal due (whether or not collected) on the Group II Home Equity Contracts for that payment date. The Group II Contracts are all of the Fixed Rate Home Equity Contracts other than those specifically designated as Group I Contracts. These distributions will be made:

                               ^  to the Class HE: A-2 Certificates until
                                  retired, then

                               ^  to the Class HE: A-3 Certificates until
                                  retired, and then

                               ^  to the Class HE: A-4 Certificates until
                                  retired.

                             After paying the amounts of interest and principal due on the Sub-Pool HE Certificates described above and the satisfaction of certain additional tests, the Trustee will then apply any remaining amounts available, plus withdrawals from a reserve account to cover liquidation losses, to pay principal to the Class HE: M-1 and Class HE: M-2 Certificates according to a formula based on a percentage of the principal balance of the Home Equity Contracts.

                             See "Description of the Certificates--
                             Distributions on Sub-Pool HE Certificates" for a more detailed description of the calculation of principal payable on the Sub-Pool HE Certificates.

C. Class HE: B Interest....  After paying the amounts of interest and principal due on the Sub-Pool HE Certificates described above, the Trustee will then apply the remaining Sub-Pool HE Amount Available to pay interest on the Class HE: B Certificates, unless the reserve account lenders are entitled to loan payments as a result of a triggering event or termination event under the reserve account loan described above.

D. Class HE: B Principal...  After paying the amounts of interest and principal due on the Sub-Pool HE Certificates described above, the Trustee will then apply the remaining Sub-Pool HE Amount Available to pay principal due on the Class HE: B Certificates. Class HE: B Certificates will not be paid principal before January 2002, the reserve account (described above) has been reduced to zero and certain tests are satisfied. The principal balance of the Class HE: B Certificates will generally not be reduced below $5,500,000 until the Class HE: A and Class HE: M Certificates have been retired. Principal will be distributed generally according to a formula amount dictated by the principal balance of the Home Equity Contracts.

E. Class HE: B Limited       Green Tree will guarantee payment of interest and
Guaranty...................  principal on the Class HE: B Certificates. The
                             Class HE: B Limited Guaranty is of no benefit to any other class of Certificates and will be an unsecured general obligation of Green Tree unsupported by any letter of credit or other credit enhancement. See "Description of the Class
                             HE: B Limited Guaranty" for a complete
                             description of Green Tree's obligation under the Class HE: B Limited Guaranty.

Subordination of Class HI:
M and Class HI: B
Certificates...............  The Class HI: M Certificates and Class HI: B
                             Certificates will be subordinate to the Class HI:
                             A Certificates in payment of both interest and principal:

                               ^  the Trustee will apply the Sub-Pool HI
                                  Amount Available to pay all interest then due on the Class HI: A Certificates and Class HI: M Certificates before paying the interest then due on the Class HI: B Certificates;

                               ^ the Class HI: M Certificates are entitled to principal distributions only after all the Class HI: A Certificates are paid in full; and

                               ^ The Class HI: B Certificates are entitled to principal distributions only after all the Class HI: A Certificates are paid in full, or if certain tests are met.

                             This increases the possibility that the Class HI:
                             A Certificates will be paid in full but the Class
                             HI: M and Class HI: B

                             Certificates will not. See "Description of the Certificates--Distributions on Sub-Pool HI Certificates" for a more detailed description of the manner and order of priority of distributions on the Sub-Pool HI Certificates.

                             In addition, in the event of severe losses and delinquencies on the Home Improvement Contracts comprising Sub-Pool HI, those losses will first be imposed on the Class HI: B-2 Certificates, and then on the Class HI: B-1 Certificates, and so on through classes of increasing seniority. See "Description of Certificates--Losses on Home Improvement Contracts" for a more detailed description of the allocation of losses on the Home Improvement Contracts.

Subordination of Class HE:
M and Class HE: B
Certificates...............  The Class HE: M Certificates will be subordinate to the Class HE: A Certificates, meaning that the Trustee will apply the Sub-Pool HE Amount Available to pay all interest then due on the Class HE: A Certificates before paying the interest then due on the Class HE: M Certificates, and the Class HE: M Certificates are entitled to principal distributions only after all the Class HE: A Certificates are paid in full, or if certain tests are met. This increases the possibility that the Class HE: A Certificates would be paid in full but the Class
                             HE: M Certificates would not. The Class HE: B Certificates will be subordinated to all the other Sub-Pool HE Certificates, with interest payable from the Sub-Pool HE Amount Available only after payment of all interest and principal then due on the other Sub-Pool HE Certificates, and principal due only after the Class HE: A Certificates have been retired, or if certain tests are met. See "Description of the Certificates--Distributions on Sub-Pool HE Certificates" for a more detailed description of the manner and order of priority of distributions on the Sub-Pool HE Certificates.

                             In addition, in the event of severe losses and delinquencies on the Home Equity Contracts comprising Sub-Pool HE, those losses will first be imposed on the Class HE: B Certificates then on the Reserve Account, and then on the Class HE:
                             M-2 Certificates, and so on through classes of increasing seniority. See "Description of Certificates--Losses on Home Equity Contracts" for a more detailed description of the allocation of losses on the Home Equity Contracts.

Home Improvement             Sub-Pool HI will consist of a pool of
Contracts..................  conventional and FHA-insured home improvement contracts and promissory notes. This prospectus supplement provides information regarding a portion of the Home Improvement Contracts, representing about 65.3% of Sub-Pool HI. Green
                             Tree will transfer another portion of the Home
                             Improvement Contracts to the Trust on the Closing
                             Date, and will transfer the remaining Home
                             Improvement Contracts to the Trust within 60 days after the Closing Date.

                             With respect to the first portion of Home
                             Improvement Contracts (as of the Cut-off Date):

                               ^ 4,636 are conventional and 7,663 are FHA-insured;

                               ^ all are secured by a lien on the related real property;

                               ^ the related properties are located in 50 states and the District of Columbia;

                               ^  the Contract Rates range from 8.00% to
                                  18.75%, with a weighted average of 12.94%;

                               ^ the weighted average term to scheduled
                                 maturity, as of their dates of origination, was 197 months, and the weighted average term to scheduled maturity, as of the Cut-off Date, was 191 months; and

                               ^ the latest scheduled maturity date was in
                                 November 2023.

                             See "The Contracts--Home Improvement Contracts" for a more detailed description of the first group of Home Improvement Contracts and the permissible characteristics of the second and third groups of Home Improvement Contracts.

Sub-Pool HI Pre-Funding      If the aggregate principal balance of the Home
Account....................  Improvement Contracts transferred by Green Tree to the Trust on the Closing Date is less than the aggregate original principal balance of the Sub-
                             Pool HI Certificates, that difference (which
                             Green Tree expects will be approximately
                             $62,500,000) will be deposited by the Trustee in the Sub-Pool HI pre-funding account, and those funds will be used to purchase Home Improvement
                             Contracts from time to time until February 5, 1999. If those funds are not completely used by February 5, 1999, any remaining funds will be distributed as principal on the Class HI: A-1
                             Certificates on the February 1999 payment date.

Home Equity Contracts......  Sub-Pool HE will include both fixed-rate Home
                             Equity Contracts (divided into Group I and Group
                             II) and adjustable rate Home Equity Contracts.

A. Group I Fixed-Rate Home
   Equity Contracts........
                             This prospectus supplement provides information regarding a portion of the Group I fixed-rate Home Equity Contracts, representing about 34.1% of all the Group I fixed-rate Home Equity Contracts. Green Tree will transfer another portion of the Group I fixed-rate Home Equity Contracts to the Trust on the Closing Date, and will transfer the remaining Group I fixed-rate Home Equity Contracts to the Trust within 60 days after the Closing Date.

                             Each Group I Home Equity Contract, together with any prior mortgage, has an original principal balance of no more than $227,150.

                             With respect to the first portion of Group I fixed-rate Home Equity Contracts (as of the Cut-off Date):

                               ^ all are secured by a lien on the related real
                                 property;

                               ^ the related properties are located in 47
                                 states and the District of Columbia;

                               ^ there are 2,262 loans;

                               ^ the contract rates range from 7.00% to
                                 18.20%, with a weighted average of 11.12%;

                               ^ the weighted average term to scheduled
                                 maturity, as of their dates of origination, was 258 months, and the weighted average term to scheduled maturity, as of the Cut-off Date, was 258 months;

                               ^ 22.68% are balloon loans and the rest provide
                                 for level monthly payments for the duration of the loan;

                               ^ the weighted average contract rate on the
                                 balloon loans was 11.00%;

                               ^ the balloon loans had a weighted average term
                                 to scheduled maturity, as of their dates of origination, of 197 months; and a weighted average to maturity as of the Cut-off Date of 197 months; and

                               ^ the latest scheduled maturity date was in
                                 October 2028.

                             See "The Contracts--Home Equity Contracts" for a more detailed description of the first portion of Group I fixed-rate Home Equity Contracts and the permissible characteristics of the second and third portions of Group I fixed-rate Home Equity Contracts.

B. Group II Fixed-Rate
   Home Equity Contracts...
                             This prospectus supplement provides information regarding a portion of the Group II fixed-rate Home Equity Contracts, representing about 34.1% of all the Group II fixed-rate Home Equity Contracts. Green Tree will transfer another portion of the Group II fixed-rate Home Equity Contracts to the Trust on the Closing Date, and will transfer the remaining Group II fixed-rate Home Equity Contracts to the Trust within 60 days after the Closing Date.

                             With respect to the first portion of Group II fixed-rate Home Equity Contracts (as of the Cut-off Date):

                               ^ all are secured by a lien on the related real
                                 property;

                               ^ the related properties are located in 48
                                 states and the District of Columbia;

                               ^ there are 2,230 loans;

                               ^ the contract rates range from 7.55% to
                                 17.70%, with a weighted average of 11.18%;

                               ^ the weighted average term to scheduled
                                 maturity, as of their dates of origination, was 255 months, and the weighted average term to scheduled maturity, as of the Cut-off Date, was 255 months;

                               ^ 21.08% are balloon loans and the rest provide
                                 for level monthly payments for the duration of the loan;

                               ^ the weighted average contract rate on the
                                 balloon loans was 10.91%;

                               ^ the balloon loans had a weighted average term
                                 to scheduled maturity, as of their dates of origination, of 198 months; and a weighted average to maturity as of the Cut-off Date of 197 months; and

                               ^ the latest scheduled maturity date was in
                                 October 2028.

                             See "The Contracts--Home Equity Contracts" for a more detailed description of the first portion of Group II fixed-rate Home Equity Contracts and the permissible characteristics of the second and third portions of Group II fixed-rate Home Equity Contracts.

C. Adjustable Rate Home
   Equity Contracts........
                             This Prospectus Supplement provides information regarding a portion of the adjustable rate Home Equity Contracts, representing about 41.0% of all the adjustable rate Home Equity Contracts. Green Tree will transfer another portion of the adjustable rate Home Equity Contracts to the Trust on the closing date, and will transfer the remaining adjustable rate Home Equity Contracts to the Trust within 60 days after the Closing Date.

                             With respect to the first portion of adjustable rate Home Equity Contracts (as of the Cut-off
                             Date):

                               ^ all are secured by a lien on the related real
                                 property;

                               ^ the related properties are located in 45
                                 states and the District of Columbia;

                               ^ there are 935 loans;

                               ^ each loan accrues interest at a fixed rate
                                 for no more than 36 months, and thereafter the interest rate adjusts annually or semiannually to equal the sum of the six-month LIBOR or one year treasury index and the gross margin specified in that loan;

                               ^ the weighted average term to scheduled
                                 maturity, as of their dates of origination, was 360 months, and the weighted average term to scheduled maturity, as of the Cut-off Date, was 359 months; and

                               ^ the latest scheduled maturity date was in
                                 October 2028.

                             See "The Contracts--Home Equity Contracts" for a more detailed description of the first portion of adjustable rate Home Equity Contracts and the permissible characteristics of the second and third portions of adjustable rate Home Equity Contracts.

Sub-Pool HE Pre-Funding      If the aggregate principal balance of the Home
Account....................  Equity Contracts transferred by Green Tree to the
                             Trust on the closing date is less than the aggregate original principal balance of the Sub-
                             Pool HE Certificates, that difference (which
                             Green Tree expects will be approximately
                             $275,000,000) will be deposited by the Trustee in the Sub-Pool HE pre-funding Account, and those funds will be used to purchase Home Equity
                             Contracts from time to time until February 5, 1999. If those funds are not completely used by February 5, 1999, the remaining funds (if any) will be distributed as principal on the Class HE:
                             A-1 Certificates (to the extent of remaining funds that had been allocated for the purchase of Group I fixed-rate Home Equity Contracts), on the
                             Class HE: A-2 Certificates (to the extent of remaining funds that had been allocated for the purchase of Group II fixed-rate Home Equity
                             Contracts) and on the Class HE: A-1B ARM
                             Certificates (to the extent of remaining funds that had been allocated for the purchase of adjustable rate Home Equity Contracts) on the February 1999 payment date.

Advances...................  The Servicer is obligated to make advances each month of any scheduled payments on the Contracts that were due but not received during the prior Due Period, but it will be entitled to reimbursement for any advance. See "Description of the Certificates--Advances" in this prospectus supplement and in the prospectus for a more detailed description of the Servicer's obligation to make advances and its right to be reimbursed for advances.

Repurchase or Substitution   Green Tree will make representations and
Obligations................  warranties about the Contracts when it transfers them to the Trust. If a representation or warranty is breached in a way that materially and adversely affects the interests of the

                             Certificateholders, then Green Tree must, within 90 days, either (i) cure the breach or (ii) repurchase the defective Contracts. During the first two years after the Closing Date, Green Tree may substitute other Contracts instead of repurchasing defective Contracts. See "Description of the Certificates--Conveyance of Contracts" herein and in the prospectus for a more complete description of Green Tree's representations and warranties about the Contracts, its repurchase obligation, and its right to substitute Contracts.

Repurchase Option..........  After the scheduled principal balance of the
                             Contracts is less than 10% of the aggregate principal balance of the Certificates on the closing date, Green Tree will have the option to purchase all of the outstanding Contracts. See "Description of the Certificates--Repurchase Option" in this prospectus supplement and in the prospectus for a more detailed description of the terms of this repurchase option.

Tax Status.................  In the opinion of counsel to Green Tree, for federal income tax purposes the Trust, in part, will consist of two segregated asset pools--the "Master REMIC" and the "Subsidiary REMIC"--and each will be treated as a separate "real estate mortgage investment conduit" or "REMIC." Each Class of Sub-Pool HI Certificates and each Class of Sub-Pool HE Certificates (other than the Class HE:A-1 Certificates) and the Class HE: A-1 Underlying Certificates will constitute "regular interests" in the Master REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes. A holder of a Certificate will be required to include as income all interest paid on the Certificates (including any original issue discount), in accordance with the accrual method of accounting, even if the holder usually uses the cash method of accounting. The Class HE: A-5 IO Certificates will be considered to have been issued with original issue discount. The Class HE:A-1 Certificates will represent undivided ownership interests in the assets held by a grantor trust. No election will be made to treat the grantor trust as a REMIC for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the prospectus for a more detailed description of the federal income tax consequences of an investment in the Certificates.

ERISA Considerations.......  Subject to the conditions described under "ERISA
                             Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase the following classes of Certificates: Class HI:
                             A-1; Class HI: A-2; Class HI: A-3; Class HE: A-1A NAS; Class HE: A-1B ARM; Class HE: A-2; Class HE:
                             A-3; Class HE: A-4 and Class HE: A-5 IO. An employee benefit plan may not purchase any other class of Certificates, unless it satisfies the conditions described under "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment             The Certificates will not constitute "mortgage
Considerations.............  related securities" for purposes of the Secondary
                             Mortgage Market Enhancement Act of 1984 ("SMMEA") because a number of the Contracts are not secured by first liens on the related real estate, as required by SMMEA. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates. You should consult with your own legal advisor to decide whether and to what extent you may legally invest in the Certificates.

Ratings....................  The Certificates will not be issued and sold unless Moody's Investors Service, Inc.
                             ("Moody's") and Fitch IBCA, Inc. ("Fitch") have assigned the ratings specified on page S-4 (or better) to the Certificates.

                             The rating of each class of Certificates by Moody's addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of each class of Certificates by Fitch addresses the likelihood of the receipt of Certificateholders of all distributions to which such Certificateholders are entitled. The ratings of the Class HE: A-1B ARM Certificates do not address the likelihood of payment of supplemental interest in the event the Available Funds Pass-Through Rate is less than one month LIBOR plus the Pass-Through Margin, as described under "Description of the Certificates--Distributions on Sub-Pool HE Certificates." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                             The ratings of the Class HE: B Certificates and Class HI: B-2 Certificates are based in part on an assessment of the Company's ability to make payments under the Class HE: B Limited Guaranty and the Class HI: B-2 Limited Guaranty. Any reduction in the rating of the Company's debt securities may result in a similar reduction in the ratings of the Class HE: B and Class HI: B-2 Certificates.

                             Green Tree's senior debt securities were recently downgraded by Moody's to "Bal".

                             The ratings of the Class HE: A-1 Certificates are based partially on the creditworthiness of the swap counterparty. Any reduction in the rating assigned to the swap counterparty would likely result in a reduction in the ratings of the Class HE: A-1 Certificates.

                             Green Tree has not requested a rating of the Certificates from any rating agencies other than Moody's and Fitch. You cannot assume that no other rating agency will assign a rating to any of these Certificates, nor can you assume what any such rating, if issued, would be.

                                  RISK FACTORS

      Consider the following risk factors in deciding whether to purchase Certificates. More risk factors, applicable to any series of certificates like these, are printed in the prospectus, and you should consider those risk factors also.

      Reliance on Historical Data With Respect to Home Improvement
Contracts. If you purchase a Sub-Pool HI Certificate, the return on your investment will depend largely on the performance of the Home Improvement Contracts constituting Sub-Pool HI. We have disclosed the Company's historical delinquency and loan loss and liquidation experience with home improvement contracts under "The Contracts--Home Improvement Contracts" herein, but the historical experience may not be an accurate prediction of the performance of the Home Improvement Contracts constituting Sub-Pool HI for several reasons. First, the Company's historical experience with home improvement contracts is limited: it began purchasing and servicing FHA-insured home improvement contracts in 1989 and conventional home improvement contracts in 1992. If the Company's historical experience were longer, or involved a larger number of home improvement contracts, the data might well be substantially different, and some investors might consider that data a better predictor of the performance of Sub-Pool HI. Second, historical experience with the performance of one pool of loans is never a completely reliable predictor of the future performance of another pool of loans. You must not assume that Sub-Pool HI will experience delinquencies and losses identical to the historical data presented here. Also, the Company has limited information on the performance of a portfolio of FHA-insured home improvement contracts purchased in bulk from Empire Funding Corp., a mortgage lender engaged in the business of originating, purchasing, selling and servicing home loans. The contracts purchased from Empire Funding Corp. are expected to make up approximately 27% of Sub-Pool HI.

      Reliance on Historical Data With Respect to Home Equity Loans. If you purchase a Sub-Pool HE Certificate, the return on your investment will depend largely on the performance of the Home Equity Contracts constituting Sub-Pool HE. We have disclosed the Company's historical delinquency experience with home equity loans under "The Contracts--Home Equity Contracts" herein, but the historical experience may not be an accurate prediction of the performance of the Home Equity Contracts constituting Sub-Pool HE for several reasons. First, the Company's historical experience with home equity loans is limited: it began purchasing and servicing them in January 1996. If the Company's historical experience were longer, or involved a larger number of home equity loans, the data might well be substantially different, and some investors might consider that data a better predictor of the performance of Sub-Pool HE. Second, historical experience with the performance of one pool of loans is never a completely reliable predictor of the future performance of another pool of loans. Third, the information incorporates some home equity loans that are not of the type to be included in Sub-Pool HE, and therefore the information presented is not necessarily indicative of the Company's delinquency experience with respect to home equity loans similar to the home equity contracts compromising Sub-Pool HE. You must not assume that Sub-Pool HE will experience delinquencies and losses identical to the historical data presented here.

      Balloon Loans. A substantial number (approximately 22%) of the Home Equity Contracts are "balloon loans." These loans require equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the loan at maturity. The remainder of the Contracts require substantially equal monthly payments that are, if timely paid, sufficient to amortize fully the principal balance of the loan on or before its maturity date. The balloon loans may present a higher risk of default than the fully-amortizing Home Equity Contracts, because the balloon loan borrowers are required to make a larger payment at maturity. If you purchase a Sub-Pool HE Certificate, the return on your investment will depend largely on the performance of the Home Equity Contracts constituting Sub-Pool HE. If a substantial number of the balloon loans default, causing higher than expected defaults and losses on Sub-Pool HE, you may suffer a loss on your investment.

      Truth-in-Lending Considerations. It is likely that some Contracts included in the Contract Pool will be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act").

The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or up-front fees and charges. A violation of these provisions of the Home Protection Act can affect the enforceability of the related loan, and it subjects any assignee of such a loan (such as the Trust) to all the claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan. If you purchase a Sub-Pool HE Certificate, the return on your investment will depend largely on the performance of the Home Equity Contracts constituting Sub-Pool HE. If the Company is found to have violated the provisions of the Home Protection Act with respect to any Home Equity Contract that is subject to the Home Protection Act, the Trust may be unable to collect on that Contract. The Company would, however, be obligated to repurchase that Contract because of the breach of its representation and warranty.

      Variations in Contract Characteristics. This prospectus supplement provides information regarding only a portion of the Home Improvement Contracts and Home Equity Contracts that will be transferred to the Trust. The subsequent Home Improvement Contracts and Home Equity Contracts will have characteristics that differ somewhat from the Contracts described herein. All of the subsequent Contracts must satisfy various criteria specified in the Pooling and Servicing Agreement and described under "Description of the Certificates--Conveyance of Contracts," "--Conveyance of Subsequent Home Improvement Contracts and the Sub-Pool HI Pre-Funding Account," and "--Conveyance of Subsequent Home Equity Contracts and the Sub-Pool HE Pre-Funding Account." If you purchase a Certificate, you must not assume that the characteristics of the Contract Pool will be identical to the characteristics of the Home Improvement Contracts and Home Equity Contracts disclosed in this prospectus supplement. Current Reports on Form 8-K will be filed following each purchase of Contracts by the Trust. The final report will include the same type of information regarding the entire contract pool as this prospectus supplement contains with respect to the first group of Home Improvement Contracts and Home Equity Contracts.

      The Swap Agreement. The purchase of the Class HE: A-1 Certificates involves risks associated with a swap agreement under which a swap counterparty is obligated to make payments to support the interest paid to the holders of the Class HE: A-1 Certificates. Pursuant to the swap agreement, the swap counterparty will be obligated to pay to the Trustee the amount, if any, by which the interest due to the Class HE: A-1 Certificates on a payment date (calculated based on a floating rate) exceeds the amount of interest due to the trustee for such payment date in respect of the Class HE: A-1 Underlying Certificate (calculated based on a fixed rate). In the event that the swap counterparty fails to make the required payments or if the swap agreement is terminated in accordance with its terms, holders of the Class HE: A-1 Certificates would receive only the fixed Pass-Through Rate on the Class HE: A-1 Underlying Certificates. Apart from the swap counterparty's payment obligation, there will be no other assets of the grantor trust available to support the floating rate of interest on the Class HE: A-1 Certificates.

      The senior debt of the swap counterparty is rated Aa1 by Moody's and AAA by Fitch. If the debt rating of the swap counterparty is withdrawn or reduced below a level acceptable to Fitch and Moody's, the swap counterparty is required, no later than the 30th day following such rating agency downgrade either to enter into a collateral security agreement or secure a replacement swap counterparty acceptable to Fitch and Moody's to maintain the ratings of the Class HE: A-1 Certificates. In the event that no such agreement is entered into or replacement swap counterparty secured within such period, an early termination of the swap agreement could occur.

      The swap agreement will terminate on the earliest to occur of (a) January 15, 2014, (b) the date on which there are no further amounts due on the Class
HE: A-1 Underlying Certificates and (c) such date designated by either the trustee or swap counterparty as an early termination date with respect to the swap agreement following a payment default by the swap counterparty or the trustee, or certain other customary early termination events, such as the downgrade referred to above. In the event of a termination pursuant to clause
(a) or (b) above, no termination fee will be payable either to or by the grantor trust. In the event of a termination pursuant to clause (c) above, no termination fee will be payable by the grantor trust and depending on the then-current market conditions, the trust fund may receive a termination fee. Even if the trust fund receives a fee, the holders of the Class HE: A-1 Certificates might not receive full interest payments.

                          STRUCTURE OF THE TRANSACTION

      The Certificates for Home Improvement and Home Equity Loans, Series 1998-E (the "Certificates") will represent interests in a Trust (the "Trust") consisting of a sub-pool ("Sub-Pool HI") of home improvement contracts and promissory notes (the "Home Improvement Contracts") and a sub-pool ("Sub-Pool HE") of fixed-rate home equity contracts (the "Fixed-Rate Home Equity Contracts") and adjustable rate home equity contracts (the "Adjustable Rate Home Equity Contracts"). The Company will convey the Home Improvement Contracts, Fixed-Rate Home Equity Contracts and Adjustable Rate Home Equity Contracts (together, the "Contracts") and certain related property to the Trust. On or about December 7, 1998 (the "Closing Date"), the Company will establish the Trust pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 1998 (the "Agreement"), between the Company, as Seller and Servicer, and the Trustee.

      The Class HI: A-1, Class HI: A-2, Class HI: A-3, Class HI: M-1, Class HI:
M-2, Class HI: B-1 and Class HI: B-2 Certificates (the "Sub-Pool HI Certificates"), and the Class HE: A-1A NAS, Class HE: A-1B ARM, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5 IO, Class HE: M-1, Class HE: M-2, Class HE: B, Class HE: A-1 Underlying, Class C Master and Class C Subsidiary Certificates, will be issued by the Trust, the corpus of which will consist primarily of the Contracts, including all rights to receive payments due on such Contracts after (i) September 30, 1998 (or the date of origination thereof, if later) for each Home Equity Contract other than the Subsequent Home Equity Contracts (as defined below); (ii) October 31, 1998 with respect to all Home Improvement Contracts other than Subsequent Home Improvement Contracts (as defined below); and (iii) for each Subsequent Home Equity Contract or Subsequent Home Improvement Contract, the date on which such Contract is purchased by the Trust (each such date, a "Cut-off Date"), all rights under FHA Insurance with respect to the FHA-insured Home Improvement Contracts, liens on the related real estate, amounts held for the Trust in the Certificate Account (as defined below), the Class HI: B-2 Limited Guaranty of the Company for the benefit of the Class HI: B-2 Certificates, as described in "Description of the Class HI: B-2 Limited Guaranty" herein, and the Class HE: B Limited Guaranty of the Company for the benefit of the Class HE: B Certificates, as described in "Description of the Class HE: B Limited Guaranty" herein. The Class HI: M-1, Class HI: M-2, Class HI: B-1, Class HI: B-2, Class HE: A-1 Underlying Certificates, Class HE: M-2, Class HE: B, Class C Master and Class C Subsidiary Certificates are not being offered hereby. Sub-Pool HI and Sub-Pool HE will each be deemed to be a separate sub-trust within the Trust.

      The Class HE: A-1 Certificates will represent undivided ownership interests in the assets held by Green Tree Grantor Trust 1998-E (the "Grantor Trust"). The assets of the Grantor Trust will consist of (1) the Class HE: A-1 Underlying Certificates issued by the Trust and (2) a swap agreement (the "Swap Agreement") between the Grantor Trust and Westdeutsche Landesbank Girozentrale, New York branch (the "Swap Counterparty") pursuant to which the Swap Counterparty, or any successor counterparty prior to the Payment Date in January 2014, will be obligated to pay to the Trustee the amount, if any, by which the interest due on the Class HE: A-1 Certificates on a Payment Date (as defined below) (which is calculated on a floating rate) exceeds the amount of interest due to the Trustee for such Payment Date in respect of the Class HE:
A-1 Underlying Certificate (which is calculated on a fixed rate). The Grantor Trust will be created pursuant to a trust agreement (the "Grantor Trust Agreement") to be dated as of December 1, 1998, between the Company, as the depositor and servicer, and U.S. Bank Trust National Association, as the trustee.

      The Class HE: A-1A NAS, Class HE: A-1B ARM, Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5 IO, Class HE: M-1, Class HE: M-2, and Class HE: B Certificates are referred to herein as the "Sub-Pool HE Certificates."

      Payments and recoveries in respect of principal and interest on the Contracts will be paid into a separate trust account maintained at an Eligible Institution (as defined below) (initially U.S. Bank National Association, Minneapolis, Minnesota) in the name of the Trust (the "Certificate Account"), no later than one business day after receipt. Holders of Certificates (other than Class HE: A-1 Certificates) will receive payments on the fifteenth day of each month (or, if such day is not a business day, the next succeeding business day) and holders of the HE: A-1 Certificates will receive payments on the eighteenth day of each month during the term of the Swap Agreement (or if that eighteenth day is not a business day, the next succeeding business day), (each a "Payment Date"). The Payment Date for the Class HE: A-1 Certificates will be an earlier day (but not earlier than the Payment Date for the other Certificates) if the Trustee receives any required swap payment before 11:00 a.m. Central Standard Time on the earlier day. The Payment Date for the Class HE: A-1 Certificates will be the same as the Payment Date for the other Certificates after the Swap Agreement terminates. Payments on deposit in the Certificate Account and trust account under the Grantor Trust Agreement will be applied on each Payment Date to make the distributions to the Certificateholders as of the immediately preceding Record Date as described under "Description of the Certificates--Distributions on Sub-Pool HI Certificates" and "--Distributions on Sub-Pool HE Certificates" herein and to pay certain monthly fees to the Servicer as compensation for its servicing of the Contracts (the "Monthly Servicing Fee") and to pay certain monthly fees to the Company as compensation for providing the Class HI: B-2 Limited Guaranty and the Class HE: B Limited Guaranty (the "Class HI: B-2 Guaranty Fee" and the "Class HE: B Guaranty Fee").

      The Servicer will be obligated to advance for each Payment Date any scheduled payments on the Contracts that were due but not received during the prior Due Period ("Advances"). The Servicer will be entitled to reimbursement of an Advance from funds available therefor in the Certificate Account. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee is obligated (subject to certain conditions) to make such Advance.

      Following the transfer of the Contracts from the Company to the Trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Contracts, (b) certain representations and warranties in the Agreement as described under "Description of the Certificates--Conveyance of Contracts" herein, (c) certain indemnities, (d) the Class HI: B-2 Limited Guaranty and (e) the Class HE: B Limited Guaranty. The Company is obligated under the Agreement to repurchase at the Repurchase Price (as defined herein), or, at its option, to substitute another contract for, any Contract on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the Trustee, of any breach of any such representation and warranty in the Agreement that materially and adversely affects the Certificateholders' interest in such Contract if such breach has not been cured prior to such date. The Agreement also provides that the Company has certain obligations to repurchase Contracts and to indemnify the Trustee and Certificateholders with respect to certain other matters.

      Distributions of interest and principal on the Sub-Pool HI Certificates will be made primarily from amounts available in respect of the Home Improvements Contracts comprising Sub-Pool HI, while distributions of principal and interest on the Sub-Pool HE Certificates will be made primarily from amounts available in respect of the Home Equity Contracts comprising Sub-Pool HE and the payments, if any, by the Swap Counterparty. Under certain circumstances as described herein, amounts available in respect of the Contracts in one Sub-Pool may be available to make distributions to the holders of Certificates relating to the other Sub-Pool. The rights of the holders of the Class HI: M-1, Class HI: M-2, Class HI: B-1 and Class HI: B-2 Certificates to receive distributions on each Payment Date will be subordinated to such rights of the holders of the Class HI: A-1, Class HI: A-2, and Class HI: A-3 Certificates and, in addition, to such rights of the holders of the Class HI:
M-1 Certificates (in the case of the Class HI: M-2, Class HI: B-1 and Class HI:
B-2 Certificates), of the Class HI: M-2 Certificates (in the case of the Class
HI: B-1 and Class HI: B-2 Certificates) and of the Class HI: B-1 Certificates (in the case of the Class HI: B-2 Certificates), all to the extent described herein. Likewise, the rights of the holders of the Class HE: M-1, Class HE: M-2 and Class HE: B Certificates to receive distributions on each Payment Date will be subordinated to such rights of the holders of the Class HE: A-1A NAS, Class
HE: A-1B ARM, Class HE: A-1 Underlying, Class HE: A-1, Class HE: A-2, Class HE:
A-3, Class HE: A-4 and Class HE: A-5 IO Certificates and, in addition, to such rights of the holders of the Class HE: M-1 Certificates (in the case of the Class HE: M-2 and Class HE: B Certificates) and of the Class HE: M-2 Certificates (in the case of the Class HE: B Certificates), all to the extent described herein.

      Elections will be made to treat certain portions of the Trust as comprising two separate real estate mortgage investment conduits (the "Master REMIC" and "Subsidiary REMIC") for federal income tax purposes. As described more fully herein, the Certificates (other than the Class HE: A-1, Class C Master and Class C Subsidiary Certificates) will constitute "regular interests" in the Master REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

      There is currently no secondary market for the Certificates offered hereby, and there is no assurance that any such market will develop or, if it does develop, that it will continue. Credit Suisse First Boston Corporation, Chase Securities Inc., First Union Capital Markets, a Division of Wheat First Securities, Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. (the "Underwriters") expect, but are not obligated, to make a market in the Certificates.

      All dollar amounts in this Prospectus Supplement and the Prospectus are expressed in United States dollars.

      The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein. Holders of the Certificates may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

                                USE OF PROCEEDS

      The Company will use the net proceeds received from the sale of the Certificates for working capital and general corporate purposes, including building a portfolio of home improvement contracts and home equity loans, providing warehouse financing for the purchase of contracts and loans and other costs of maintaining such contracts and loans until they are pooled and sold to other investors.

                                 THE CONTRACTS

HOME IMPROVEMENT CONTRACTS

      This Prospectus Supplement contains information regarding certain Home Improvement Contracts, which will represent approximately 65.3% of all Home Improvement Contracts by aggregate principal balance as of the Cut-Off Date, and which consist of home improvement contracts and promissory notes originated through October 27, 1998 (the "Initial Home Improvement Contracts"). The information for each Initial Home Improvement Contract is as of the Cut-Off Date for such Contract. The Agreement provides that additional Home Improvement Contracts (the "Subsequent Home Improvement Contracts") will be purchased by the Trust up to 60 days after the Closing Date. See "Description of the Certificates--Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account" below.

      The Initial Home Improvement Contracts have an aggregate principal balance as of the Cut-off Date of $163,223,007.53. Each Home Improvement Contract is a home improvement contract originated by a Company-approved home improvement contractor and purchased by the Company, or a home improvement promissory note originated by the Company directly. Each Home Improvement Contract is secured by a lien on the related real estate. Each Home Improvement Contract finances improvements to a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a Company-approved park.

      The Company will make certain representations and warranties in the Agreement, including that (a) each Home Improvement Contract is fully amortizing with a fixed contractual rate of interest and provides for level monthly payments over the term of such loan, computed on the simple interest method, (b) each Home Improvement Contract has its last scheduled payment due no later than November 2023, (c) each FHA-insured Home Improvement Contract was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance, and (d) each Home Improvement Contract is secured by a lien (which is typically a subordinate lien) on the related real estate. The Home Improvement Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Home Improvement Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. Approximately 44.57% of the Initial Home Improvement Contracts, by aggregate principal balance as of the Cut-off Date, are insured by FHA to the extent described in "Description of FHA Insurance" in the Prospectus. Each of the Initial Home Improvement Contracts has a Contract Rate of at least 8.00% per annum and not more than 18.75% and the weighted average of the Contract Rates of the Initial Home Improvement Contracts as of the Cut-off Date is 12.94%. As of the Cut-off Date, the Initial Home Improvement Contracts had remaining maturities of at least 8 months but not more than 300 months and original maturities of at least 24 months but not more than 300 months. The Initial Home Improvement Contracts had a weighted average term to scheduled maturity, as of origination, of 197 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 191 months. The average principal balance per Initial Home Improvement Contract as of the Cut-off Date was $13,271.24 and the principal balances on the Initial Home Improvement Contracts as of the Cut-off Date ranged from $1,065.35 to $212,121.38. The Initial Home Improvement Contracts arise from loans relating to real property located in 50 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 19.25% of the Initial Home Improvement Contracts financed improvements to real estate located in California, 8.94% in Texas, 6.65% in New York, and 6.54% in Michigan. No other state represented 5% or more of the aggregate principal balance as of the Cut-off Date of the Initial Home Improvement Contracts. Substantially none of the Initial Home Improvement Contracts provide for recourse to the originating contractor in the event of a default by the obligor.

      Set forth below is a description of certain additional characteristics of the Initial Home Improvement Contracts.

  GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--INITIAL HOME IMPROVEMENT
                                   CONTRACTS

                                                                                 % OF
                                                                                INITIAL
                                              % OF                             SUB-POOL
                                             INITIAL                             HI BY
                                         SUB-POOL HI BY  AGGREGATE PRINCIPAL  OUTSTANDING
                            NUMBER OF       NUMBER OF          BALANCE         PRINCIPAL
                         CONTRACTS AS OF  CONTRACTS AS    OUTSTANDING AS OF  BALANCE AS OF
                          CUT-OFF DATE   OF CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE
                         --------------- --------------- ------------------- -------------
Alabama.................        116             .94%       $  2,160,596.84        1.32%
Alaska..................          3             .02              33,926.81         .02
Arizona.................        239            1.94           4,328,799.85        2.65
Arkansas................        598            4.86           4,446,957.80        2.72
California..............      1,279           10.40          31,421,363.37       19.25
Colorado................        391            3.18           4,667,979.85        2.86
Connecticut.............        146            1.19           2,896,726.98        1.77
Delaware................         14             .11             257,065.07         .16
District of Columbia....          4             .03              22,156.18         .01
Florida.................        420            3.41           5,623,578.55        3.45
Georgia.................        162            1.32           2,041,028.12        1.25
Hawaii..................         10             .08             219,987.92         .13
Idaho...................         61             .50             754,768.09         .46
Illinois................        344            2.80           4,650,147.68        2.85
Indiana.................        177            1.44           2,355,703.15        1.44
Iowa....................         53             .43             420,705.18         .26
Kansas..................        140            1.14           1,301,820.35         .80
Kentucky................        104             .85             894,700.38         .55
Louisiana...............        196            1.59           1,557,261.83         .95
Maine...................         55             .45           1,147,343.12         .70
Maryland................         82             .67           1,249,860.51         .77
Massachusetts...........         79             .64           1,731,001.03        1.06
Michigan................      1,054            8.57          10,670,169.58        6.54
Minnesota...............        133            1.08           2,456,495.44        1.50
Mississippi.............        285            2.32           2,085,693.63        1.28
Missouri................        315            2.56           3,051,823.43        1.87
Montana.................         20             .16             274,395.42         .17
Nebraska................         60             .49             581,140.99         .36
Nevada..................        127            1.03           2,513,276.21        1.54
New Hampshire...........         36             .29             807,084.35         .49
New Jersey..............        303            2.46           6,279,115.60        3.85
New Mexico..............        115             .94           1,325,514.70         .81
New York................        519            4.22          10,846,915.36        6.65
North Carolina..........        286            2.33           2,269,963.11        1.39
North Dakota............          9             .07             184,208.43         .11
Ohio....................        371            3.02           3,802,147.16        2.33
Oklahoma................        406            3.30           2,889,978.47        1.77
Oregon..................        101             .82           1,536,595.47         .94
Pennsylvania............        532            4.33           7,525,943.13        4.61
Rhode Island............         28             .23             497,803.49         .30
South Carolina..........        153            1.24           1,515,647.18         .93
South Dakota............         12             .10             224,971.97         .14
Tennessee...............        260            2.11           1,942,148.37        1.19
Texas...................      1,638           13.32          14,589,008.14        8.94
Utah....................         62             .50             903,180.08         .55
Vermont.................         10             .08             207,382.25         .13
Virginia................        193            1.57           3,113,183.02        1.91
Washington..............        445            3.62           4,888,386.01        2.99
West Virginia...........         51             .41             846,714.32         .52
Wisconsin...............         50             .41             705,429.85         .43
Wyoming.................         51             .41             501,244.48         .31
Other...................          1             .01               3,969.23         .00
                             ------          ------        ---------------      ------
    Total...............     12,299          100.00%       $163,223,007.53      100.00%
                             ======          ======        ===============      ======

            YEARS OF ORIGINATION--INITIAL HOME IMPROVEMENT CONTRACTS

                                                              % OF INITIAL
                           NUMBER OF                         SUB-POOL HI BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
YEAR OF ORIGINATION         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------        ---------- ------------------- ---------------------
1989......................      196     $  1,016,947.73             .62%
1990......................      731        3,989,118.44            2.44
1996......................        4           70,893.31             .04
1997......................    2,528       17,170,639.29           10.52
1998......................    8,840      140,975,408.76           86.37
                             ------     ---------------          ------
    Total.................   12,299     $163,223,007.53          100.00%
                             ======     ===============          ======

 DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS--INITIAL HOME IMPROVEMENT CONTRACTS

                                                                 % OF INITIAL
                              NUMBER OF                         SUB-POOL HI BY
                              CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
ORIGINAL HOME IMPROVEMENT     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
CONTRACT AMOUNT (IN DOLLARS)   OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
----------------------------  ---------- ------------------- ---------------------
Less than$ 10,000............    6,072     $ 31,524,770.66           19.31%
Between$ 10,000--$ 19,999....    3,293       43,560,078.62           26.69
Between$ 20,000--$ 29,999....    1,958       46,867,164.19           28.71
Between$ 30,000--$ 39,999....      487       16,593,919.61           10.17
Between$ 40,000--$ 49,999....      301       13,154,624.12            8.06
Between$ 50,000--$ 59,999....       89        4,695,284.80            2.88
Between$ 60,000--$ 69,999....       70        4,261,300.81            2.61
Between$ 70,000--$ 79,999....       18        1,352,291.66             .83
Between$ 80,000--$ 89,999....        5          426,764.55             .26
Between$ 90,000--$ 99,999....        0                 .00             .00
Between$100,000--$109,999....        2          166,175.64             .10
Between$110,000--$119,999....        0                 .00             .00
Between$120,000--$129,999....        2          246,712.25             .15
Between$130,000--$139,999....        0                 .00             .00
Between$140,000--$149,999....        0                 .00             .00
Between$150,000--$159,999....        0                 .00             .00
Between$160,000--$169,999....        1          161,799.24             .10
Between$170,000--$179,999....        0                 .00             .00
Between$180,000--$189,999....        0                 .00             .00
Between$190,000--$199,999....        0                 .00             .00
Over  $200,000...............        1          212,121.38             .13
                                ------     ---------------          ------
    Total....................   12,299     $163,223,007.53          100.00%
                                ======     ===============          ======

               CONTRACT RATES--INITIAL HOME IMPROVEMENT CONTRACTS

                                                                % OF INITIAL
                             NUMBER OF                         SUB-POOL HI BY
                             CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
 RANGE OF HOME IMPROVEMENT   AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
 CONTRACTS BY CONTRACT RATE   OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
 --------------------------  ---------- ------------------- ---------------------
From  7.01%-- 8.00%.........        1     $     16,642.53             .01%
From  8.01%-- 9.00%.........       51        1,626,587.38            1.00
From  9.01%--10.00%.........    1,291       21,244,007.77           13.02
From 10.01%--11.00%.........    1,018       18,193,974.96           11.15
From 11.01%--12.00%.........    1,205       18,654,692.74           11.43
From 12.01%--13.00%.........    1,926       24,656,543.72           15.11
From 13.01%--14.00%.........    2,521       31,291,942.12           19.17
From 14.01%--15.00%.........    2,482       28,441,614.72           17.43
From 15.01%--16.00%.........    1,521       14,602,428.25            8.95
From 16.01%--17.00%.........      221        3,225,973.74            1.98
Over17.01%..................       62        1,268,599.60             .78
                               ------     ---------------          ------
    Total...................   12,299     $163,223,007.53          100.00%
                               ======     ===============          ======

        REMAINING MONTHS TO MATURITY--INITIAL HOME IMPROVEMENT CONTRACTS

                                                                  % OF
                                                                 INITIAL
                           NUMBER OF                         SUB-POOL HI BY
   MONTHS REMAINING TO     CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
    SCHEDULED MATURITY     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
    AS OF CUT-OFF DATE      OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
   -------------------     ---------- ------------------- ---------------------
Less than 31..............      581     $  1,542,646.32             .95%
31 to 60..................    2,101       10,400,911.22            6.37
61 to 90..................    1,675       10,932,402.46            6.70
91 to 120.................    2,896       28,716,927.20           17.59
121 to 150................      216        1,933,101.46            1.18
151 to 180................    1,798       31,470,919.04           19.28
181 to 210................       18          332,628.92             .20
211 to 240................    1,888       43,917,141.20           26.91
241 to 270................        2           38,962.81             .02
271 to 300................    1,124       33,937,366.90           20.79
                             ------     ---------------          ------
    Total.................   12,299     $163,223,007.53          100.00%
                             ======     ===============          ======


DELINQUENCY, LOAN DEFAULT AND LOSS INFORMATION

      The following tables set forth the delinquency experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company (other than Home Improvement Contracts already in foreclosure).

        DELINQUENCY EXPERIENCE--CONVENTIONAL HOME IMPROVEMENT CONTRACTS

                                                   AT DECEMBER 31,
                         AT SEPTEMBER 30, -------------------------------------
                               1998        1997    1996    1995    1994   1993
                         ---------------- ------  ------  ------  ------  -----
Number of Contracts
 Outstanding(1).........      96,496      85,958  74,021  56,028  29,788  3,893
Number of Contracts
 Delinquent(2)(3)
  30-59 Days............       1,273         946     656     394      57      5
  60-89 Days............         307         258     241     109      10      1
  90 Days or More.......         510         338     279     126      15      0
                              ------      ------  ------  ------  ------  -----
Total Contracts
 Delinquent.............       2,090       1,542   1,176     629      82      6
Delinquencies as a
 Percent of Contracts
 Outstanding(4).........        2.17%       1.79%   1.59%   1.12%    .28%   .15%

--------
(1) Excludes defaulted contracts not yet liquidated.

(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.

(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for 1996 and 1997 does not include as delinquent the home improvement contracts of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.

(4) By number of contracts.

         DELINQUENCY EXPERIENCE--FHA-INSURED HOME IMPROVEMENT CONTRACTS

                                                   AT DECEMBER 31,
                                          --------------------------------------
                         AT SEPTEMBER 30,
                               1998        1997    1996    1995    1994    1993
                         ---------------- ------  ------  ------  ------  ------
Number of Contracts
 Outstanding(1).........      13,508      17,539  22,001  25,925  26,885  29,787
Number of Contracts
 Delinquent(2)(3)
  30-59 Days............         417         439     459     462     237     262
  60-89 Days............          97          95     123     121      95      87
  90 Days or More.......          89         141     198     183     146     164
                              ------      ------  ------  ------  ------  ------
Total Contracts
 Delinquent.............         603         675     780     766     478     513
Delinquencies as a
 Percent of Contracts
 Outstanding(4).........        4.46%       3.85%   3.55%   2.95%   1.78%   1.72%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for 1996 and 1997 does not include as delinquent the home improvement contracts of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.
(4) By number of contracts.

      The following tables set forth the loan default and loss experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company.

   LOAN DEFAULT AND LOSS EXPERIENCE--CONVENTIONAL HOME IMPROVEMENT CONTRACTS
                             (DOLLARS IN THOUSANDS)

                                                            TWELVE MONTHS
                                                         ENDED DECEMBER 31,
                                           ---------------------------------------------------
                          AT SEPTEMBER 30,
                                1998          1997        1996       1995      1994     1993
                          ---------------- ----------  ----------  --------  --------  -------
Principal Balance of
 Contracts Serviced(1)..     $1,741,669    $1,435,535  $1,147,111  $824,419  $418,055  $59,281
Contract Defaults(2)....           1.08%         1.60%       1.25%      .53%      .12%     .05%
Net Losses:
  Dollars(3)............     $   16,840    $   16,034  $   11,072  $  3,424  $    285  $     0
  Percentage(4).........            .97%         1.12%        .97%      .42%      .07%     .00%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has commenced foreclosure or enforcement proceedings or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

    LOAN DEFAULT AND LOSS EXPERIENCE--FHA-INSURED HOME IMPROVEMENT CONTRACTS
                             (DOLLARS IN THOUSANDS)

                                                      TWELVE MONTHS
                                                    ENDED DECEMBER 31,
                                       ------------------------------------------------
                          AT SEPTEMBER
                            30, 1998     1997      1996      1995      1994      1993
                          ------------ --------  --------  --------  --------  --------
Principal Balance of
 Contracts Serviced(1)..    $98,915    $128,657  $161,438  $191,364  $199,286  $235,908
Contract Defaults(2)....       4.03%       3.17%     2.90%     1.81%     1.88%     1.86%
Net Losses:
  Dollars(3)............    $   511    $    500  $    574  $    291  $    623  $    737
  Percentage(4).........        .52%        .39%      .36%      .15%      .31%      .31%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has submitted a claim to FHA, the Company has commenced foreclosure or enforcement proceedings, or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated. Includes unpaid interest to the date of FHA claim submission and all expenses of liquidation, and reflects proceeds of FHA Insurance claims paid.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

      The Company's management is not aware of any trends or anomalies which have adversely affected the delinquency, loan default and loss experience of its portfolio of home improvement contracts.

      The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan default and loss experience of the Home Improvement Contracts will be similar to that set forth above. Moreover, because the Company began originating and purchasing FHA-insured home improvement contracts in April 1989, and secured conventional home improvement contracts in September 1992, it is possible that the Company's portfolio is not yet sufficiently seasoned to show the delinquencies and losses that would be experienced if such data were collected over a longer period of time. The delinquency, loan default and loss experience of home improvement loans may be adversely affected by a downturn in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area.

FIXED-RATE HOME EQUITY CONTRACTS

      Sub-Pool HE includes Fixed-Rate Home Equity Contracts (meaning all Home Equity Contracts other than the Adjustable Rate Home Equity Contracts, described separately below). This Prospectus Supplement contains information regarding certain Fixed-Rate Home Equity Contracts (divided into Group I and Group II), which will represent approximately 34.1% of all Fixed-Rate Home Equity Contracts by aggregate principal balance as of the Cut-off Date, and which consist of closed-end home equity loans originated through September 30, 1998 (the "Initial Fixed-Rate Home Equity Contracts"). The information for each Initial Fixed-Rate Home Equity Contract is as of the Cut-off Date for such Contract. The Agreement provides that additional Fixed-Rate Home Equity Contracts (the "Subsequent Fixed-Rate Home Equity Contracts") will be purchased by the Trust prior to or up to 60 days after the Closing Date. See "Description of the Certificates--Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" below.

      The initial Group I Fixed-Rate Home Equity Contracts (the "Initial Group I Fixed-Rate Home Equity Contracts") have an aggregate principal balance of $140,757,066.53. Each Group I Fixed-Rate Home Equity Contract is a closed-end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Group I Fixed-Rate Home Equity Contract is secured by a lien on the related real estate.

      The Company will make certain representations and warranties in the Agreement, including that (a) each Group I Fixed-Rate Home Equity Contract is fully amortizing and provides for level monthly payments over the term of such loan, computed on the simple interest method (except for the Balloon Loans),
(b) each Group I Initial Fixed-Rate Home Equity Contract has its last scheduled payment due no later than October 2028, and (c) each Group I Fixed-Rate Home Equity Contract is secured by a lien on the related real estate. The Group I Fixed-Rate Home Equity Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Group I Fixed-Rate Home Equity Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. Each of the Initial Group I Fixed-Rate Home Equity Contracts has a Contract Rate of at least 7.00% per annum and not more than 18.20% and the weighted average of the Contract Rates of the Initial Group I Fixed-Rate Home Equity Contracts as of the Cut-off Date is 11.12%. As of the Cut-off Date, the Initial Group I Fixed-Rate Home Equity Contracts had remaining maturities of at least 42 months but not more than 360 months and original maturities of at least 48 months but not more than 360 months. The Initial Group I Fixed-Rate Home Equity Contracts had a weighted average term to scheduled maturity, as of origination, of 258 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 258 months. The average principal balance per Initial Group I Fixed-Rate Home Equity Contract as of the Cut-off Date was $62,226.82 and the principal balances on the Initial Group I Fixed-Rate Home Equity Contracts as of the Cut-off Date ranged from $449.96 to $223,200.00. The Balloon Loans included in the Initial Group I Fixed-Rate Home Equity Contracts consisted of 367 closed-end home equity loans and have a principal balance as of the Cut-off Date of $31,923,834.13. The weighted average of the Contract Rates of such Balloon Loans as of the Cut-off Date was 11.00%, and such Balloon Loans had a weighted average term to scheduled maturity, as of origination, of 197 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 197 months. The Initial Group I Fixed-Rate Home Equity Contracts arise from loans relating to real property located in 47 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 7.70% of the Initial Group I Fixed-Rate Home Equity Contracts were secured by real property located in California, 6.33% in Illinios, 6.22% in Ohio, 5.29% in Michigan, and 5.06% in Pennsylvania. No other state represented 5% or more of the Cut-off Date Pool Principal Balance of the Initial Group I Fixed-Rate Home Equity Contracts.

Set forth below is a description of certain additional characteristics of the Initial Group I Fixed-Rate Home Equity Contracts.

 GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--INITIAL GROUP I FIXED-RATE
                             HOME EQUITY CONTRACTS

                                                                             % OF INITIAL
                                          % OF INITIAL                          GROUP I
                                             GROUP I                          FIXED-RATE
                                           FIXED-RATE                         HOME EQUITY
                                           HOME EQUITY                       CONTRACTS BY
                                           CONTRACTS     AGGREGATE PRINCIPAL  OUTSTANDING
                            NUMBER OF     BY NUMBER OF         BALANCE         PRINCIPAL
                         CONTRACTS AS OF  CONTRACTS AS    OUTSTANDING AS OF  BALANCE AS OF
                          CUT-OFF DATE   OF CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE
                         --------------- --------------- ------------------- -------------
Alabama.................        102            4.51%       $  6,351,162.44        4.51%
Arizona.................         32            1.41           2,096,904.82        1.49
Arkansas................         13             .57             639,990.00         .45
California..............        140            6.19          10,839,400.30        7.70
Colorado................         40            1.77           2,552,946.29        1.81
Connecticut.............         25            1.11           1,957,593.27        1.39
Delaware................         13             .57           1,560,150.00        1.11
District of Columbia....          5             .22             301,213.50         .21
Florida.................         97            4.29           5,681,629.47        4.04
Georgia.................         76            3.36           4,656,161.89        3.31
Idaho...................         18             .80             925,891.49         .66
Illinois................        138            6.10           8,905,600.68        6.33
Indiana.................         70            3.09           3,716,398.09        2.64
Iowa....................         34            1.50           2,176,800.97        1.55
Kansas..................         30            1.33           1,707,597.35        1.21
Kentucky................         34            1.50           1,767,488.40        1.26
Louisiana...............         60            2.65           3,127,675.37        2.22
Maryland................         55            2.43           3,906,472.81        2.78
Massachusetts...........         28            1.24           1,916,694.31        1.36
Michigan................        124            5.48           7,444,626.33        5.29
Minnesota...............         50            2.21           2,817,887.12        2.00
Mississippi.............         20             .88           1,178,613.11         .84
Missouri................         65            2.87           3,519,503.44        2.50
Montana.................          5             .22             502,531.48         .36
Nebraska................         31            1.37           1,812,059.77        1.29
Nevada..................         28            1.24           2,653,520.66        1.89
New Hampshire...........          4             .18             144,283.51         .10
New Jersey..............         31            1.37           2,042,053.12        1.45
New Mexico..............         16             .71           1,187,361.70         .84
New York................         77            3.40           5,900,795.80        4.19
North Carolina..........         99            4.38           6,037,563.78        4.29
North Dakota............          9             .40             567,136.53         .40
Ohio....................        155            6.85           8,750,260.10        6.22
Oklahoma................         10             .44             520,553.55         .37
Oregon..................         19             .84           1,317,992.65         .94
Pennsylvania............        110            4.86           7,121,358.00        5.06
Rhode Island............         10             .44             743,326.08         .53
South Carolina..........         51            2.25           2,964,313.72        2.11
South Dakota............          4             .18             297,264.68         .21
Tennessee...............         39            1.72           2,642,640.93        1.88
Texas...................        132            5.84           6,366,782.76        4.52
Utah....................         16             .71           1,089,213.42         .77
Vermont.................          3             .13              79,971.89         .06
Virginia................         54            2.39           3,281,890.16        2.33
Washington..............         26            1.15           1,219,512.29         .87
West Virginia...........         12             .53             772,240.84         .55
Wisconsin...............         44            1.95           2,579,788.23        1.83
Wyoming.................          8             .35             414,249.43         .29
                              -----          ------        ---------------      ------
    Total...............      2,262          100.00%       $140,757,066.53      100.00%
                              =====          ======        ===============      ======

     YEARS OF ORIGINATION--INITIAL GROUP I FIXED-RATE HOME EQUITY CONTRACTS

                                                         % OF INITIAL GROUP I
                                                              FIXED-RATE
                        NUMBER OF                      HOME EQUITY CONTRACTS BY
                        CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
YEAR OF ORIGINATION      OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
-------------------     ---------- ------------------- ------------------------
1987...................       1           $14,054.92               .01%
1996...................       2            31,379.19               .02
1997...................      26           824,574.64               .59
1998...................   2,233       139,887,057.78             99.38
                          -----      ---------------            ------
    Total..............   2,262      $140,757,066.53            100.00%
                          =====      ===============            ======

   DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS--INITIAL GROUP I FIXED-RATE HOME
                                EQUITY CONTRACTS

                                                          % OF INITIAL GROUP I
                                                               FIXED-RATE
                         NUMBER OF                      HOME EQUITY CONTRACTS BY
                         CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
   ORIGINAL CONTRACT     AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
  AMOUNT (IN DOLLARS)     OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
  -------------------    ---------- ------------------- ------------------------
Less than$ 10,000.......       3      $     22,682.56               .02%
Between$ 10,000--
 $ 19,999...............     304         4,523,120.50              3.21
Between$ 20,000--
 $ 29,999...............     317         7,650,194.46              5.44
Between$ 30,000--
 $ 39,999...............     236         8,093,618.49              5.75
Between$ 40,000--
 $ 49,999...............     211         9,355,851.83              6.65
Between$ 50,000--
 $ 59,999...............     223        12,243,752.60              8.70
Between$ 60,000--
 $ 69,999...............     198        12,803,616.76              9.10
Between$ 70,000--
 $ 79,999...............     167        12,487,832.93              8.87
Between$ 80,000--
 $ 89,999...............     113         9,553,610.74              6.79
Between$ 90,000--
 $ 99,999...............      92         8,668,233.60              6.16
Between$100,000--
 $109,999...............      65         6,850,592.30              4.87
Between$110,000--
 $119,999...............      75         8,633,535.25              6.13
Between$120,000--
 $129,999...............      58         7,214,993.06              5.13
Between$130,000--
 $139,999...............      41         5,519,344.80              3.92
Between$140,000--
 $149,999...............      39         5,659,781.96              4.02
Between$150,000--
 $159,999...............      30         4,611,594.82              3.28
Between$160,000--
 $169,999...............      14         2,287,794.00              1.63
Between$170,000--
 $179,999...............      23         3,991,969.45              2.84
Between$180,000--
 $189,999...............      12         2,219,652.33              1.58
Between$190,000--
 $199,999...............      18         3,533,091.16              2.51
Between$200,000--
 $209,999...............      12         2,443,284.29              1.74
Between$210,000--
 $219,999...............       9         1,942,718.64              1.38
Over   $220,000.........       2           446,200.00               .32
                           -----      ---------------            ------
    Total...............   2,262      $140,757,066.53            100.00%
                           =====      ===============            ======

        CONTRACT RATES--INITIAL GROUP I FIXED-RATE HOME EQUITY CONTRACTS

                                                           % OF INITIAL GROUP I FIXED-RATE
                            NUMBER OF                         HOME EQUITY CONTRACTS BY
                            CONTRACTS  AGGREGATE PRINCIPAL      OUTSTANDING PRINCIPAL
   RANGE OF HOME EQUITY     AS OF CUT- BALANCE OUTSTANDING          BALANCE AS OF
CONTRACTS BY CONTRACT RATE   OFF DATE  AS OF CUT-OFF DATE           CUT-OFF DATE
--------------------------  ---------- ------------------- -------------------------------
From  7.00%-- 9.00%.......       70      $  7,729,698.12                 5.49%
From  9.01%--10.00%.......      279        26,505,510.84                18.83
From 10.01%--11.00%.......      567        49,508,948.71                35.17
From 11.01%--12.00%.......      385        23,211,999.50                16.49
From 12.01%--13.00%.......      432        17,146,823.56                12.18
From 13.01%--14.00%.......      322        10,338,580.32                 7.34
From 14.01%--15.00%.......      131         4,138,327.86                 2.94
From 15.01%--16.00%.......       45         1,372,339.98                  .97
From 16.01%--17.00%.......       23           640,792.73                  .46
Over 17.00%...............        8           164,044.91                  .12
                              -----      ---------------               ------
    Total.................    2,262      $140,757,066.53               100.00%
                              =====      ===============               ======

 REMAINING MONTHS TO MATURITY--INITIAL GROUP I FIXED-RATE HOME EQUITY CONTRACTS

                                                         % OF INITIAL GROUP I
                                                              FIXED-RATE
                        NUMBER OF                      HOME EQUITY CONTRACTS BY
  MONTHS REMAINING TO   CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
  SCHEDULED MATURITY    AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
  AS OF CUT-OFF DATE     OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
  -------------------   ---------- ------------------- ------------------------
31--60.................      19      $    324,744.56               .23%
61--90.................      10           215,562.77               .15
91--120................     138         3,798,261.68              2.70
121--150...............      10           413,510.08               .29
151--180...............     686        37,046,906.84             26.32
181--210...............       5           216,006.76               .15
211--240...............     715        42,409,122.43             30.13
241--270...............       4           195,250.00               .14
271--300...............     315        22,960,657.76             16.31
301--330...............       0                  .00               .00
331--360...............     360        33,177,043.65             23.57
                          -----      ---------------            ------
    Total..............   2,262      $140,757,066.53            100.00%
                          =====      ===============            ======

        LIEN POSITION--INITIAL GROUP I FIXED-RATE HOME EQUITY CONTRACTS

                                     % OF INITIAL
                                        GROUP I
                                      FIXED-RATE                          % OF INITIAL GROUP I
                                      HOME EQUITY                              FIXED-RATE
                         NUMBER OF   CONTRACTS BY                       HOME EQUITY CONTRACTS BY
                         CONTRACTS     NUMBER OF    AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                         AS OF CUT- CONTRACTS AS OF BALANCE OUTSTANDING      BALANCE AS OF
                          OFF DATE   CUT-OFF DATE   AS OF CUT-OFF DATE        CUT-OFF DATE
                         ---------- --------------- ------------------- ------------------------
First...................   1,477         65.30%       $120,169,110.27             85.37%
Second..................     785         34.70          20,587,956.26             14.63
                           -----        ------        ---------------            ------
    Total...............   2,262        100.00%       $140,757,066.53            100.00%
                           =====        ======        ===============            ======

 COMBINED LOAN-TO-VALUE RATIO--INITIAL GROUP I FIXED-RATE HOME EQUITY CONTRACTS

                                                               % OF INITIAL GROUP I
                                                                    FIXED-RATE
                              NUMBER OF                      HOME EQUITY CONTRACTS BY
                              CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                              AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
COMBINED LOAN-TO-VALUE RATIO   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
----------------------------  ---------- ------------------- ------------------------
From 0.00%-10.00%...........        1      $     39,000.00               .03%
From 10.01%-20.00%..........        6           132,221.69               .09
From 20.01%-30.00%..........       15           336,911.21               .24
From 30.01%-40.00%..........       16           393,225.93               .28
From 40.01%-50.00%..........       37         1,324,531.47               .94
From 50.01%-60.00%..........       40         1,561,766.32              1.11
From 60.01%-70.00%..........       84         4,300,503.84              3.06
From 70.01%-80.00%..........      303        16,607,064.69             11.80
From 80.01%-90.00%..........      776        49,653,493.52             35.28
Over 90.00%.................      984        66,408,347.86             47.18
                                -----      ---------------            ------
    Total...................    2,262      $140,757,066.53            100.00%
                                =====      ===============            ======

      The initial Group II Fixed-Rate Home Equity Contracts (the "Initial Group II Fixed-Rate Home Equity Contracts") have an aggregate principal balance of $140,753,245.78. Each Group II Fixed-Rate Home Equity Contract is a closed-end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Group II Fixed-Rate Home Equity Contract is secured by a lien on the related real estate.

      The Company will make certain representations and warranties in the Agreement, including that (a) each Group II Fixed-Rate Home Equity Contract is fully amortizing and provides for level monthly payments over the term of such loan, computed on the simple interest method (except for the Balloon Loans) (b) each Initial Group II Fixed-Rate Home Equity Contract has its last scheduled payment due no later than October 2028, and (c) each Group II Fixed-Rate Home Equity Contract is secured by a lien on the related real estate. The Group II Fixed-Rate Home Equity Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Group II Fixed-Rate Home Equity Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. Each of the Initial Group II Fixed-Rate Home Equity Contracts has a Contract Rate of at least 7.55% per annum and not more than 17.70% and the weighted average of the Contract Rates of the Initial Group II Fixed-Rate Home Equity Contracts as of the Cut-off Date is 11.18%. As of the Cut-off Date, the Initial Group II Fixed-Rate Home Equity Contracts had remaining maturities of at least 53 months but not more than 360 months and original maturities of at least 60 months but not more than 360 months. The Initial Group II Fixed-Rate Home Equity Contracts had a weighted average term to scheduled maturity, as of origination, of 255 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 255 months. The average principal balance per Initial Group II Fixed-Rate Home Equity Contract as of the Cut-off Date was $63,118.05 and the principal balances on the Initial Group II Fixed-Rate Home Equity Contracts as of the Cut-off Date ranged from $8,759.48 to $458,500.00. The Balloon Loans included in the Initial Group II Fixed-Rate Home Equity Contracts consisted of 323 closed-end home equity loans and have a principal balance as of the Cut-off Date of $29,673,860.82. The weighted average of the Contract Rates of such Balloon Loans as of the Cut-off Date was 10.91%, and such Balloon Loans had a weighted average term to scheduled maturity, as of origination, of 198 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 197 months. The Initial Group II Fixed-Rate Home Equity Contracts arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 14.27% of the Initial Group II Fixed-Rate Home Equity Contracts were secured by real property located in California. No other state represented 5% or more of the Cut-off Date Pool Principal Balance of the Initial Group II Fixed-Rate Home Equity Contracts.

Set forth below is a description of certain additional characteristics of the Initial Group II Fixed-Rate Home Equity Contracts.
 GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--INITIAL GROUP II FIXED-RATE
                             HOME EQUITY CONTRACTS

                                                                             % OF INITIAL
                                          % OF INITIAL                         GROUP II
                                            GROUP II                          FIXED-RATE
                                           FIXED-RATE                         HOME EQUITY
                                           HOME EQUITY                       CONTRACTS BY
                                           CONTRACTS     AGGREGATE PRINCIPAL  OUTSTANDING
                            NUMBER OF     BY NUMBER OF         BALANCE         PRINCIPAL
                         CONTRACTS AS OF  CONTRACTS AS    OUTSTANDING AS OF  BALANCE AS OF
                          CUT-OFF DATE   OF CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE
                         --------------- --------------- ------------------- -------------
Alabama.................        106            4.75%       $  5,252,374.86        3.73%
Arizona.................         31            1.39           1,517,948.27        1.08
Arkansas................          8             .36             516,785.40         .37
California..............        209            9.37          20,090,154.67       14.27
Colorado................         47            2.11           2,960,384.57        2.10
Connecticut.............         26            1.17           2,144,567.05        1.52
Delaware................         16             .72           1,181,677.60         .84
District of Columbia....          2             .09             162,253.40         .12
Florida.................         96            4.30           5,102,993.66        3.63
Georgia.................         65            2.91           4,086,370.25        2.90
Idaho...................         10             .45             345,276.66         .25
Illinois................         95            4.26           6,263,210.04        4.45
Indiana.................         72            3.23           3,417,239.40        2.43
Iowa....................         33            1.48           1,478,710.23        1.05
Kansas..................         57            2.56           3,258,891.48        2.32
Kentucky................         33            1.48           1,783,253.54        1.27
Louisianna..............         43            1.93           2,315,062.24        1.64
Maine...................          4             .18             232,161.26         .16
Maryland................         61            2.74           3,919,887.33        2.78
Massachusetts...........         24            1.08           2,159,889.25        1.53
Michigan................        109            4.89           7,020,155.04        4.99
Minnesota...............         54            2.42           4,202,086.47        2.99
Mississippi.............         20             .90             909,076.40         .65
Missouri................         64            2.87           3,199,577.87        2.27
Montana.................          3             .13              90,953.47         .06
Nebraska................         21             .94           1,240,533.90         .88
Nevada..................         24            1.08           1,931,729.60        1.37
New Hampshire...........          4             .18             193,374.25         .14
New Jersey..............         34            1.52           3,036,539.36        2.16
New Mexico..............         14             .63           1,313,053.20         .93
New York................         75            3.36           4,975,142.61        3.53
North Carolina..........        102            4.57           6,195,248.75        4.40
North Dakota............          3             .13             100,697.00         .07
Ohio....................        140            6.28           6,886,280.63        4.89
Oklahoma................         19             .85           1,004,455.93         .71
Oregon..................         17             .76             849,909.15         .60
Pennsylvania............        101            4.53           6,068,618.19        4.31
Rhode Island............          8             .36             422,724.05         .30
South Carolina..........         41            1.84           2,303,348.72        1.64
South Dakota............          6             .27             267,175.00         .19
Tennessee...............         29            1.30           1,451,132.98        1.03
Texas...................        102            4.57           5,378,332.10        3.82
Utah....................         24            1.08           1,433,885.40        1.02
Vermont.................          1             .04              10,000.00         .01
Virginia................         66            2.96           4,862,457.33        3.45
Washington..............         44            1.97           2,788,875.32        1.98
West Virginia...........          7             .31             285,048.86         .20
Wisconsin...............         57            2.56           4,034,330.87        2.87
Wyoming.................          3             .13             109,412.17         .08
                              -----          ------        ---------------      ------
    Total...............      2,230          100.00%       $140,753,245.78      100.00%
                              =====          ======        ===============      ======

    YEARS OF ORIGINATION--INITIAL GROUP II FIXED-RATE HOME EQUITY CONTRACTS

                                                             % OF INITIAL
                                                         GROUP II FIXED-RATE
                        NUMBER OF                      HOME EQUITY CONTRACTS BY
                        CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
YEAR OF ORIGINATION      OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
-------------------     ---------- ------------------- ------------------------
1995...................       1      $     11,814.32               .01%
1996...................       1            21,750.28               .02
1997...................      34         1,095,449.98               .78
1998...................   2,194       139,624,231.20             99.20
                          -----      ---------------            ------
    Total..............   2,230      $140,753,245.78            100.00%
                          =====      ===============            ======

  DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS--INITIAL GROUP II FIXED-RATE HOME
                                EQUITY CONTRACTS

                                                              % OF INITIAL
                                                          GROUP II FIXED-RATE
                         NUMBER OF                      HOME EQUITY CONTRACTS BY
                         CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
   ORIGINAL CONTRACT     AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
  AMOUNT (IN DOLLARS)     OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
  -------------------    ---------- ------------------- ------------------------
Between$ 10,000--
 $ 19,999...............     329      $  4,778,539.22              3.39%
Between$ 20,000--
 $ 29,999...............     326         7,981,406.21              5.67
Between$ 30,000--
 $ 39,999...............     247         8,485,382.20              6.03
Between$ 40,000--
 $ 49,999...............     230        10,142,406.33              7.21
Between$ 50,000--
 $ 59,999...............     225        12,242,798.48              8.70
Between$ 60,000--
 $ 69,999...............     156        10,140,569.17              7.20
Between$ 70,000--
 $ 79,999...............     138        10,298,923.70              7.32
Between$ 80,000--
 $ 89,999...............     115         9,690,213.99              6.88
Between$ 90,000--
 $ 99,999...............      94         8,886,379.41              6.31
Between$100,000--
 $109,999...............      72         7,571,789.34              5.38
Between$110,000--
 $119,999...............      51         5,867,988.45              4.17
Between$120,000--
 $129,999...............      50         6,229,912.09              4.43
Between$130,000--
 $139,999...............      32         4,304,579.90              3.06
Between$140,000--
 $149,999...............      23         3,322,481.89              2.36
Between$150,000--
 $159,999...............      16         2,469,508.34              1.75
Between$160,000--
 $169,999...............      17         2,786,120.06              1.98
Between$170,000--
 $179,999...............      16         2,765,766.00              1.96
Between$180,000--
 $189,999...............       7         1,302,680.00               .93
Between$190,000--
 $199,999...............      11         2,148,002.29              1.53
Between$200,000--
 $209,999...............       8         1,642,550.00              1.17
Between$210,000--
 $219,999...............      10         2,141,179.40              1.52
Between$220,000--
 $229,999...............       8         1,793,568.89              1.27
Between$230,000--
 $239,999...............       8         1,878,845.39              1.33
Between$240,000--
 $249,999...............       6         1,436,060.56              1.02
Between$250,000--
 $299,999...............      23         6,265,141.28              4.45
Between$300,000--
 $349,999...............       8         2,592,153.19              1.84
Between$350,000--
 $399,999...............       2           724,800.00              0.51
Between$400,000--
 $449,999...............       1           405,000.00              0.29
Between$450,000--
 $499,999...............       1           458,500.00              0.33
                           -----      ---------------            ------
    Total...............   2,230      $140,753,245.78            100.00%
                           =====      ===============            ======

       CONTRACT RATES--INITIAL GROUP II FIXED-RATE HOME EQUITY CONTRACTS

                                                            % OF INITIAL GROUP II
                                                                  FIXED-RATE
                            NUMBER OF                      HOME EQUITY CONTRACTS BY
                            CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
   RANGE OF HOME EQUITY     AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
CONTRACTS BY CONTRACT RATE   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
--------------------------  ---------- ------------------- ------------------------
From  7.01%-- 9.00%.......       68      $  9,133,662.94              6.49%
From  9.01%--10.00%.......      241        25,409,761.24             18.05
From 10.01%--11.00%.......      503        45,950,704.34             32.65
From 11.01%--12.00%.......      374        22,910,288.48             16.28
From 12.01%--13.00%.......      438        17,950,001.52             12.75
From 13.01%--14.00%.......      365        12,704,850.46              9.03
From 14.01%--15.00%.......      158         4,499,336.25              3.20
From 15.01%--16.00%.......       43         1,161,472.70               .83
From 16.01%--17.00%.......       30           865,040.33               .61
Over 17.00%...............       10           168,127.52               .12
                              -----      ---------------            ------
    Total.................    2,230      $140,753,245.78            100.00%
                              =====      ===============            ======

REMAINING MONTHS TO MATURITY--INITIAL GROUP II FIXED-RATE HOME EQUITY CONTRACTS

                                                        % OF INITIAL GROUP II
                                                              FIXED-RATE
                        NUMBER OF                      HOME EQUITY CONTRACTS BY
  MONTHS REMAINING TO   CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
  SCHEDULED MATURITY    AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
  AS OF CUT-OFF DATE     OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
  -------------------   ---------- ------------------- ------------------------
31--60.................      13      $    236,436.71               .17%
61--90.................      10           313,815.05               .22
91--120................     132         3,951,581.56              2.81
121--150...............      11           643,259.73               .46
151--180...............     790        39,309,249.50             27.93
181--210...............       6           150,050.00               .11
211--240...............     688        44,128,882.73             31.35
271--300...............     264        17,511,194.08             12.44
301--330...............       1           276,600.00               .20
331--360...............     315        34,232,176.42             24.32
                          -----      ---------------            ------
    Total..............   2,230      $140,753,245.78            100.00%
                          =====      ===============            ======

        LIEN POSITION--INITIAL GROUP II FIXED-RATE HOME EQUITY CONTRACTS

                                     % OF INITIAL
                                       GROUP II
                                      FIXED-RATE                         % OF INITIAL GROUP II
                                      HOME EQUITY                              FIXED-RATE
                         NUMBER OF   CONTRACTS BY                       HOME EQUITY CONTRACTS BY
                         CONTRACTS     NUMBER OF    AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                         AS OF CUT- CONTRACTS AS OF BALANCE OUTSTANDING      BALANCE AS OF
                          OFF DATE   CUT-OFF DATE   AS OF CUT-OFF DATE        CUT-OFF DATE
                         ---------- --------------- ------------------- ------------------------
First...................   1,282         57.49%       $110,697,689.76             78.65%
Second..................     933         41.84          29,695,486.52             21.10
Third...................      15           .67             360,069.50               .26
                           -----        ------        ---------------            ------
    Total...............   2,230        100.00%       $140,753,245.78            100.00%
                           =====        ======        ===============            ======

COMBINED LOAN-TO-VALUE RATIO--INITIAL GROUP II FIXED-RATE HOME EQUITY CONTRACTS

                                                                   % OF INITIAL
                                                                     GROUP II
                                                                    FIXED-RATE
                              NUMBER OF                      HOME EQUITY CONTRACTS BY
                              CONTRACTS  AGGREGATE PRINCIPAL  OUTSTANDING PRINCIPAL
                              AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
COMBINED LOAN-TO-VALUE RATIO   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
----------------------------  ---------- ------------------- ------------------------
From 0.00%-10.00%...........        2      $     49,995.51               .04%
From 10.01%-20.00%..........        7           201,326.00               .14
From 20.01%-30.00%..........        8           188,300.00               .13
From 30.01%-40.00%..........       20           664,935.89               .47
From 40.01%-50.00%..........       31         1,108,894.36               .79
From 50.01%-60.00%..........       44         1,898,282.09              1.35
From 60.01%-70.00%..........       73         3,574,239.66              2.54
From 70.01%-80.00%..........      266        15,182,751.36             10.79
From 80.01%-90.00%..........      694        44,222,003.24             31.42
Over 90.01%.................    1,085        73,662,517.67             52.33
                                -----      ---------------            ------
    Total...................    2,230      $140,753,245.78            100.00%
                                =====      ===============            ======

ADJUSTABLE RATE HOME EQUITY CONTRACTS

      Sub-Pool HE includes Adjustable Rate Home Equity Contracts. This Prospectus Supplement contains information regarding certain Adjustable Rate Home Equity Contracts, which will represent approximately 41.0% of all Adjustable Rate Home Equity Contracts by aggregate principal balance as of the Cut-off Date, and which consist of closed-end home equity loans originated through September 25, 1998 (the "Initial Adjustable Rate Home Equity Contracts"). The information for each Initial Adjustable Rate Home Equity Contract is as of the Cut-off Date for such Contract. The Agreement also provides that additional Adjustable Rate Home Equity Contracts (the "Subsequent Adjustable Rate Home Equity Contracts") will be purchased by the Trust up to 60 days after the Closing Date. See "Description of the Certificates--Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" below.

      The Initial Adjustable Rate Home Equity Contracts have an aggregate principal balance of $112,688,324.74. Each Adjustable Rate Home Equity Contract is a closed-end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Adjustable Rate Home Equity Contract is secured by a lien on the related real estate.

      The Initial Adjustable Rate Home Equity Contracts have Contract Rates subject to annual or semiannual adjustment after an initial period of up to 36 months on the day of the month specified in the Adjustable Rate Home Equity Contract (each such date, an "Adjustment Date"), to equal the sum of (i) the Six-Month LIBOR Index (as defined below) and (ii) a fixed percentage amount specified in the related Adjustable Rate Home Equity Contract (the "Gross Margin"). The Contract Rates will not increase on any Adjustment Date by more than 3% per annum. All of the Initial Adjustable Rate Home Equity Contracts further provide that the Contract Rate will in no event be more than the fixed percentage set forth in the Adjustable Rate Home Equity Contract (such rate, the "Maximum Contract Rate"). Each Initial Adjustable Rate Home Equity Contract provides that in no event will the Contract Rate be less than the initial Contract Rate (such rate, the "Minimum Contract Rate"). Effective with the first payment due on an Initial Adjustable Rate Home Equity Contract after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of such Adjustable Rate Home Equity Contract over its remaining term, and pay interest at the Contract Rate as so adjusted. Substantially all of the Initial Adjustable Rate Home Equity Contracts were originated with a Contract Rate less than the sum of
(i) the Six-Month LIBOR Index at the time the initial Contract Rate was established and (ii) the Gross Margin. The Six-Month LIBOR Index is a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks, as published in The Wall Street Journal and as most recently available as of the date specified in the related Adjustable Rate Home Equity Contract.

      The Company will make certain representations and warranties in the Agreement, including that (a) each Adjustable Rate Home Equity Contract is fully amortizing and provides for monthly payments, over the term of such loan, computed on the simple interest method, (b) each Initial Adjustable Rate Home Equity Contract has its last scheduled payment due no later than October 2028, and (c) each Adjustable Rate Home Equity Contract is secured by a lien on the related real estate. The Adjustable Rate Home Equity Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Adjustable Rate Home Equity Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. The Contract Rates on the Initial Adjustable Rate Home Equity Contracts as of the Cut-off Date range from 7.00% to 12.69% with a weighted average Contract Rate of 9.10%. As of the Cut-off Date, the weighted average Maximum Contract Rate of the Initial Adjustable Rate Home Equity Contracts was 15.28%, with Maximum Contract Rates that range from 10.30% to 19.87%. As of the Cut-Off Date, the Initial Adjustable Rate Home Equity Contracts had a weighted average gross margin of 6.51% and gross margins ranging from 4.35% to 11.45%. As of the Cut-off Date, the Initial Adjustable Rate Home Equity Contracts had remaining maturities of at least 178 months but not more than 360 months and original maturities of at least 180 months but not more than 360 months. The Initial Adjustable Rate Home Equity Contracts had a weighted average term to scheduled maturity, as of origination, of 360 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 359 months. The average principal balance per Initial Adjustable Rate Home Equity Contract as of the Cut-off Date was $120,522.27 and the principal balances on the Initial Adjustable Rate Home Equity Contracts as of the Cut-off Date ranged from $22,961.46 to $400,000.00. The Initial Adjustable Rate Home Equity Contracts arise from loans relating to real property located in 45 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 12.22% of the Initial Adjustable Rate Home Equity Contracts were secured by real property located in Maryland, 10.16% in California, 5.45% in Ohio, 5.31% in Illinois, 5.28% in North Carolina and 5.26% in Washington. No other state represented 5% or more of the Cut-off Date Pool Principal Balance of the Initial Adjustable Rate Home Equity Contracts.

      Set forth below is a description of certain additional characteristics of the Initial Adjustable Rate Home Equity Contracts.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--INITIAL ADJUSTABLE RATE HOME
                                EQUITY CONTRACTS

                                                                                 % OF INITIAL
                                           % OF INITIAL                           ADJUSTABLE
                                            ADJUSTABLE                             RATE HOME
                                             RATE HOME                         EQUITY CONTRACTS
                                         EQUITY CONTRACTS  AGGREGATE PRINCIPAL  BY OUTSTANDING
                            NUMBER OF      BY NUMBER OF          BALANCE           PRINCIPAL
                         CONTRACTS AS OF   CONTRACTS AS     OUTSTANDING AS OF    BALANCE AS OF
         STATE            CUT-OFF DATE    OF CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE
------------------------ --------------- ----------------- ------------------- -----------------
Alabama.................        46              4.92%        $  4,135,085.89          3.67%
Arizona.................        39              4.17            4,746,897.79          4.21
Arkansas................         1               .11              197,497.00           .18
California..............        65              6.95           11,448,044.38         10.16
Colorado................        32              3.42            4,061,629.11          3.60
Connecticut.............         3               .32              395,884.19           .35
Delaware................         1               .11               75,007.61           .07
District of Columbia....         2               .21              350,836.76           .31
Florida.................        34              3.64            2,989,057.48          2.65
Georgia.................        33              3.53            4,123,230.40          3.66
Idaho...................         4               .43              434,656.56           .39
Illinois................        51              5.45            5,987,705.39          5.31
Indiana.................        40              4.28            3,754,323.44          3.33
Iowa....................         6               .64              479,710.93           .43
Kansas..................         7               .75              866,413.58           .77
Kentucky................        15              1.60            1,549,351.69          1.37
Louisiana...............         7               .75              674,336.70           .60
Maine...................         3               .32              238,702.16           .21
Maryland................        83              8.88           13,774,932.98         12.22
Massachusetts...........        18              1.93            2,317,604.46          2.06
Michigan................        15              1.60            2,097,982.71          1.86
Minnesota...............         4               .43              301,035.31           .27
Mississippi.............         3               .32              330,533.95           .29
Missouri................         8               .86              669,188.86           .59
Montana.................         2               .21              109,798.05           .10
Nebraska................         1               .11               55,777.59           .05
Nevada..................         6               .64              762,703.03           .68
New Hampshire...........         1               .11               49,052.72           .04
New Jersey..............        11              1.18            1,507,571.44          1.34
New Mexico..............         3               .32              278,000.00           .25
New York................         8               .86            1,141,178.58          1.01
North Carolina..........        56              5.99            5,952,251.69          5.28
North Dakota............         3               .32              188,505.47           .17
Ohio....................        70              7.49            6,142,190.32          5.45
Oklahoma................         3               .32              229,756.27           .20
Oregon..................        14              1.50            1,931,180.86          1.71
Pennsylvania............        30              3.21            3,640,120.11          3.23
Rhode Island............         8               .86              934,821.55           .83
South Carolina..........        19              2.03            1,434,856.74          1.27
Tennessee...............        27              2.89            2,813,998.70          2.50
Texas...................        42              4.49            5,043,617.77          4.48
Utah....................        18              1.93            1,978,516.41          1.76
Virginia................        27              2.89            4,414,442.40          3.92
Washington..............        43              4.60            5,932,567.22          5.26
West Virginia...........         2               .21              137,067.34           .12
Wisconsin...............        21              2.25            2,010,701.15          1.78
                               ---            ------         ---------------        ------
    Total...............       935            100.00%        $112,688,324.74        100.00%
                               ===            ======         ===============        ======

      YEARS OF ORIGINATION--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                              % OF INITIAL
                                                             ADJUSTABLE RATE
                                                               HOME EQUITY
                           NUMBER OF                          CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
YEAR OF ORIGINATION         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------        ---------- ------------------- ---------------------
1997......................      1       $     49,910.38             .04%
1998......................    934        112,638,414.36           99.96
                              ---       ---------------          ------
    Total.................    935       $112,688,324.74          100.00%
                              ===       ===============          ======

 DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS--INITIAL ADJUSTABLE RATE HOME EQUITY
                                   CONTRACTS

                                                              % OF INITIAL
                                                             ADJUSTABLE RATE
                                                               HOME EQUITY
                           NUMBER OF                          CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
 ORIGINAL CONTRACT AMOUNT  AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
       (IN DOLLARS)         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
 ------------------------  ---------- ------------------- ---------------------
Between$ 20,000--
 $ 29,999.................      4       $    102,073.39             .09%
Between$ 30,000--
 $ 39,999.................     13            468,232.76             .42
Between$ 40,000--
 $ 49,999.................     22          1,006,294.54             .89
Between$ 50,000--
 $ 59,999.................     65          3,579,682.01            3.18
Between$ 60,000--
 $ 69,999.................     79          5,069,442.47            4.50
Between$ 70,000--
 $ 79,999.................     80          6,002,555.27            5.33
Between$ 80,000--
 $ 89,999.................     82          6,872,986.90            6.10
Between$ 90,000--
 $ 99,999.................     72          6,839,302.18            6.07
Between$100,000--
 $109,999.................     50          5,238,805.08            4.65
Between$110,000--
 $119,999.................     79          9,087,096.10            8.06
Between$120,000--
 $129,999.................     66          8,219,992.39            7.29
Between$130,000--
 $139,999.................     54          7,266,239.24            6.45
Between$140,000--
 $149,999.................     39          5,631,425.90            5.00
Between$150,000--
 $159,999.................     29          4,488,939.49            3.98
Between$160,000--
 $169,999.................     31          5,070,756.37            4.50
Between$170,000--
 $179,999.................     30          5,234,638.32            4.65
Between$180,000--
 $189,999.................     18          3,319,779.44            2.95
Between$190,000--
 $199,999.................     17          3,322,196.59            2.95
Between$200,000--
 $249,999.................     66         14,568,963.21           12.93
Between$250,000--
 $299,999.................     27          7,325,592.05            6.50
Over$300,000..............     12          3,973,331.04            3.53
                              ---       ---------------          ------
    Total.................    935       $112,688,324.74          100.00%
                              ===       ===============          ======

     CURRENT CONTRACT RATES--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                  % OF
                                                                 INITIAL
                                                             ADJUSTABLE RATE
                                                               HOME EQUITY
                           NUMBER OF                          CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
  RANGE OF  CONTRACTS BY   AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
      CONTRACT RATE         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
  ----------------------   ---------- ------------------- ---------------------
From 7.00%--8.00%.........    148       $ 22,798,039.60           20.23%
From 8.01%--9.00%.........    323         41,603,567.86           36.92
From  9.01%--10.00%.......    285         30,024,179.80           26.64
From 10.01%--11.00%.......    142         14,813,536.38           13.15
From 11.01%--12.00%.......     32          3,196,855.32            2.84
From 12.01%--13.00%.......      5            252,145.78             .22
                              ---       ---------------          ------
    Total.................    935       $112,688,324.74          100.00%
                              ===       ===============          ======

  REMAINING MONTHS TO MATURITY--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                  % OF
                                                                 INITIAL
                                                          ADJUSTABLE RATE  HOME
                           NUMBER OF                       EQUITY CONTRACTS BY
   MONTHS REMAINING TO     CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
    SCHEDULED MATURITY     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
    AS OF CUT-OFF DATE      OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
   -------------------     ---------- ------------------- ---------------------
Less than 346.............      3       $    280,446.34             .25%
346-360...................    932        112,407,878.40           99.75
                              ---       ---------------          ------
    Total.................    935       $112,688,324.74          100.00%
                              ===       ===============          ======

          LIEN POSITION--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                         % OF
                                        INITIAL
                                      ADJUSTABLE                                % OF
                                       RATE HOME                               INITIAL
                                        EQUITY                          ADJUSTABLE RATE HOME
                         NUMBER OF   CONTRACTS BY                        EQUITY CONTRACTS BY
                         CONTRACTS     NUMBER OF    AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                         AS OF CUT- CONTRACTS AS OF BALANCE OUTSTANDING     BALANCE AS OF
                          OFF DATE   CUT-OFF DATE   AS OF CUT-OFF DATE      CUT-OFF DATE
                         ---------- --------------- ------------------- ---------------------
First...................    935         100.00%       $112,688,324.74          100.00%
                            ---         ------        ---------------          ------
    Total...............    935         100.00%       $112,688,324.74          100.00%
                            ===         ======        ===============          ======

       LOAN-TO-VALUE RATIO--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                  % OF
                                                                 INITIAL
                                                          ADJUSTABLE RATE HOME
                           NUMBER OF                       EQUITY CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
LOAN-TO-VALUE RATIO         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------        ---------- ------------------- ---------------------
From 30.01% to 40.00%.....      2       $    351,300.00             .31%
From 40.01% to 50.00%.....      1             65,000.00             .06
From 50.01% to 60.00%.....      8            871,113.90             .77
From 60.01% to 70.00%.....      9            561,433.84             .50
From 70.01% to 80.00%.....    171         19,606,645.73           17.40
From 80.01% to 90.00%.....    466         55,630,672.17           49.37
Over 90.00%...............    278         35,602,159.10           31.59
                              ---       ---------------          ------
    Total.................    935       $112,688,324.74          100.00%
                              ===       ===============          ======

  MONTH OF NEXT RATE ADJUSTMENT--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                        % OF
                                                                      INITIAL
                                                                  ADJUSTABLE RATE
                               NUMBER OF                       HOME EQUITY CONTRACTS
                               CONTRACTS  AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                               AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
MONTH OF NEXT RATE ADJUSTMENT   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
-----------------------------  ---------- ------------------- ------------------------
February 1999...............        2       $    216,900.00               .19%
March 1999..................        1            119,000.00               .11
December 1999...............        1             49,910.38               .04
January 2000................        2            325,315.89               .29
February 2000...............        4            502,957.46               .45
March 2000..................        9            789,991.46               .70
April 2000..................       20          2,340,382.68              2.08
May 2000....................       51          5,989,739.83              5.32
June 2000...................      137         15,411,221.21             13.68
July 2000...................      212         26,848,794.16             23.83
August 2000.................      296         37,556,143.35             33.33
September 2000..............      166         19,129,184.70             16.98
October 2000................        2            130,100.00               .12
February 2001...............        1             58,788.69               .05
March 2001..................        1             78,102.33               .07
June 2001...................        2            172,334.43               .15
July 2001...................        2            168,478.92               .15
August 2001.................       20          2,198,723.25              1.95
September 2001..............        6            602,256.00               .53
                                  ---       ---------------            ------
    Total...................      935       $112,688,324.74            100.00%
                                  ===       ===============            ======

  DISTRIBUTION OF GROSS MARGIN--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                 % OF
                                                               INITIAL
                                                           ADJUSTABLE RATE
                        NUMBER OF                       HOME EQUITY CONTRACTS
                        CONTRACTS  AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
GROSS MARGIN             OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
------------            ---------- ------------------- ------------------------
4.250 to 4.499%........      3       $    281,270.00               .25%
4.500 to 4.749%........      2            242,900.00               .22
4.750 to 4.999%........      6            502,872.07               .45
5.000 to 5.249%........     18          2,230,550.82              1.98
5.250 to 5.499%........     32          3,923,537.51              3.48
5.500 to 5.749%........     81          9,191,686.52              8.16
5.750 to 5.999%........     89          9,909,605.04              8.79
6.000 to 6.249%........    141         18,449,309.84             16.37
6.250 to 6.499%........     98         11,545,884.78             10.25
6.500 to 6.749%........     67          6,613,260.39              5.87
6.750 to 6.999%........    195         27,828,508.51             24.70
7.000 to 7.249%........     80         10,006,699.34              8.88
7.250 to 7.499%........     37          3,269,413.78              2.90
7.500 to 7.749%........     23          2,436,513.93              2.16
7.750 to 7.999%........     15          1,672,913.26              1.48
8.000 to 8.249%........     13          1,540,314.85              1.37
8.250 to 8.499%........      6            582,751.03               .52
8.500 to 8.749%........      6            522,246.71               .46
8.750 to 8.999%........      5            466,523.93               .41
9.000 to 9.249%........      8            619,715.38               .55
9.250 to 9.499%........      1            127,000.00               .11
9.500 to 9.749%........      1             57,049.99               .05
Over 9.750%............      8            667,797.06               .59
                           ---       ---------------            ------
    Total..............    935       $112,688,324.74            100.00%
                           ===       ===============            ======

     MAXIMUM CONTRACT RATES--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                 % OF
                                                               INITIAL
                                                           ADJUSTABLE RATE
                        NUMBER OF                       HOME EQUITY CONTRACTS
                        CONTRACTS  AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
MAXIMUM CONTRACT RATES   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
----------------------  ---------- ------------------- ------------------------
Less than 13.000%......      8       $    864,517.66               .77%
13.000 to 13.249%......      3            482,220.00               .43
13.250 to 13.499%......      1            163,555.63               .15
13.500 to 13.749% .....     23          3,540,488.60              3.14
13.750 to 13.999%......     99         14,876,037.87             13.20
14.000 to 14.249%......     14          1,520,366.22              1.35
14.250 to 14.499%......     39          5,495,406.47              4.88
14.500 to 14.749%......     73          9.275,691.79              8.23
14.750 to 14.999%......    149         18,807,345.62             16.69
15.000 to 15.249%......     44          5,062,757.90              4.49
15.250 to 15.499%......     79          9,873,345.98              8.76
15.500 to 15.749%......     65          7,349,839.68              6.52
15.750 to 15.999%......     83          9,268,506.04              8.22
16.000 to 16.249%......     21          1,899,459.66              1.69
16.250 to 16.499%......     51          5,519,636.13              4.90
16.500 to 16.749%......     43          4,616,325.71              4.10
16.750 to 16.999%......     69          7,033,657.74              6.24
17.000 to 17.249%......     16          1,422,631.76              1.26
17.250 to 17.499%......     12          1,238,191.90              1.10
17.500 to 17.749%......     15          1,397,890.30              1.24
17.750 to 17.999%......     12          1,454,666.73              1.29
18.000 to 18.249%......      2            334,050.00               .30
18.250 to 18.499%......      4            294,022.56               .26
18.500 to 18.749%......      3            118,412.50               .11
18.750 to 18.999%......      3            414,917.46               .37
19.000 to 19.249%......      1             60,720.00               .05
19.250 to 19.499%......      0                   .00               .00
19.500 to 19.749%......      2            202,300.00               .18
19.750 to 19.999%......      1            101,362.83               .09
                           ---       ---------------            ------
    Total..............    935       $112,688,324.74            100.00%
                           ===       ===============            ======

     MINIMUM CONTRACT RATES--INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACTS

                                                                 % OF
                                                               INITIAL
                                                           ADJUSTABLE RATE
                        NUMBER OF                       HOME EQUITY CONTRACTS
                        CONTRACTS  AGGREGATE PRINCIPAL BY OUTSTANDING PRINCIPAL
                        AS OF CUT- BALANCE OUTSTANDING      BALANCE AS OF
MINIMUM CONTRACT RATES   OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
----------------------  ---------- ------------------- ------------------------
 Less than 7.250%......      5       $    779,471.65               .69%
 7.250 to  7.499%......      2            288,900.00               .26
 7.500 to  7.749%......     25          3,927,318.28              3.49
 7.750 to  7.999%......    117         18,073,549.67             16.04
 8.000 to  8.249%......     19          2,077,160.45              1.84
 8.250 to  8.499%......     57          8,585,694.04              7.62
 8.500 to  8.749%......     79          9,865,728.68              8.75
 8.750 to  8.999%......    154         18,765,544.95             16.65
 9.000 to  9.249%......     46          5,595,481.52              4.97
 9.250 to  9.499%......     75          8,166,749.48              7.25
 9.500 to  9.749%......     75          7,985,942.51              7.09
 9.750 to  9.999%......     96          9,836,476.31              8.73
10.000 to 10.249%......     21          1,756,931.93              1.56
10.250 to 10.499%......     44          4,998,214.17              4.44
10.500 to 10.749%......     37          3,633,607.91              3.22
10.750 to 10.999%......     41          4,350,947.85              3.86
11.000 to 11.249%......     11          1,229,746.89              1.09
11.250 to 11.499%......     10            635,033.76               .56
11.500 to 11.749%......      6            636,383.45               .56
11.750 to 11.999%......     10          1,258,575.46              1.12
12.000 to 12.249%......      1             60,720.00               .05
12.250 to 12.499%......      1             61,733.28               .05
12.500 to 12.749%......      3            118,412.50               .11
                           ---       ---------------            ------
  Total................    935       $112,688,324.74            100.00%
                           ===       ===============            ======

DELINQUENCY, LOAN DEFAULT AND LOSS INFORMATION

      The following table sets forth information relating to the Company's delinquency experience with respect to all home equity loans serviced by the Company. Not all such home equity loans are of the type to be included in Sub-Pool HE, and thus the information presented is not necessarily indicative of the Company's delinquency experience with respect to home equity loans similar to the Home Equity Contracts comprising Sub-Pool HE. In addition, the Company began originating, purchasing and servicing home equity loans in January 1996, and thus has no significant experience with respect to the performance of such loans. Moreover, because all such home equity loans have been recently originated, it is likely that this experience is not indicative of the delinquency experience to be expected from a more seasoned portfolio.

                 DELINQUENCY EXPERIENCE--HOME EQUITY CONTRACTS

                                                             AT DECEMBER 31,
                                                             ----------------
                                            AT SEPTEMBER 30,
                                                  1998        1997     1996
                                            ---------------- -------  -------
Number of Contracts Outstanding(1).........     100,161       65,355   17,731
Number of Contracts Delinquent(2)(3)
  30-59 Days...............................       1,846        1,141      504
  60-89 Days...............................         531          283       94
  90 Days or More..........................         686          411       52
                                                -------      -------  -------
Total Contracts Delinquent.................       3,063        1,835      650
Delinquencies as a Percent of Contracts
 Outstanding(4)............................        3.06%        2.81%    3.67%

--------

(1) Excludes defaulted contracts not yet liquidated.

(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.

(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information does not include as delinquent the home equity contracts of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.

(4) By number of contracts.

      Because of the Company's limited historical experience with respect to the performance of home equity loans, no information has been included herein with respect to the Company's loan loss or liquidation experience with respect to home equity loans.

                      YIELD AND PREPAYMENT CONSIDERATIONS

      The yield on any Certificate will depend on the price paid by the Certificateholder, the timing of principal payments, and the timing and amount of any liquidation losses on the related Contracts.

      Higher than expected "Principal Prepayments" (payments received from Obligors, other than regular payments of principal, which are applied upon receipt or, in the case of partial prepayments, upon the next scheduled payment date for such Contract, to reduce the outstanding principal balance on the Contracts) will increase the yield on Certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates and will decrease the yield on Certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates. The Company has no significant experience with respect to the rate of Principal Prepayments on home improvement contracts or home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in the preceding month (thus paying less than 30 days' interest for that month) while very few Contracts prepaid after their respective due dates in the preceding month. In addition, liquidations of defaulted contracts or the Servicer's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option" herein) will affect the timing of principal distributions on the Certificates. Under the Agreement, the Company has the option of substituting new contracts for Contracts which are prepaid in full prior to February 1, 1999. See "Description of the Certificates--Conveyance of Contracts" herein. There is no assurance that the Company will exercise its option to make any such substitutions nor, should it desire to exercise such option, that contracts meeting the eligibility criteria will be available therefor. To the extent any such substitutions are made, the impact on the applicable Sub-Pool and related Certificates of what would otherwise have consituted a Principal Prepayment will be averted.

      The Class HI: A-1 Certificates will be prepaid in part on the first Payment Date after the Funding Period in the event that any Pre-Funded Amount remains in the Sub-Pool HI Pre-Funding Account on such Payment Date after the purchase by the Trust of the Subsequent Home Improvement Contracts. The Class
HE: A-1B ARM Certificates, the Class HE: A-1 Certificates and the Class HE: A-2 Certificates will be prepaid in part on the first Payment Date after the Funding Period in the event that any Pre-Funded Amount remains in the Sub-Pool
HE: Pre-Funding Account on such Payment Date after the purchase by the Trust of the Subsequent Home Equity Contracts. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Home Equity Contracts will be paid to the Class HE: A-1B ARM Certificateholders; any amounts remaining which had been allocated to the purchase of Subsequent Group I Home Equity Contracts will be paid to the Class HE: A-1 Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Group II Home Equity Contracts will be paid to the Class HE: A-2 Certificateholders. The Company believes that the principal amount of Subsequent Home Improvement Contracts and Subsequent Home Equity Contracts to be purchased by the Trust will require the application of substantially all of the Pre-Funded Amount. It is unlikely, however, that the aggregate principal amount of Subsequent Home Improvement Contracts and Subsequent Home Equity Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class
HI: A-1 Certificateholders, Class HE: A-1B ARM Certificateholders, Class HE: A-1 Certificateholders and Class HE: A-2 Certificateholders will receive some prepayment of principal.

      Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The Sub-Pool HI Certificates were priced using a prepayment assumption of 100% of the applicable Prepayment Assumption and the Sub-Pool HE Certificates were priced using a prepayment assumption of, with respect to the Fixed-Rate Contracts, 125% of the applicable Prepayment Assumption (as described below), and with respect to the Adjustable Rate Contracts, 30% CPR. There can be no assurance that the Contracts comprising each Sub-Pool will prepay at the applicable rate, and it is unlikely that prepayments or liquidations of the Contracts in either Sub-Pool will occur at any constant rate.

      The amount of interest to which the Certificateholders of any Class are entitled on any Payment Date will be the product of the related Pass-Through Rate and (in the absence of any liquidation loss amount adjustment) the principal balance of such Class, or in the case of the Class HE: A-5 IO Certificates, the Notional Principal Amount, immediately following the preceding Payment Date. Interest on each Class of Certificates other than the Class HE: A-1B ARM Certificates and Class HE: A-1 Certificates (prior to the February 2014 Payment Date), will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class HE: A-1B ARM Certificates and Class
HE: A-1 Certificates (prior to the February 2014 Payment Date) will be computed on the basis of actual days elapsed in a 360-day year. On and after the February 2014 Payment Date, interest on the Class HE: A-1 Certificates will be computed on the basis of a 360-day year of twelve 30-day months. Certificateholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Certificate Account are sufficient therefor, in the priority described under "Description of the Certificates--Distributions on Sub-Pool HI Certificates" and "--Distributions on Sub-Pool HE Certificates," as applicable. As required by applicable state laws, interest paid by Obligors on the Contracts is computed according to the simple interest method.

      The final scheduled payment date on the Initial Home Improvement Contract with the latest maturity is in November 2023. The expected final maturity of each Class of Sub-Pool HI Certificates, based on the assumptions that there are no defaults, prepayments or delinquencies with respect to payments due under the Home Improvement Contracts and that the repurchase option has not been exercised, are as follows:

   CLASS                                                 EXPECTED FINAL MATURITY
   -----                                                 -----------------------
   HI: A-1..............................................   August 15, 2007
   HI: A-2..............................................   July 15, 2012
   HI: A-3..............................................   August 15, 2017
   HI: M-1..............................................   February 15, 2021
   HI: M-2..............................................   September 15, 2023
   HI: B-1..............................................   February 15, 2015
   HI: B-2..............................................   November 15, 2023

      The final scheduled payment date on the Initial Home Equity Contract with the latest maturity is in October 2028. The expected final maturity of each Class of Sub-Pool HE Certificates, based on the assumptions that there are no defaults, prepayments or delinquencies with respect to payments due under the Home Equity Contracts and that the repurchase option has not been exercised, are as follows:

   CLASS                                                 EXPECTED FINAL MATURITY
   -----                                                 -----------------------
   HE: A-1A NAS.........................................   October 15, 2012
   HE: A-1B ARM.........................................   September 15, 2028
   HE: A-1..............................................   August 15, 2028
   HE: A-2..............................................   February 15, 2012
   HE: A-3..............................................   September 15, 2013
   HE: A-4..............................................   July 15, 2027
   HE: A-5 IO...........................................   December 15, 2000
   HE: M-1..............................................   July 15, 2028
   HE: M-2..............................................   June 15, 2028
   HE: B................................................   December 15, 2028

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

      The following information is given solely to illustrate the effect of prepayments of the related Contracts on the weighted average life of each Class of Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts in either Sub-Pool.

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the related Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Contracts).

      The rate of principal payments on pools of home improvement contracts and home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their contracts or loans. Other factors affecting prepayment of Contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement contracts and home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such contracts or loans, the contracts or loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such contracts or loans. Conversely, if prevailing interest rates rise above the interest rates on such home improvement contracts or home equity loans, the rate of prepayment would be expected to decrease. However, as described above and in "Description of the Certificates--Conveyance of Contracts" herein, the Company has the option of substituting new contracts for Contracts which are prepaid in full prior to February 1, 1999, which, if exercised, would neutralize the impact to related Certificateholders of such prepayments.

Sub-Pool HI Certificates

      The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Home Improvement Contracts are received in a timely manner and prepayments are made at the indicated percentages of the model as described below set forth in the table; (ii) the Servicer does not exercise its option to repurchase the Contracts, as described under "Description of the Certificates--Repurchase Option"; (iii) the aggregate principal balance of the Initial Home Improvement Contracts as of the Cut-off Date is $163,223,007.53 and such Contracts have the characteristics set forth under "The Contracts--Home Improvement Contracts";
(iv) the Home Improvement Contracts will, as of the Cut-off Date, be grouped into 10 pools having the additional characteristics set forth below under "Assumed Initial Home Improvement Contract Characteristics" and "Assumed Subsequent Home Improvement Contract Characteristics"; (v) each Class of the Sub-Pool HI Certificates has an Original Principal Balance as shown on the cover page of this Prospectus Supplement; (vi) the Subsequent Home Improvement Contracts will have the characteristics set forth in the table below and have their first scheduled payment date in December 1998; (vii) the Pass-Through Rates for the Certificates are as indicated in "Summary of the Terms of the Certificates"; (viii) no interest shortfalls will arise in connection with prepayments in full of the Home Improvement Contracts; (ix) no delinquencies or losses are experienced on the Home Improvement Contracts; (x) distributions are made on the Sub-Pool HI Certificates on the 15th day of each month, commencing in January 1999; (xi) the Sub-Pool HI Certificates are issued on December 7, 1998 and (xii) the Company does not exercise its option to substitute new contracts for Sub-Pool HI Contracts prepaid in full prior to February 1, 1999 (see "Description of the Certificates--Conveyance of Contracts" herein). No representation is made that the Home Improvement Contracts will not experience delinquencies or losses.

      The Prepayment Assumption (as defined below) used in this Prospectus Supplement with respect to the Home Improvement Contracts represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home improvement loans for the life of such home improvement loans. The "100% Prepayment Assumption for Home Improvement Contracts" assumes a constant prepayment of 12% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.09% (precisely, 12/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption for Home Improvement Contracts assumes a constant prepayment rate of 24% per annum each month.

      It is not likely that the Home Improvement Contracts will prepay at any constant percentage of the Prepayment Assumption or that all of the Home Improvement Contracts will prepay at the same rate.

      Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                              PREPAYMENT SCENARIOS

                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIOV
                         ---------- ----------- ------------ ----------- ---------
Home Improvement
 Contracts (1)..........     60%         80%        100%         120%       140%

--------

(1) As a percentage of the Prepayment Assumption for Home Improvement
    Contracts.

           ASSUMED INITIAL HOME IMPROVEMENT CONTRACT CHARACTERISTICS

                                                       WEIGHTED      WEIGHTED
                                           WEIGHTED    AVERAGE        AVERAGE
                             CUT-OFF DATE  AVERAGE  REMAINING TERM ORIGINAL TERM
                            POOL PRINCIPAL CONTRACT  TO MATURITY    TO MATURITY
POOL                           BALANCE       RATE      (MONTHS)      (MONTHS)
----                        -------------- -------- -------------- -------------
1. ........................ $11,943,557.54  13.371%       47             65
2. ........................  39,649,329.66  13.029       105            118
3. ........................  33,404,020.50  12.574       175            178
4. ........................  44,249,770.12  13.456       235            240
5. ........................  33,976,329.71  12.348       299            300

      It is not likely that the Home Improvement Contracts will prepay at any constant percentage of the CPR to maturity or that all of the Home Improvement Contracts will prepay at the same rate.

      Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

          ASSUMED SUBSEQUENT HOME IMPROVEMENT CONTRACT CHARACTERISTICS

                                                       WEIGHTED      WEIGHTED
                                           WEIGHTED    AVERAGE        AVERAGE
                             CUT-OFF DATE  AVERAGE  REMAINING TERM ORIGINAL TERM
                            POOL PRINCIPAL   LOAN    TO MATURITY    TO MATURITY
POOL                           BALANCE       RATE      (MONTHS)      (MONTHS)
----                        -------------- -------- -------------- -------------
1. ........................ $ 6,349,754.35  13.371%       47             65
2. ........................  21,079,439.92  13.029       105            118
3. ........................  17,759,141.19  12.574       175            178
4. ........................  23,525,249.45  13.456       235            240
5. ........................  18,063,407.56  12.348       299            300

      Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Sub-Pool HI Certificates, and set forth the percentages of the Original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: A-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                     PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIOV
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......     61          52          42           33         23
December 15, 2000.......     28          12           0            0          0
December 15, 2001.......      0           0           0            0          0
Weighted Average Life
 (1) (years)............    1.4         1.1         0.9          0.8        0.7
--------

(1) The weighted average life of a Class HI: A-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: A-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: A-1 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: A-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                     PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......    100         100         100          100        100
December 15, 2000.......    100         100          93           54         18
December 15, 2001.......     98          46           0            0          0
December 15, 2002.......     38           0           0            0          0
December 15, 2003.......      0           0           0            0          0
Weighted Average Life
 (1) (years)............    3.9         3.1         2.5          2.1        1.8

--------

(1) The weighted average life of a Class HI: A-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: A-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: A-2 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: A-3 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......    100         100         100          100        100
December 15, 2000.......    100         100         100          100        100
December 15, 2001.......    100         100         100           59         23
December 15, 2002.......    100          92          50           15          0
December 15, 2003.......     98          53          15            0          0
December 15, 2004.......     64          22           0            0          0
December 15, 2005.......     35           0           0            0          0
December 15, 2006.......     10           0           0            0          0
December 15, 2007.......      0           0           0            0          0
Weighted Average Life
 (1) (years)............    6.6         5.2         4.2          3.3        2.8

--------

(1) The weighted average life of a Class HI: A-3 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: A-3 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: A-3 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: M-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                     PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......     100%       100%        100%         100%       100%
December 15, 1999.......     100        100         100          100        100
December 15, 2000.......     100        100         100          100        100
December 15, 2001.......     100        100         100          100        100
December 15, 2002.......     100        100         100          100         69
December 15, 2003.......     100        100         100           67         17
December 15, 2004.......     100        100          75           21          0
December 15, 2005.......     100         95          31            0          0
December 15, 2006.......     100         50           0            0          0
December 15, 2007.......      80         17           0            0          0
December 15, 2008.......      50          0           0            0          0
December 15, 2009.......      26          0           0            0          0
December 15, 2010.......       5          0           0            0          0
December 15, 2011.......       0          0           0            0          0
Weighted Average Life
 (1) (years)............    10.2        8.2         6.7          5.5        4.4

--------

(1) The weighted average life of a Class HI: M-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: M-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: M-1 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: M-2 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......     100%       100%         100%        100%       100%
December 15, 1999.......     100        100          100         100        100
December 15, 2000.......     100        100          100         100        100
December 15, 2001.......     100        100          100         100        100
December 15, 2002.......     100        100          100         100        100
December 15, 2003.......     100        100          100         100        100
December 15, 2004.......     100        100          100         100         77
December 15, 2005.......     100        100          100          85         47
December 15, 2006.......     100        100           99          55         28
December 15, 2007.......     100        100           68          35         17
December 15, 2008.......     100         94           49          24          7
December 15, 2009.......     100         71           34          13          1
December 15, 2010.......     100         53           22           5          0
December 15, 2011.......      82         38           12           0          0
December 15, 2012.......      61         24            5           0          0
December 15, 2013.......      45         14            0           0          0
December 15, 2014.......      33          7            0           0          0
December 15, 2015.......      22          2            0           0          0
December 15, 2016.......      12          0            0           0          0
December 15, 2017.......       4          0            0           0          0
December 15, 2018.......       0          0            0           0          0
Weighted Average Life
 (1) (years)............    15.1       12.6         10.4         8.7        7.4

--------
(1) The weighted average life of a Class HI: M-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: M-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: M-2 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: B-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                     PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......    100         100         100          100        100
December 15, 2000.......    100         100         100          100        100
December 15, 2001.......    100         100         100          100        100
December 15, 2002.......     75          51          42           33         24
December 15, 2003.......     42          15           2            0          0
December 15, 2004.......     14           0           0            0          0
December 15, 2005.......      0           0           0            0          0
Weighted Average Life
 (1) (years)............    4.9         4.2         4.0          3.8        3.7

--------
(1) The weighted average life of a Class HI: B-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: B-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: B-1 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HI: B-2 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......    100         100         100          100        100
December 15, 2000.......    100         100         100          100        100
December 15, 2001.......    100         100         100          100        100
December 15, 2002.......    100         100         100          100        100
December 15, 2003.......    100         100         100           90         78
December 15, 2004.......    100          87          73           60         49
December 15, 2005.......     90          65          51           39         30
December 15, 2006.......     70          48          35           25         18
December 15, 2007.......     54          35          24           16         11
December 15, 2008.......     43          26          17           11         10
December 15, 2009.......     35          20          12           10         10
December 15, 2010.......     27          15          10           10          7
December 15, 2011.......     21          11          10           10          4
December 15, 2012.......     15          10          10            6          2
December 15, 2013.......     11          10          10            4          1
December 15, 2014.......     10          10           7            2          1
December 15, 2015.......     10          10           4            1          0
December 15, 2016.......     10           8           3            1          0
December 15, 2017.......     10           5           1            0          0
December 15, 2018.......      9           3           1            0          0
December 15, 2019.......      6           2           1            0          0
December 15, 2020.......      4           1           0            0          0
December 15, 2021.......      3           1           0            0          0
December 15, 2022.......      1           0           0            0          0
December 15, 2023.......      0           0           0            0          0
Weighted Average Life
 (1) (years)............    10.9        9.2         8.2           7.4       6.8

--------

(1) The weighted average life of a Class HI: B-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: B-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: B-2 Certificate.

Sub-Pool HE Certificates

The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Home Equity Contracts are received in a timely manner and prepayments are made at the indicated percentages of the model as described below set forth in the table; (ii) the Servicer does not exercise its option to repurchase the Contracts, as described under "Description of the Certificates--Repurchase Option;" (iii) the aggregate principal balance of the Initial Home Equity Contracts as of the Cut-off Date is $394,198,637.05 and such Contracts have the characteristics set forth under "The Contracts--Fixed Rate Home Equity Contracts" and "The Contracts--Adjustable Rate Home Equity Contracts"; (iv) the Group I Fixed-Rate Home Equity Contracts will, as of the Cut-off Date, be grouped into 14 pools having the additional characteristics set forth below under "Assumed Initial Group I Fixed-Rate Home Equity Contract Characteristics" and "Assumed Subsequent Group I Fixed-Rate Home Equity Contract Characteristics"; (v) the Group II Fixed-Rate Home Equity Contracts will, as of the Cut-off Date, be grouped into 14 pools having the additional characteristics set forth below under "Assumed Initial Group II Fixed-Rate Home Equity Contract Characteristics" and "Assumed Subsequent Group II Fixed-Rate Home Equity Contract Characteristics"; (vi) the Adjustable Rate Home Equity Contracts will, as of the Cut-off Date, be grouped into 38 pools having the additional characteristics set forth below under "Assumed Initial Adjustable Rate Home Equity Contract Characteristics" and "Assumed Subsequent Adjustable Rate Home Equity Contract Characteristics"; (vii) each Class of the Sub-Pool HE Certificates (other than the Class HE: A-5 IO Certificates) has an Original Principal Balance as shown on the cover page of this Prospectus Supplement;
(viii) the rate for one-month LIBOR is 5.2764% and the rate for six-month LIBOR is 5.1906%; (ix) the Pass-Through Rates for the Certificates are as indicated in "Summary of the Terms of the Certificates"; (x) the Pass-Through Margin for the Class HE: A-1B ARM Certificates is 0.65%; (xi) the Subsequent Home Equity Contracts will have the characteristics set forth in the tables below and have their first scheduled payment date in December 1998; (xii) no interest shortfalls will arise in connection with prepayments in full of the Home Equity Contracts; (xiii) no delinquencies or losses are experienced on the Home Equity Contracts; (xiv) distributions are made on the Sub-Pool HE Certificates on the 15th day of each month, commencing in January 1999; (xv) the Sub-Pool HE Certificates are issued on December 7, 1998; (xvi) interest on the Class HE: A-1 Underlying Certificates was computed on the basis of a 360-day year of twelve 30-day months and (xvii) the Company does not exercise its option to substitute new contracts for Sub-Pool HE Contracts prepaid in full prior to February 1, 1999 (see "Description of the Certificates--Conveyance of Contracts" herein). No representation is made that the Home Equity Contracts will not experience delinquencies or losses.

      Prepayments on home equity loans are commonly measured relative to a prepayment standard or model. Two different models (each a "Prepayment Assumption") are used in this Prospectus Supplement with respect to the Adjustable Rate Home Equity Contracts, on the one hand, and the Fixed-Rate Home Equity Contracts, on the other. Reference in this Prospectus Supplement to a "Prepayment Assumption" shall refer to the appropriate model, depending upon whether the reference is with respect to the Adjustable Rate Home Equity Contracts or the Fixed-Rate Home Equity Contracts.

      The percentages and weighted average life information for the Class HE:
A-1A NAS Certificates and the Class HE: A-1B ARM Certificates in the following table are based on a CPR model that assumes that the outstanding principal balance of the Adjustable Rate Home Equity Contracts will prepay at the indicated percentages of CPR set forth in the table.

      The Prepayment Assumption used in this Prospectus Supplement with respect to the Fixed-Rate Home Equity Contracts represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. The "100% Prepayment Assumption for Fixed-Rate Home Equity Contracts" assumes a constant prepayment of 4% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.45% (precisely, 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption assumes a constant prepayment rate of 20% per annum each month.

      It is not likely that the Home Equity Contracts will prepay at any constant percentage of the Prepayment Assumption or of the CPR to maturity or that all of the Home Equity Contracts will prepay at the same rate.

      Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.


                              PREPAYMENT SCENARIOS

                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Adjustable Rate Home
 Equity Contracts (1)...     18%         24%         30%          36%        42%
Fixed-Rate Home Equity
 Contracts (2)..........     75         100         125          150        175

--------

(1) As a conditional prepayment rate ("CPR") percentage.
(2) As a percentage of the Prepayment Assumption for Fixed Rate Home Equity Contracts.

    ASSUMED INITIAL GROUP I FIXED-RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                                                   BALLOON LOAN
                                         WEIGHTED      WEIGHTED      WEIGHTED
               CUT-OFF DATE  WEIGHTED    AVERAGE        AVERAGE      AVERAGE
                   POOL      AVERAGE  REMAINING TERM ORIGINAL TERM AMORTIZATION
                 PRINCIPAL   CONTRACT  TO MATURITY    TO MATURITY      TERM
POOL              BALANCE      RATE      (MONTHS)      (MONTHS)      (MONTHS)
----           ------------- -------- -------------- ------------- ------------
1. ........... $4,338,569.01  12.329%      113            113          N/A
2. ........... 14,648,775.04  11.808       178            179          N/A
3. ........... 33,512,936.94  11.425       239            240          N/A
4. ........... 23,155,907.76  10.979       300            300          N/A
5. ........... 33,177,043.65  10.554       359            360          N/A
6. ........... 22,811,641.88  11.056       180            180          360
7. ...........  9,112,192.25  10.874       240            240          360

   ASSUMED SUBSEQUENT GROUP I FIXED-RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                                                   BALLOON LOAN
                                         WEIGHTED      WEIGHTED      WEIGHTED
               CUT-OFF DATE  WEIGHTED    AVERAGE        AVERAGE      AVERAGE
                   POOL      AVERAGE  REMAINING TERM ORIGINAL TERM AMORTIZATION
                 PRINCIPAL   CONTRACT  TO MATURITY    TO MATURITY      TERM
POOL              BALANCE      RATE      (MONTHS)      (MONTHS)      (MONTHS)
----           ------------- -------- -------------- ------------- ------------
1. ........... $8,375,959.37  12.329%      113            113          N/A
2. ........... 28,280,648.35  11.808       178            179          N/A
3. ........... 64,699,442.93  11.425       239            240          N/A
4. ........... 44,704,358.06  10.979       300            300          N/A
5. ........... 64,050,973.69  10.554       359            360          N/A
6. ........... 44,039,724.86  11.056       180            180          360
7. ........... 17,591,826.21  10.874       240            240          360

    ASSUMED INITIAL GROUP II FIXED-RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                                                   BALLOON LOAN
                                         WEIGHTED      WEIGHTED      WEIGHTED
               CUT-OFF DATE  WEIGHTED    AVERAGE        AVERAGE      AVERAGE
                   POOL      AVERAGE  REMAINING TERM ORIGINAL TERM AMORTIZATION
                 PRINCIPAL   CONTRACT  TO MATURITY    TO MATURITY      TERM
POOL              BALANCE      RATE      (MONTHS)      (MONTHS)      (MONTHS)
----           ------------- -------- -------------- ------------- ------------
1. ........... $4,351,831.59  12.003%      114            115          N/A
2. ........... 19,354,521.22  12.071       178            179          N/A
3. ........... 35,353,061.65  11.485       239            240          N/A
4. ........... 17,511,194.08  11.334       300            300          N/A
5. ........... 34,508,776.42  10.412       359            360          N/A
6. ........... 20,747,989.74  10.998       179            179          360
7. ...........  8,925,871.08  10.707       240            240          360

  ASSUMED SUBSEQUENT GROUP II FIXED-RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                                                   BALLOON LOAN
                                         WEIGHTED      WEIGHTED      WEIGHTED
                             WEIGHTED    AVERAGE        AVERAGE      AVERAGE
               CUT-OFF DATE  AVERAGE  REMAINING TERM ORIGINAL TERM AMORTIZATION
              POOL PRINCIPAL CONTRACT  TO MATURITY    TO MATURITY      TERM
POOL             BALANCE       RATE      (MONTHS)      (MONTHS)      (MONTHS)
----          -------------- -------- -------------- ------------- ------------
 1. ......... $ 8,401,910.04  12.003%      114            115          N/A
 2. .........  37,367,012.69  12.071       178            179          N/A
 3. .........  68,254,765.29  11.485       239            240          N/A
 4. .........  33,808,173.50  11.334       300            300          N/A
 5. .........  66,624,737.02  10.412       359            360          N/A
 6. .........  40,057,327.54  10.998       179            179          360
 7. .........  17,232,828.14  10.707       240            240          360

      ASSUMED INITIAL ADJUSTABLE RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                                 WEIGHTED  WEIGHTED
                                                  AVERAGE  AVERAGE
                                        WEIGHTED REMAINING ORIGINAL WEIGHTED
                          CUT-OFF DATE  AVERAGE   TERM TO  TERM TO  AVERAGE                           MONTH(S)
                         POOL PRINCIPAL CONTRACT MATURITY  MATURITY  GROSS    LIFE    LIFE   PERIODIC TO RATE
POOL                        BALANCE       RATE   (MONTHS)  (MONTHS)  MARGIN   CAP    FLOOR     CAP     CHANGE
----                     -------------- -------- --------- -------- -------- ------  ------  -------- --------
 1. .................... $   216,900.00   9.832%    360      360      7.530% 16.053%  9.832%  1.110%      5
 2. ....................     119,000.00   9.850     360      360      8.500  15.850   9.850   1.000       6
 3. ....................      49,910.38  11.250     352      360      7.875  17.250  11.250   1.000      15
 4. ....................     325,315.89  10.038     354      360      7.420  16.038  10.038   1.000      16
 5. ....................     502,957.46   9.682     354      360      6.141  15.682   9.682   1.000      17
 6. ....................     789,991.46   9.904     355      360      6.582  16.043   9.904   1.163      18
 7. ....................   2,340,382.68   9.813     356      360      6.777  15.970   9.813   1.127      19
 8. ....................   5,989,739.83   9.638     357      360      6.163  15.783   9.638   1.233      20
 9. ....................  15,411,221.21   9.413     357      359      6.372  15.560   9.402   1.202      21
10. ....................  26,848,794.16   9.070     358      360      6.418  15.376   9.070   1.260      22
11. ....................  37,556,143.35   8.850     359      360      6.563  15.005   8.838   1.171      23
12. ....................  19,129,184.70   8.935     360      360      6.459  15.099   8.935   1.105      24
13. ....................     130,100.00  10.043     360      360      6.858  16.565  10.043   1.000      25
14. ....................      58,788.69   9.425     354      360      5.500  10.430   9.425   1.000      29
15. ....................      78,102.33   9.450     355      360     10.250  15.450   9.450   1.000      30
16. ....................     172,334.43  10.259     358      360      8.685  16.259  10.259   1.000      33
17. ....................     168,478.92  10.171     358      360      8.374  16.171  10.171   1.000      34
18. ....................   2,198,723.25   9.444     359      360      7.707  15.235   9.277   1.067      35
19. ....................     602,256.00   9.644     360      360      7.961  15.644   9.644   1.000      36

    ASSUMED SUBSEQUENT ADJUSTABLE RATE HOME EQUITY CONTRACT CHARACTERISTICS

                                                 WEIGHTED  WEIGHTED
                                                  AVERAGE  AVERAGE
                                        WEIGHTED REMAINING ORIGINAL WEIGHTED
                          CUT-OFF DATE  AVERAGE   TERM TO  TERM TO  AVERAGE                           MONTH(S)
                         POOL PRINCIPAL CONTRACT MATURITY  MATURITY  GROSS    LIFE    LIFE   PERIODIC TO RATE
POOL                        BALANCE       RATE   (MONTHS)  (MONTHS)  MARGIN   CAP    FLOOR     CAP     CHANGE
----                     -------------- -------- --------- -------- -------- ------  ------  -------- --------
 1. .................... $   312,413.93   9.832%    360      360      7.530% 16.053%  9.832%  1.110%      5
 2. ....................     171,402.76   9.850     360      360      8.500  15.850   9.850   1.000       6
 3. ....................      71,888.88  11.250     352      360      7.875  17.250  11.250   1.000      15
 4. ....................     468,571.76  10.038     354      360      7.420  16.038  10.038   1.000      16
 5. ....................     724,439.45   9.682     354      360      6.141  15.682   9.682   1.000      17
 6. ....................   1,137,871.54   9.904     355      360      6.582  16.043   9.904   1.163      18
 7. ....................   3,370,991.93   9.813     356      360      6.777  15.970   9.813   1.127      19
 8. ....................   8,627,377.40   9.638     357      360      6.163  15.783   9.638   1.233      20
 9. ....................  22,197,695.62   9.413     357      359      6.372  15.560   9.402   1.202      21
10. ....................  38,671,910.06   9.070     358      360      6.418  15.376   9.070   1.260      22
11. ....................  54,094,339.92   8.850     359      360      6.563  15.005   8.838   1.171      23
12. ....................  27,552,898.87   8.935     360      360      6.459  15.099   8.935   1.105      24
13. ....................     187,390.74  10.043     360      360      6.858  16.565  10.043   1.000      25
14. ....................      84,676.84   9.425     354      360      5.500  10.430   9.425   1.000      29
15. ....................     112,495.42   9.450     355      360     10.250  15.450   9.450   1.000      30
16. ....................     248,223.50  10.259     358      360      8.685  16.259  10.259   1.000      33
17. ....................     242,670.18  10.171     358      360      8.374  16.171  10.171   1.000      34
18. ....................   3,166,951.46   9.444     359      360      7.707  15.235   9.277   1.067      35
19. ....................     867,465.02   9.644     360      360      7.961  15.644   9.644   1.000      36

      Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Sub-Pool HE Certificates, and set forth the percentages of the Original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the applicable Prepayment Assumption.

     PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-1A NAS
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                              CPR SET FORTH BELOW:


                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......    100         100         100          100        100
December 15, 2000.......     62          55          50           47         47
December 15, 2001.......      0           0           0            0          0
Weighted Average Life
 (1) (years)............    2.2         2.1         2.1          2.1        2.1

--------
(1) The weighted average life of a Class HE: A-1A NAS Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-1A NAS Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-1A NAS Certificate.

     PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-1B ARM
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                              CPR SET FORTH BELOW:


                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......     78          71          64           57         50
December 15, 2000.......     66          56          47           38         30
December 15, 2001.......     60          47          37           28         21
December 15, 2002.......     49          36          26           18         12
December 15, 2003.......     40          27          18           11          7
December 15, 2004.......     32          20          12            7          4
December 15, 2005.......     26          15           9            5          2
December 15, 2006.......     21          12           6            3          1
December 15, 2007.......     17           9           4            2          1
December 15, 2008.......     14           7           3            1          0
December 15, 2009.......     11           5           2            1          0
December 15, 2010.......      9           4           1            0          0
December 15, 2011.......      7           3           1            0          0
December 15, 2012.......      6           2           1            0          0
December 15, 2013.......      5           2           0            0          0
December 15, 2014.......      4           1           0            0          0
December 15, 2015.......      3           1           0            0          0
December 15, 2016.......      2           1           0            0          0
December 15, 2017.......      2           0           0            0          0
December 15, 2018.......      1           0           0            0          0
December 15, 2019.......      1           0           0            0          0
December 15, 2020.......      0           0           0            0          0
Weighted Average Life
 (1) (years)............    5.1         3.7         2.8          2.2        1.8

--------
(1) The weighted average life of a Class HE: A-1B ARM Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-1B ARM Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-1B ARM Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                     PREPAYMENT ASSUMPTION SET FORTH BELOW:


                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......     86          81          77           72         68
December 15, 2000.......     68          59          50           42         35
December 15, 2001.......     53          41          31           21         13
December 15, 2002.......     40          31          23           17         13
December 15, 2003.......     32          23          16           12          9
December 15, 2004.......     26          17          12            8          6
December 15, 2005.......     20          13           9            6          4
December 15, 2006.......     16          10           7            4          2
December 15, 2007.......     13           8           5            3          1
December 15, 2008.......     11           6           3            2          1
December 15, 2009.......      9           5           3            1          0
December 15, 2010.......      7           4           2            1          0
December 15, 2011.......      6           3           1            0          0
December 15, 2012.......      5           2           1            0          0
December 15, 2013.......      3           1           0            0          0
December 15, 2014.......      2           1           0            0          0
December 15, 2015.......      2           0           0            0          0
December 15, 2016.......      1           0           0            0          0
December 15, 2017.......      1           0           0            0          0
December 15, 2018.......      0           0           0            0          0
Weighted Average Life
 (1) (years)............    4.6         3.6         3.0          2.5        2.1

--------
(1) The weighted average life of a Class HE: A-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-1 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-2 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:


                         SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......     64          54          43           32         21
December 15, 2000.......     21           0           0            0          0
December 15, 2001.......      0           0           0            0          0
Weighted Average Life
 (1) (years)............    1.4         1.1         0.9          0.8        0.7

--------
(1) The weighted average life of a Class HE: A-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-2 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-3 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......    100         100         100          100        100
December 15, 2000.......    100          97          39            0          0
December 15, 2001.......     55           0           0            0          0
December 15, 2002.......      0           0           0            0          0
Weighted Average Life
 (1) (years)............    3.1         2.4         2.0          1.7        1.5

--------
(1) The weighted average life of a Class HE: A-3 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-3 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-3 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: A-4 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                  SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                  ---------- ----------- ------------ ----------- ----------
Initial Percentage..     100%        100%        100%         100%       100%
December 15, 1999...     100         100         100          100        100
December 15, 2000...     100         100         100           95         78
December 15, 2001...     100          92          69           48         29
December 15, 2002...      89          69          52           39         29
December 15, 2003...      72          51          36           27         19
December 15, 2004...      57          38          27           18         12
December 15,
 2005...............      45          29          20           13          8
December 15, 2006...      36          23          14            9          5
December 15, 2007...      29          18          10            6          3
December 15, 2008...      24          14           7            4          1
December 15, 2009...      19          11           5            3          0
December 15, 2010...      16           8           4            1          0
December 15, 2011...      13           6           3            0          0
December 15, 2012...      10           4           2            0          0
December 15, 2013...       6           2           0            0          0
December 15, 2014...       5           2           0            0          0
December 15, 2015...       3           1           0            0          0
December 15, 2016...       3           0           0            0          0
December 15, 2017...       2           0           0            0          0
December 15, 2018...       1           0           0            0          0
December 15, 2019...       0           0           0            0          0
Weighted Average
 Life (1) (years)...     7.9         6.3         5.1          4.2        3.5

--------
(1) The weighted average life of a Class HE: A-4 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-4 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-4 Certificate.

       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: M-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                     PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......    100         100         100          100        100
December 15, 2000.......    100         100         100          100        100
December 15, 2001.......    100         100         100          100        100
December 15, 2002.......    100          78          61           46         37
December 15, 2003.......     82          61          44           31         22
December 15, 2004.......     68          47          32           21         14
December 15, 2005.......     56          37          23           14          9
December 15, 2006.......     46          28          17           10          5
December 15, 2007.......     38          22          12            6          2
December 15, 2008.......     31          17           9            4          0
December 15, 2009.......     25          13           6            1          0
December 15, 2010.......     20          10           4            0          0
December 15, 2011.......     16           7           2            0          0
December 15, 2012.......     13           5           0            0          0
December 15, 2013.......      9           2           0            0          0
December 15, 2014.......      7           0           0            0          0
December 15, 2015.......      5           0           0            0          0
December 15, 2016.......      4           0           0            0          0
December 15, 2017.......      2           0           0            0          0
December 15, 2018.......      0           0           0            0          0
Weighted Average Life
 (1) (years)............    8.8         6.8         5.6          4.9        4.5

--------

(1) The weighted average life of a Class HE: M-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: M-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: M-1 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: M-2 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......    100         100         100          100        100
December 15, 2000.......    100         100         100          100        100
December 15, 2001.......    100         100         100          100        100
December 15, 2002.......    100          78          61           46         35
December 15, 2003.......     82          61          44           31         22
December 15, 2004.......     68          47          32           21         14
December 15, 2005.......     56          37          23           14          9
December 15, 2006.......     46          28          17           10          4
December 15, 2007.......     38          22          12            6          0
December 15, 2008.......     31          17           9            1          0
December 15, 2009.......     25          13           6            0          0
December 15, 2010.......     20          10           1            0          0
December 15, 2011.......     16           7           0            0          0
December 15, 2012.......     13           4           0            0          0
December 15, 2013.......      9           0           0            0          0
December 15, 2014.......      7           0           0            0          0
December 15, 2015.......      4           0           0            0          0
December 15, 2016.......      1           0           0            0          0
December 15, 2017.......      0           0           0            0          0
Weighted Average Life
 (1) (years)............    8.7         6.8         5.5          4.7        4.2

--------

(1) The weighted average life of a Class HE: M-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: M-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: M-2 Certificate.

PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS HE: B CERTIFICATES AT
    THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                     SCENARIO I SCENARIO II SCENARIO III SCENARIO IV SCENARIO V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......     100%       100%        100%         100%       100%
December 15, 1999.......     100        100         100          100        100
December 15, 2000.......     100        100         100          100        100
December 15, 2001.......     100        100         100          100        100
December 15, 2002.......     100        100         100           92         69
December 15, 2003.......     100        100          88           63         43
December 15, 2004.......     100         94          64           42         27
December 15, 2005.......     100         73          46           29         17
December 15, 2006.......      92         56          33           19         13
December 15, 2007.......      76         43          24           13         13
December 15, 2008.......      62         33          17           13         13
December 15, 2009.......      50         25          13           13         13
December 15, 2010.......      41         19          13           13         10
December 15, 2011.......      33         15          13           13          6
December 15, 2012.......      26         13          13           10          4
December 15, 2013.......      17         13          13            5          2
December 15, 2014.......      14         13          11            3          1
December 15, 2015.......      13         13           7            2          1
December 15, 2016.......      13         13           5            1          0
December 15, 2017.......      13         12           3            1          0
December 15, 2018.......      13          7           2            0          0
December 15, 2019.......      13          5           1            0          0
December 15, 2020.......      13          4           1            0          0
December 15, 2021.......      11          3           1            0          0
December 15, 2022.......       8          2           0            0          0
December 15, 2023.......       5          1           0            0          0
December 15, 2024.......       4          1           0            0          0
December 15, 2025.......       2          0           0            0          0
December 15, 2026.......       1          0           0            0          0
December 15, 2027.......       1          0           0            0          0
December 15, 2028.......       0          0           0            0          0
Weighted Average Life
 (1) (years)............    12.8       10.1         8.3          6.9        5.9

--------

(1) The weighted average life of a Class HE: B Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: B Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: B Certificate.

                        GREEN TREE FINANCIAL CORPORATION

GENERAL

      The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

      The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

RATIO OF EARNINGS TO FIXED CHARGES FOR THE COMPANY

      Set forth below are the Company's ratios of earnings (losses) to fixed charges for the past five years and the nine months ended September 30, 1998. For the purposes of compiling these ratios, earnings (losses) consist of earnings (losses) before both income taxes and fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                        NINE MONTHS ENDED
                            YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                            ------------------------    -----------------
                            1993 1994 1995 1996 1997   1998
                            ---- ---- ---- ---- ---- --------
Ratio of Earnings (Losses)
 to Fixed Charges.......... 4.81 7.98 7.90 5.44 3.94  (.53)*

--------
      *On July 6, 1998, Conseco, Inc. announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs and
(2) $350 million non-cash supplemental reserve against the valuation of Green Tree's interest only securities and servicing rights. As a result, the ratio of earnings (losses) to fixed charges was less than 1.00 for the nine month period ended September 30, 1998 and earnings were inadequate to cover fixed charges for such period. The amount of the coverage deficiency for such period was $251,600,000.

RECENT DEVELOPMENTS

      On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree continues to operate from its headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer has announced his retirement from active management of Green Tree at the end of 1998, but will remain a director of Conseco, Inc. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

      Green Tree has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of Green Tree as purported class actions on behalf of persons or entities who purchased common stock of Green Tree during the alleged class periods. In addition to Green Tree, certain current and former officers and directors of Green Tree are named as defendants in one or more of the lawsuits. Green Tree and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Green Tree and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of Green Tree (particularly with respect to prepayment assumptions and performance of certain of Green Tree's loan portfolios) which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

      The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

      The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes the material provisions of the Agreement, reference to which is hereby made for a complete recital of its terms.

GENERAL

      The Certificates will be issued in fully registered, certificated form only in minimum denominations of $1,000 or any integral multiple in excess thereof. The Certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members thereof. See "Description of the Certificates--Registration of the Certificates" herein. The Trust consists primarily of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related real estate, rights under applicable FHA Insurance for FHA-insured Home Improvement Contracts, amounts held in the Certificate Account and the Class HI: B-2 Limited Guaranty and the Class HE: B Limited Guaranty of the Company for the benefit of the Class HI: B-2 Certificateholders and the Class HE: B Certificateholders, respectively.

      Distributions on the Certificates will be made each month by the paying agent (which shall initially be the Trustee) on each Payment Date to persons in whose names the Certificates are registered as of the Business Day immediately preceding the Payment Date (the "Record Date"). See "Description of the Certificates--Registration of the Certificates" herein. The first Payment Date for the Certificates will be in January 1999. Payments will be made by check mailed to such Certificateholder at the address appearing on the Certificate Register (except that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment in respect of its Percentage Interest in such Class by wire transfer). Final payments will be made only upon tender of the Certificates to the Trustee for cancellation.

CONVEYANCE OF CONTRACTS

      On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Initial Home Improvement Contracts and the Initial Home Equity Contracts, including all principal and interest received on or with respect to such Contracts (other than receipts of principal and interest due on such Contracts before the Cut-off Date). The Agreement permits the Trust to purchase approximately $62,500,000 aggregate principal balance of Subsequent Home Improvement Contracts and approximately $275,000,000 aggregate principal balance of Subsequent Home Equity Contracts within 60 days after the

Closing Date on one or more closing dates. See "Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account" and "Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" herein.

      The Trustee, concurrently with each conveyance, will execute and deliver the Certificates to or upon the order of the Company. The Contracts are described on a list delivered to the Trustee and certified by a duly authorized officer of the Company. Such list includes the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. The list will be attached as an exhibit to the Agreement and will be available for inspection by any Certificateholder at the principal office of the Company. Prior to the conveyance of the Contracts to the Trust, the Company will have completed a review of all the Contract files, confirming the accuracy of each item on the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

      The Trustee will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such conveyance and assignment.

      Briggs and Morgan, Professional Association, counsel to the Company, will render an opinion to the Trustee that the transfer of the Contracts from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

      The Company will make certain representations and warranties in the Agreement with respect to each Contract, including that: (a) for each Contract other than the Subsequent Home Improvement Contracts and the Subsequent Home Equity Contracts, as of the applicable Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 30 days; (b) for each Subsequent Home Improvement Contract and each Subsequent Home Equity Contract, as of the respective Subsequent Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 30 days; (c) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (d) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally);
(e) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (f) each Contract (if an FHA-insured Home Improvement Contract) was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (g) each Contract was originated by a home improvement contractor or home equity lender in the ordinary course of its business or was originated by the Company directly; (h) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (i) each Contract complies with all requirements of law; (j) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (k) each Contract creates a valid and perfected lien on the related real estate; (l) all parties to each Contract had full legal capacity to execute such Contract; (m) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (n) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clauses (a) and (b) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (o) each Contract is a fully-amortizing loan and provides for level monthly payments based on its applicable Contract Rate, except, in the case of a Balloon Loan, for the final monthly payment, over the term of such Contract;
(p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (r) there is only one original of each Contract; (s) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines; and (t) each Contract is a "qualified mortgage" under section 860G(a)(3) of the Internal Revenue Code of 1986, as amended.

      The Company will also make certain representations and warranties with respect to the Home Improvement Contracts in the aggregate, including that (i) each Home Improvement Contract has a contractual rate of interest of at least 7.00%; (ii) no Home Improvement Contract had a remaining term to maturity at origination of more than 300 months; (iii) no more than 1% of the Home Improvement Contracts, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code; (iv) no more than 5% of the Home Improvement Contracts, by principal balance as of the Cut-off Date, were originated by any one contractor or lender, other than the Home Improvement Contracts purchased from Empire Funding Corp.; and (v) no adverse selection procedures were employed in selecting the Home Improvement Contracts from the Company's portfolio. The Company will make certain additional representations and warranties with respect to the Subsequent Home Improvement Contracts. See "--Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account" herein.

      The Company will also make certain representations and warranties with respect to the Home Equity Contracts in the aggregate, including that (i) each Home Equity Contract (other than the Adjustable Rate Home Equity Contracts) has a contractual rate of interest of at least 6.00%; (ii) no Home Equity Contract had a remaining term to maturity at origination of more than 360 months; (iii) no more than 1% of the Home Equity Contracts, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code; (iv) no more than 7% of the Home Equity Contracts, by principal balance as of the Cut-off Date, were originated by any one lender other than the Company; and (v) no adverse selection procedures were employed in selecting the Home Equity Contracts from the Company's portfolio. The Company will make certain additional representations and warranties with respect to the Subsequent Home Equity Contracts. See "--Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" herein.

      Under the terms of the Agreement, and subject to the Company's option to effect a substitution as described in the next paragraph, the Company has agreed to repurchase, at the Repurchase Price (as defined below), any Contract that is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. The "Repurchase Price," with respect to any Contract to be so repurchased or with respect to a liquidated contract, means the outstanding principal balance of such Contract (without giving effect to any advances made by the Servicer or the Trustee), plus interest on such Contract at the Pass-Through Rate (which will be the weighted average of the Pass-Through Rates of the related Classes of Certificates) from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances made by the Servicer or the Trustee) through the date of such repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement).

      In lieu of repurchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified in Article III of the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a partial Principal Prepayment.

      Under the Agreement, the Company may, at its option, substitute new contracts for Contracts which are prepaid in full prior to February 1, 1999. Any such substitute contracts shall constitute Eligible Substitute Contracts and must be substituted prior to the Determination Date immediately following the calendar month in which the prepayment was received by the Servicer. In the event the aggregate amount of principal received in respect of Contracts prepaid in full in a given calendar month exceeds the aggregate of the Scheduled Principal Balances of Eligible Substitute Contracts substituted therefor, such excess shall be distributed to Certificateholders on the related Payment Date as a prepayment of principal. Notwithstanding the foregoing, there is no assurance that the Company will opt to make any such substitutions nor, should it desire to exercise such option, that Eligible Substitute Contracts will be available therefor.

      Pursuant to the Agreement, the Servicer will service and administer the Contracts conveyed and assigned to the Trustee as more fully set forth below.

CONVEYANCE OF SUBSEQUENT HOME IMPROVEMENT CONTRACTS AND SUB-POOL HI PRE-FUNDING ACCOUNT

      An account (the "Sub-Pool HI Pre-Funding Account") will be established by the Trustee and funded by the Company with approximately $62,500,000 (the "Sub-Pool HI Pre-Funded Amount") on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Home Improvement Contracts. In no event will the Sub-Pool HI Pre-Funded Amount, less the aggregate principal balance of Subsequent Home Improvement Contracts specifically identified for purchase by the Trust as of the Closing Date, represent more than 25% of the Original Sub-Pool HI Certificate Principal Balance. The Sub-Pool HI Pre-Funding Account will be used to purchase Subsequent Home Improvement Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Sub-Pool HI Pre-Funding Account is less than $10,000, (ii) 60 days after the Closing Date or (iii) the date on which an event of termination occurs under the Agreement (the "Funding Period"). The Sub-Pool HI Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Home Improvement Contracts in accordance with the Agreement.

      Under the Agreement following the initial issuance of the Certificates, the Trust will be obligated to purchase Subsequent Home Improvement Contracts from the Company during the Funding Period, subject to the availability thereof. In connection with the purchase of Subsequent Home Improvement Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Sub-Pool HI Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Company will designate the Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the related Subsequent Home Improvement Contracts purchased on such date. The amount paid from the Sub-Pool HI Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Home Improvement Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Home Improvement Contracts in Sub-Pool HI will increase by an amount equal to the aggregate principal balance of the Home Improvement Contracts so purchased and the amount in the Sub-Pool HI Pre-Funding Account will decrease accordingly.

      Any Sub-Pool HI Pre-Funded Amount remaining after the end of the Funding Period will be applied on the next Payment Date to prepay principal on the Class HI: A-1 Certificates. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Home Improvement Contracts purchased by the Trust will require the application of substantially all of the Sub-Pool HI Pre-Funded Amount and that there should be no material amount of principal prepaid to the Class HI: A-1 Certificateholders from the Sub-Pool HI Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Home Improvement Contracts with an aggregate principal balance identical to the remaining Sub-Pool HI Pre-Funded Amount.

      Any conveyance of Subsequent Home Improvement Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to:
(a) each Subsequent Home Improvement Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company may not select Subsequent Home Improvement Contracts in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of the respective Subsequent Cut-off Date the Subsequent Home Improvement Contracts must satisfy the following criteria: (i) no Subsequent Home Improvement Contract may be more than 30 days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of each Subsequent Home Improvement Contract may not exceed 360 months; (iii) each Subsequent Home Improvement Contract must have been underwritten in accordance with the Company's standard underwriting criteria;
(iv) no Subsequent Home Improvement Contract may have a loan-to-value ratio greater than 100%; (v) as a result of the purchase of the Subsequent Home Improvement Contracts, neither the Class HI: A Certificates nor the Class HE: A Certificates will receive from Moody's or Fitch a lower credit rating than the rating assigned at the initial issuance of such Certificates; and (vi) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Home Improvement Contracts conform to the characteristics described herein.

CONVEYANCE OF SUBSEQUENT HOME EQUITY CONTRACTS AND SUB-POOL HE PRE-FUNDING
ACCOUNT

      An account (the "Sub-Pool HE Pre-Funding Account") will be established by the Trustee and funded by the Company with approximately $275,000,000 (the "Sub-Pool HE Pre-Funded Amount") on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Home Equity Contracts. In no event will the Sub-Pool HE Pre-Funded Amount, less the aggregate principal balance of Subsequent Home Equity Contracts specifically identified for purchase by the Trust as of the Closing Date, represent more than 25% of the Original Sub-Pool HE Certificate Principal Balance. The Sub-Pool HE Pre-Funding Account will be used to purchase Subsequent Home Equity Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Sub-Pool HE Pre-Funding Account is less than $10,000, (ii) 60 days after the Closing Date or (iii) the date on which an Event of Termination occurs under the Agreement (the "Funding Period"). The Sub-Pool HE Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Home Equity Contracts in accordance with the Agreement.

      Under the Agreement following the initial issuance of the Certificates, the Trust will be obligated to purchase Subsequent Home Equity Contracts from the Company during the Funding Period, subject to the availability thereof. In connection with the purchase of Subsequent Home Equity Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Sub-Pool HE Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Company will designate the Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the related Subsequent Home Equity Contracts purchased on such date. The amount paid from the Sub-Pool HE Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Home Equity Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Home Equity Contracts in Sub-Pool HE will increase by an amount equal to the aggregate principal balance of the Home Equity Contracts so purchased and the amount in the Sub-Pool HE Pre-Funding Account will decrease accordingly.

      Any Sub-Pool HE Pre-Funded Amount remaining after the end of the Funding Period will be applied on the next Payment Date to prepay principal on the Class HE: A-1B ARM, Class HE: A-1 and Class HE: A-2 Certificates. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Home Equity Contracts will be paid to the Class HE: A-1B ARM Certificateholders, any amounts remaining which had been allocated to the purchase of Group I Subsequent Fixed-Rate Home Equity Contracts will be paid to the Class HE: A-1 Certificateholders and any amounts remaining which had been allocated to the purchase of Group II Subsequent Fixed-Rate Home Equity Contracts will be paid to the Class HE: A-2 Certificateholders. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Home Equity Contracts purchased by the Trust will require the application of substantially all of the Sub-Pool HE Pre-Funded Amount and that there should be no material amount of principal prepaid to the Class HE: A-1B ARM Certificateholders, the Class HE: A-1 Certificateholders or the Class HE: A-2 Certificateholders from the Sub-Pool HE Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Home Equity Contracts with an aggregate principal balance identical to the remaining Sub-Pool HE Pre-Funded Amount.

      Any conveyance of Subsequent Home Equity Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to:
(a) each Subsequent Home Equity Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company may not select Subsequent Home Equity Contracts in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of the respective Subsequent Cut-off Date the Subsequent Home Equity Contracts must satisfy the following criteria: (i) no Subsequent Home Equity Contract may be more than 59 days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of each Subsequent Home Equity Contract may not exceed 360 months; (iii) each Subsequent Home Equity Contract must have been underwritten in accordance with the Company's standard underwriting criteria;
(iv) as a result of the purchase of the Subsequent Home Equity Contracts, the weighted average loan to value ratio of Sub-Pool HE will not be more than 200 basis points more than such ratio with respect to the Initial Home Equity Contracts; (v) as a result of the purchase of the Subsequent Home Equity Contracts, neither the Class HI: A Certificates nor the Class HE: A Certificates will receive from Moody's or Fitch a lower credit rating than the rating assigned at the initial issuance of such Certificates; and (vi) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Home Equity Contracts conform to the characteristics described herein.

GRANTOR TRUST

      Green Tree Grantor Trust 1998-E will be created and established pursuant to the Grantor Trust Agreement. The Depositor will deposit into the Grantor Trust without recourse $330,000,000 of Class HE: A-1 Underlying Certificates issued by the Trust, and the Grantor Trust will issue the Class HE: A-1 Certificates.

      The property of the Grantor Trust will include (a) the Class HE: A-1 Underlying Certificates issued by the Trust and all payments thereon, (b) such amounts as may be held by the Trustee in a trust account (the "Grantor Trust Account") held by the Trustee for the benefit of the Class HE: A-1 Certificateholders, (c) the Swap Agreement and all payments received thereunder and (d) proceeds of all of the foregoing. The Grantor Trust will not acquire any receivables or assets other than the foregoing and will not have any need for additional capital resources. To the extent that payments are made on the Class HE: A-1 Underlying Certificates and payments are received by the Trustee as required under the Swap Agreement, the Grantor Trust will have sufficient liquidity to make interest and principal distributions on the Class HE: A-1 Certificates.

      On each Payment Date with respect to the Class HE: A-1 Certificates, the Trustee will pay to the Class HE: A-1 Certificateholders, to the extent of funds available in the Grantor Trust Account:

    (i) interest at a rate equal to the Class HE: A-1 Pass-Through Rate, less any interest shortfall on the Class HE: A-1 Underlying Certificate for that period, plus any interest shortfall distributed on the related Payment Date with respect to the Class HE: A-1 Underlying Certificate; and

    (ii) principal in an amount equal to the principal received by the Grantor Trust on the related Payment Date with respect to the Class
    HE: A-1 Underlying Certificate.

PAYMENTS ON CONTRACTS

      The Servicer, on behalf of the Trust, will establish and maintain a Certificate Account in an "Eligible Account" (as defined below) at a depository institution (initially U.S. Bank National Association, Minneapolis, Minnesota) with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose short-term deposits have been rated P-1 by Moody's and F-1 by Fitch (if rated by Fitch) or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's and Fitch (if rated by Fitch), and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or (iv) an account that will not cause Moody's or Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by Moody's and Fitch. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the Business Day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least Aa2 by Moody's and AA from Fitch (if rated by Fitch) not in excess of 10% of amounts in the Certificate Account at the time of such investment; and commercial paper assigned a rating of at least P-1 by Moody's and F-1+ by Fitch (if rated by Fitch). Any losses on such investments will be deducted from other investment earnings or from other funds in the Certificate Account.

      All receipts by the Servicer of payments with respect to the Contracts, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one Business Day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Contracts, which are retained by the Servicer as part of its servicing fees and are not paid into the Certificate Account and except for certain proceeds from Liquidated Contracts which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. In addition, all payments under FHA Insurance received by the Servicer, any Advances by the Servicer or the Trustee as described under "Description of the Certificates--Advances," and amounts paid by the Company for Contracts repurchased, or upon substitution for a Contract otherwise required to be repurchased, as a result of a breach of representations or warranties under the Agreement, as described under "Description of the Certificates--Conveyance of Contracts," shall be paid into the Certificate Account.

      On the second Business Day preceding each Payment Date (the "Determination Date"), the Servicer will determine the Sub-Pool HI Amount Available and the Sub-Pool HE Amount Available in the Certificate Account and the amount of funds necessary to make all payments to be made on the next Payment Date from the Certificate Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Certificate Account the Repurchase Price of any Contracts required to be repurchased on such Payment Date, or any amounts required to be deposited upon substitution for any Contract otherwise required to be repurchased on such Purchase Date, as a result of a breach of representations and warranties under the Agreement.

      On each Payment Date the Trustee will withdraw the Sub-Pool HI Amount Available (which will consist primarily of amounts received in respect of the Home Improvement Contracts, but will also include that portion of the Sub-Pool HE Amount Available in excess of the amounts necessary to make the payments described in clauses (i) through (ix) of the succeeding paragraph) from the Certificate Account and make the following payments, in the following order of priority:

  (i) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee with respect to the Home Improvement Contracts to the Servicer;

  (ii) to pay interest and principal on the Sub-Pool HI Certificates, in the following order of priority:

    (A) interest on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class
    HI: B-1 Certificates as follows (including, in each case, any such interest due on a prior Payment Date but not received):

      (I) first, to Class HI: A Certificateholders, interest on the Class
      HI: A Principal Balance;

      (II) second, to Class HI: M-1 Certificateholders, interest on the Class HI: M-1 Adjusted Principal Balance;

      (III) third, to Class HI: M-2 Certificateholders, interest on the Class HI: M-2 Adjusted Principal Balance; and

      (IV) fourth, to Class HI: B-1 Certificateholders, interest on the Class HI: B-1 Adjusted Principal Balance;

    (B) principal on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HI Certificates-- Principal on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class
    HI: B-1 Certificates," in respect of the Sub-Pool HI Formula Principal Distribution Amount;

    (C) principal on the Class HI: A, Class HI: M-1 and Class HI: M-2 Certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HI Certificates-- Principal on the Class HI:
    A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates," in respect of any Sub-Pool HI Supplementary Principal Distribution Amount;

    (D) payments on the Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates in respect of Sub-Pool HI Liquidation Loss Interest Amounts as follows:

      (I) first, to Class HI: M-1 Certificateholders, any unpaid Class
      HI: M-1 Liquidation Loss Interest Amount;

      (II) second, to Class HI: M-2 Certificateholders, any unpaid Class
      HI: M-2 Liquidation Loss Interest Amount; and

      (III) third, to Class HI: B-1 Certificateholders, any unpaid Class
      HI: B-1 Liquidation Loss Interest Amount; and

    (E) interest and principal on the Class HI: B-2 Certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HI Certificates--Class HI: B-2 Interest" and "--Class HI: B-2 Principal."

  (iii) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer with respect to the Home Improvement Contracts;

  (iv) to reimburse the Trustee or any successor Servicer for any payments of FHA Insurance premiums with respect to the Home Improvement Contracts not paid by the Company, as Servicer, and for which the Trustee or such successor Servicer has not been reimbursed by the Company;

  (v) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances with respect to the Home Improvement Contracts made in respect of current or prior Payment Dates;

  (vi) to reimburse the holder of the Class C Certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise;

  (vii) to reimburse the Company for any prior unreimbursed Class HI: B-2 Guaranty Payments;

  (viii) to pay the Class HI: B-2 Guaranty Fee to the Company; and

  (ix)  to pay any remaining amounts to the holder of the Class C
  Certificate.

      On each Payment Date the Trustee will withdraw the Sub-Pool HE Amount Available (which will consist primarily of amounts received in respect of the Home Equity Contracts, but will also include that portion of the Sub-Pool HI Amount Available in excess of the amounts necessary to make the payments described in clauses (i) through (viii) of the preceding paragraph) and withdrawals from the Reserve Account from the Certificate Account and make the following payments (together with payments in respect of the Reserve Account loan), in the following order of priority:

  (i) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee with respect to the Home Equity Contracts to the Servicer;

  (ii) to pay interest and principal on the Sub-Pool HE Certificates, in the following order of priority:

    (A) interest on the Class HE: A Certificates (including the Class
    HE: A-1 Underlying Certificate but excluding the Class HE: A-1 Certificates), and the Class HE: M-1 and Class HE: M-2 Certificates as follows (including, in each case, any such interest due on a prior Payment Date but not received):

      (I) first, to such Class HE: A Certificateholders, interest on the Class HE: A Principal Balance or, in the case of the Class HE: A-5 IO Certificates, on the Notional Principal Amount;

      (II) second, to Class HE: M-1 Certificateholders, interest on the Class HE: M-1 Adjusted Principal Balance; and

      (III) third, to Class HE: M-2 Certificateholders, interest on the Class HE: M-2 Adjusted Principal Balance;

    (B) principal on the Class HE: A Certificates (including the Class
    HE: A-1 Underlying Certificate but excluding the Class HE: A-1 Certificates), and the Class HE: M-1 and Class HE: M-2 Certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HE Certificates--Principal on the Class HE: A, Class HE: M-1 and Class HE: M-2 Certificates," in respect of the Sub-Pool HE Formula Principal Distribution Amount;

    (C) payments on the Class HE: M-1 and Class HE: M-2 Certificates in respect of Sub-Pool HE Liquidation Loss Interest Amounts as follows:

      (I) first, to Class HE: M-1 Certificateholders, any unpaid Class
      HE: M-1 Liquidation Loss Interest Amount; and

      (II) second, to Class HE: M-2 Certificateholders, any unpaid Class
      HE: M-2 Liquidation Loss Interest Amount;

    (D) interest and principal on the Class HE: B Certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HE Certificates--Class HE: B Interest" and "--Class HE: B Principal;" and

    (E) interest (to the extent not paid on a prior Payment Date) on the Class HE: A-1B ARM Certificates for any Payment Date with respect to which the Available Funds Pass-Through Rate was less than one-month LIBOR plus the Pass-Through Margin (or 14.0% if less), calculated on the Class HE: A-1B ARM Principal Balance for such Payment Date at a rate equal to such difference, plus interest on such amount accrued from such Payment Date to the Payment Date on which such amount is paid.

  (iii) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer with respect to the Home Equity Contracts;

  (iv) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances with respect to the Home Equity Contracts made in respect of current or prior Payment Dates;

  (v) to reimburse the holder of the Class C Certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise;

  (vi) to reimburse the Company for any prior unreimbursed Class HE: B Guaranty Payments;

  (vii) to pay the Class HE: B Guaranty Fee to the Company; and

  (viii) to pay any remaining amounts to the holder of the Class C
  Certificate.

      The Scheduled Principal Balance of a Contract with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the calendar month preceding such Payment Date as specified in its amortization schedule, after giving effect to any previous partial Principal Prepayments and to the scheduled payment due on such Due Date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Principal Balance, with respect to the Contract Pool or a given Sub-Pool, as of any Payment Date, is the aggregate of the Scheduled Principal Balances of Contracts comprising the Contract Pool or such Sub-Pool, as the case may be, that were outstanding during the preceding Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

DISTRIBUTIONS ON SUB-POOL HI CERTIFICATES

      On each Payment Date, distributions on the Sub-Pool HI Certificates will be made to the holders of the Class HI: A Certificates, the Class HI: M Certificates and the Class HI: B Certificates in the manner described below. Distributions of interest and principal on the Sub-Pool HI Certificates will be made primarily from amounts available in respect of the Home Improvement Contracts comprising Sub-Pool HI, although, under certain circumstances as described herein, amounts available in respect of the Home Equity Contracts in Sub-Pool HE may be available to make such distributions.

      Sub-Pool HI Certificateholders will be entitled to receive on each Payment Date commencing in January 1999, to the extent that the Sub-Pool HI Amount Available (as defined herein) in the Certificate Account (together with, in the case of the Class HI: B-2 Certificates, any Class HI: B-2
Guaranty Payment, as described below) is sufficient therefor, distributions allocable to interest and principal, as described herein. The rights of the Class HI: M and Class HI: B Certificateholders to receive distributions in respect of the Sub-Pool HI Amount Available are subordinated to the rights of the Class HI: A Certificateholders; the rights of the Class HI: M-2 and Class
HI: B Certificateholders to receive such distributions are further subordinated to the rights of the Class HI: M-1 Certificateholders; the rights of the Class HI: B Certificateholders to receive such distributions are further subordinated to the rights of the Class HI: M-2 Certificateholders; and the rights of the Class HI: B-2 Certificateholders to receive such distributions are further subordinated to the rights of the Class HI: B-1 Certificateholders. Distributions will be made on each Payment Date commencing in January 1999 to holders of record on the related Record Date, except that the final distribution in respect of the Sub-Pool HI Certificates will only be made upon presentation and surrender of the Sub-Pool HI Certificates at the office or agency appointed by the Trustee for that purpose in Minneapolis or St. Paul, Minnesota.

      The Sub-Pool HI Amount Available will consist primarily of payments made on or in respect of the Home Improvement Contracts comprising Sub-Pool HI and will include amounts payable, subject to the subordination described herein, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee with respect to the Home Improvement Contracts, to the Company as the Class HI: B-2 Guaranty Fee, and to the Class C Certificateholders.

Interest on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates

      Interest will be distributable first to each Class of Class HI: A Certificates concurrently, then to the Class HI: M-1 Certificates, then to the Class HI: M-2 Certificates and then to the Class HI: B-1 Certificates. Interest on the outstanding Class HI: A Principal Balance, Class HI: M-1 Adjusted Principal Balance, Class HI: M-2 Adjusted Principal Balance and Class HI: B-1 Adjusted Principal Balance, as applicable, will accrue at the related Pass-Through Rate from December 7, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The "Principal Balance" of a Class of Sub-Pool HI Certificates as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed on account of principal of such Class. The "Class HI: A Principal Balance" as of any Payment Date is the sum of the Class HI: A-1 Principal Balance, the Class HI: A-2 Principal Balance and the Class HI: A-3 Principal Balance. The "Class HI: M Principal Balance" as of any Payment Date is the sum of the Class HI: M-1 Principal Balance and the Class HI: M-2 Principal Balance. The "Class HI: M-1 Adjusted Principal Balance" as of any Payment Date is the Class HI: M-1 Principal Balance less any Class HI: M-1 Liquidation Loss Amount. The Pass-Through Rates for the Class HI: A, Class HI:
M and Class HI: B-1 Certificates are set forth on the cover of this Prospectus Supplement. The "Class HI: M-2 Adjusted Principal Balance" as of any Payment Date is the Class HI: M-2 Principal Balance less any Class HI: M-2 Liquidation Loss Amount (described below under "Losses on Liquidated Home Improvement Contracts"). The "Class HI: B Principal Balance" as of any Payment Date is the sum of the Class HI: B-1 Principal Balance and the Class HI: B-2 Principal Balance. The "Class HI: B-1 Adjusted Principal Balance" as of any Payment Date is the Class HI: B-1 Principal Balance less any Class HI: B-1 Liquidation Loss Amount (described below under "Losses on Liquidated Home Improvement Contracts").

      The Pass-Through Rates on the Class HI: A, Class HI: M and Class HI: B-1 Certificates are set forth on the cover of this Prospectus Supplement. The Class HI: B-2 Pass-Through Rate is 8.50%, subject to a maximum rate equal to the weighted average of the Contract Rates on the Home Improvement Contracts.

      In the event that, on a particular Payment Date, the Sub-Pool HI Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of a Class of Class HI: A Certificates, Class HI: M-1 Certificates, Class HI: M-2 Certificates or Class HI: B-1 Certificates, after payment of interest on each Class of Sub-Pool HI Certificates that is senior to such Class of Certificates (the Class HI: A Certificates being treated as a single Class for this purpose), the amount of interest to be distributed in respect of such Class will be allocated among the outstanding Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate, to the extent legally permissible.

Principal on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates.

      The Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates will be entitled to receive on each Payment Date as distributions of principal, in the order of priority set forth below and to the extent of the Sub-Pool HI Amount Available in the Certificate Account after payment of all interest then accrued on the Class HI: A Principal Balance, Class HI: M-1 Adjusted Principal Balance, Class HI: M-2 Adjusted Principal Balance and Class
HI: B-1 Adjusted Principal Balance, an amount equal to the Sub-Pool HI Senior Percentage (as defined below) or the Class HI: B Percentage, as applicable, of the "Sub-Pool HI Formula Principal Distribution Amount," which is the sum of
(i) all scheduled payments of principal due on each outstanding Home Improvement Contract during the related Due Period, (ii) the Scheduled Principal Balance of each Home Improvement Contract which, during such Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such Due Period in respect of Home Improvement Contracts, (iv) the Scheduled Principal Balance of each Home Improvement Contract that became a Liquidated Contract during such Due Period, and (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class HI: B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class HI: B-2 Guaranty Payment and corresponding reduction in the Class
HI: B-2 Principal Balance, less any Sub-Pool HI Over-Collateralization Adjustment Amount (as described below). In addition, on each Payment Date occurring in January 2002 or after on which the Sub-Pool HI Current Realized Loss Test (as described below) has not been met and the ratio of (i) the Net Liquidation Losses on all FHA-Insured Contracts that became Liquidated Contracts in any Due Period preceding such Payment Date to (ii) the aggregate Repurchase Price of all such Liquidated Contracts is 50% or more, Holders of a Class of Class HI: A or Class HI: M Certificates will be entitled to receive as payments of principal, in the order of priority set forth below, the Sub-Pool HI Supplementary Principal Distribution Amount (which is the balance, if any, of the Sub-Pool HI Amount Available in the Certificate Account after payment of
(1) all interest then accrued on the Class HI: A Principal Balance, Class HI:
M-1 Adjusted Principal Balance, Class HI: M-2 Adjusted Principal Balance and Class HI: B-1 Adjusted Principal Balance, and (2) the Sub-Pool HI Formula Principal Distribution Amount). When the Principal Balance of a Class of Sub-Pool HI Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

      The Scheduled Principal Balance of a Contract with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the Due Period, after giving effect to any previous partial Principal Prepayments applied and to the scheduled payment due on such Due Date, and after giving effect to any adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Principal Balance, with respect to the Contract Pool or a given Sub-Pool as of any Payment Date, is the aggregate of the Scheduled Principal Balances of Contracts comprising the Contract Pool or such Sub-Pool, as the case may be, that were outstanding during the preceding Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

      The Sub-Pool HI Over-Collateralization Adjustment Amount for any Payment Date will be the excess, if any, of the (1) the excess of (x) the Pool Scheduled Principal Balance of Sub-Pool HI over (y) the sum of the Class HI: A Principal Balance, the Class HI: M Principal Balance and the Class HI: B Principal Balance, over (2) 2% of the Pool Scheduled Principal Balance of Sub-Pool HI.

      The Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount and any Sub-Pool HI Supplementary Principal Distribution Amount will be distributed, to the extent of the Sub-Pool HI Amount Available, after payment of all interest then accrued on the Class HI: A Principal Balance, Class HI: M-1 Adjusted Principal Balance, Class HI: M-2 Adjusted Principal Balance and Class HI: B-1 Adjusted Principal Balance, first, to the Class HI: A-1 Certificateholders until the Class HI: A-1 Principal Balance has been reduced to zero, then to the Class HI: A-2 Certificateholders until the Class HI: A-2 Principal Balance has been reduced to zero, then to the Class HI:
A-3 Certificateholders until the Class HI: A-3 Principal Balance has been reduced to zero, then to the Class HI: M-1

Certificateholders until the Class HI: M-1 Principal Balance has been reduced to zero and then to the Class HI: M-2 Certificateholders until the Class HI: M-2 Principal Balance has been reduced to zero.

      The Sub-Pool HI Senior Percentage for any Payment Date prior to the Class
HI: B Cross-over Date (as described below), and for any Payment Date on or after the Class HI: B Cross-over Date on which each Class HI: B Principal Distribution Test (as described below) has not been satisfied, will equal 100%. On each Payment Date on or after the Class HI: B Cross-over Date, if each Class
HI: B Principal Distribution Test has been satisfied on such Payment Date, the Sub-Pool HI Senior Percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class HI: A Principal Balance and the Class HI: M Principal Balance for such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI for the immediately preceding Payment Date.

      Payments of principal on the Class HI: B-l Certificates will not commence until the Class HI: B Cross-over Date, and will be made on that Payment Date and each Payment Date thereafter only if each Class HI: B Principal Distribution Test (as defined below) is satisfied on such Payment Date (unless the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero). The Class HI: B Cross-over Date will be the earlier of
(A) the Payment Date on which the Class HI: M-2 Principal Balance is reduced to zero and (B) the first Payment Date on or after the Payment Date in January 2002 on which the fraction, expressed as a percentage, the numerator of which is the Class HI: B Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding Payment Date, is equal to or greater than 20%.

      On each Payment Date on or after the Class HI: B Cross-over Date and prior to the Payment Date on which the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero, holders of Class HI: B Certificates will be entitled to distributions of principal only if each of the following tests (each a "Class HI: B Principal Distribution Test") is satisfied on such Payment Date: (i) the average of the Sub-Pool HI Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed 2.5%; (ii) the average of the Sub-Pool HI Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed 5%; (iii) the Sub-Pool HI Cumulative Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 10%; (iv) the Sub-Pool HI Current Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 2.5%; and (v) the Class HI: B Principal Balance divided by the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding Payment Date must be equal to or greater than 20%.

      On each Payment Date on which the Class HI: B Certificates are eligible to receive distributions of principal, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount less the Class HI: B Floor Reduction Amount (as described below) will be paid to the Class HI: B-1 Certificateholders to the extent of the Sub-Pool HI Amount Available, after payment of all interest then accrued on the Class HI: A Principal Balance, Class HI: M-1 Adjusted Principal Balance, Class HI: M-2 Adjusted Principal Balance and Class HI: B-1 Adjusted Principal Balance and all principal then due on the Class HI: A Certificates and Class HI: M Certificates, until the Class
HI: B-l Principal Balance has been reduced to zero. The Class HI: B Floor Reduction Amount means as to any payment date prior to the Class HI: M-2 Cross-over Date, the amount, if any, by which the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount exceeds (a) the Class HI: B Principal Balance prior to the effect of such distribution less (b) $1,250,000, and after the Class HI: M-2 Cross-over Date the amount will equal zero.

      Any Class HI: B Floor Reduction Amount will be distributed to the Class
HI: A-1 Certificates until the balance is reduced to zero, then to Class HI: A-2 Certificates until the balance is reduced to zero, then to Class HI: A-3 Certificates until the balance is reduced to zero, then to Class HI: M-1 Certificates, until the balance is reduced to zero, and then to Class HI: M-2 Certificates until the balance is reduced to zero.

      The Class HI: B Percentage for any Payment Date will be equal to 100% minus the Sub-Pool HI Senior Percentage. The Class HI: B Percentage for each Payment Date, if any, after the Class HI: A Principal Balance and the Class HI:
M Principal Balance have been reduced to zero will be equal to 100%.

      Notwithstanding the foregoing, on any Payment Date as to which there is a Class HI: A Liquidation Loss Principal Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount is less than the Class HI: A Principal Balance), the remaining Sub-Pool HI Amount Available, after payment of all interest then accrued on the Class HI: A Principal Balance, Class HI: M-1 Adjusted Principal Balance, Class HI: M-2 Adjusted Principal Balance and Class HI: B-1 Adjusted Principal Balance, will be distributed pro rata to each Class of Class HI: A Certificates based on the Principal Balance of each Class (but in no event will such amount exceed the Principal Balance of any such Class).

Class HI: B-2 Interest.

      Interest on the outstanding Class HI: B-2 Principal Balance will accrue from December 7, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

      To the extent of (i) the remaining Sub-Pool HI Amount Available, if any, for a Payment Date after payment of all interest and principal then payable on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates, and (ii) the Class HI: B-2 Guaranty Payment, if any, for such date, interest will be paid to the Class HI: B-2 Certificateholders on such Payment Date at the Class HI: B-2 Pass-Through Rate on the then outstanding Class HI: B-2 Principal Balance. The Class HI: B-2 Principal Balance is the Original Class
HI: B-2 Principal Balance less all amounts previously distributed to the Class
HI: B-2 Certificateholders (including any Class HI: B-2 Guaranty Payments) on account of principal.

      In the event that, on a particular Payment Date, the remaining Sub-Pool HI Amount Available in the Certificate Account plus any amounts actually paid under the Class HI: B-2 Limited Guaranty are not sufficient to make a full distribution of interest to the Class HI: B-2 Certificateholders, the amount of the deficiency will be carried forward as an amount that the Class HI: B-2 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class HI: B-2 Pass-Through Rate.

Class HI: B-2 Principal.

      Except for payments of the Class HI: B-2 Liquidation Loss Principal Amount, payments of principal on the Class HI: B-2 Certificates will not commence until the Payment Date on which the Class HI: B-1 Principal Balance has been reduced to zero (the "Class HI: B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class
HI: B Principal Distribution Test is satisfied on such Payment Date (unless the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero). On any such Payment Date, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount less the Class HI: B Floor Reduction Amount will be distributed, to the extent of the Sub-Pool HI Amount Available, after payment of all interest and principal then due on the Class
HI: A and Class HI: M Certificates, and any amounts actually paid under the Class HI: B-2 Limited Guaranty, in each case after payment of interest on the Class HI: B-2 Certificates, to the Class HI: B-2 Certificateholders until the Class HI: B-2 Principal Balance has been reduced to zero. The Class HI: B-2 Principal Balance generally will not be reduced below $1,250,000 until the Class HI: A Principal Balance, the Class HI: M Principal Balance and the Class
HI: B-1 Principal Balance have been reduced to zero.

      On each Payment Date, the Class HI: B-2 Certificateholders will be entitled to receive, pursuant to the Class HI: B-2 Limited Guaranty, the Class
HI: B-2 Liquidation Loss Principal Amount until the Class HI: B-2 Principal Balance has been reduced to zero.

DISTRIBUTIONS ON SUB-POOL HE CERTIFICATES

      On each Payment Date, distributions on the Sub-Pool HE Certificates will be made to the holders of the Class HE: A Certificates, the Class HE: M Certificates and the Class HE: B Certificates, in the manner described below. Distributions of interest and principal on the Sub-Pool HE Certificates will be made primarily from amounts available in respect of the Home Equity Contracts comprising Sub-Pool HE, although, under certain circumstances as described herein, amounts available in respect of the Home Improvement Contracts in Sub-Pool HI may be available to make such distributions.

      Sub-Pool HE Certificateholders will be entitled to receive on each Payment Date commencing in January 1999, to the extent that the Sub-Pool HE Amount Available plus any Reserve Account Withdrawal Amount (as defined herein) in the Certificate Account (together with, in the case of the Class HE: B Certificates, the Class HE: B Guaranty Payment, as described below) is sufficient therefor, distributions allocable to interest and principal, as described herein. The rights of the Class HE: M and Class HE: B Certificateholders to receive distributions in respect of the Sub-Pool HE Amount Available are subordinated to the rights of the Class HE: A Certificateholders; the rights of the Class HE: M-2 and Class HE: B Certificateholders to receive such distributions are further subordinated to the rights of the Class HE: M-1 Certificateholders; and the rights of the Class
HE: B Certificateholders to receive such distributions are further subordinated to the rights of the Class HE: M-2 Certificateholders. Distributions will be made on each Payment Date commencing in January 1999 to holders of record on the related Record Date, except that the final distribution in respect of the Sub-Pool HE Certificates will only be made upon presentation and surrender of the Sub-Pool HE Certificates at the office or agency appointed by the Trustee for that purpose in Minneapolis or St. Paul, Minnesota.

      The Class HE: A and Class HE: M Certificateholders will have the benefit of a reserve account (the "Reserve Account") to cover Liquidation Losses on the Home Equity Contracts. The Reserve Account will equal $44,000,000 on the Closing Date. Withdrawals will be made from the Reserve Account to cover Liquidation Losses on the Home Equity Contracts, and to repay the loan used to fund the Reserve Account, as described below. Additions will be made to the Reserve Account from the Sub-Pool HE Amount Available in an amount equal to those withdrawals from the Reserve Account that are used to repay the loan upon certain triggering events described below.

Reserve Account Loan

      The Reserve Account will be fully funded on the closing date by a loan. Loan fees due on the Reserve Account Loan will be paid on each Payment Date from the amount available to the Class HE Certificateholders.

      Amounts will be released on each Payment Date from the Reserve Account to pay a portion of the principal on the Reserve Account loan, commencing on or after the Payment Date in January 2002 if on that Payment Date, certain tests have been met. The loan reduction amount on any such Payment Date will be the excess of the sum of the Class HE: B Adjusted Principal Balance and the Reserve Account balance over 16% of the Pool Scheduled Principal Balance of Sub-Pool HE as of that Payment Date. However, if the Class HE: A and Class HE: M Principal Balances have been reduced to zero, the Reserve Account Balance will also be zero.

      In addition, if on a Payment Date certain triggering events have occurred, amounts will be released from the reserve account to pay the Reserve Account loan on that Payment Date, and on each succeeding Payment Date until the triggering event is cured. In this case, the amount of the repayment on that date will equal, in general, the Sub-Pool HE Amount Available on that Payment Date less all amounts which the Class HE: A and Class HE: M Certificateholders are entitled to receive on that Payment Date. A triggering event will occur if Liquidation Losses on Contracts included in Sub-Pool HE exceed specified amounts, if prepayments fall below certain levels, or if the Sub-Pool HE Amount Available, after payment of interest and principal to Class
HE: A and Class HE: M Certificateholders, is less than a specified amount.

      On the earlier of the Payment Date in January 2006 or the Payment Date on which any termination event has occurred, a portion of the Sub-Pool HE Amount Available may be applied to pay the Reserve Account loan on that Payment Date, and on each succeeding Payment Date, until the Reserve Account loan has been paid in full. In this case, the amount of each repayment will equal, in general, the Sub-Pool HE Amount Available on that Payment Date, less all amounts which the Class HE: A and Class HE: M Certificateholders are entitled to receive on that Payment Date. Termination events include an event of default under the Reserve Account loan agreement, the exercise by the Servicer of its right to purchase the Contracts in the trust created under the Pooling and Servicing Agreement after the scheduled principal balance of all such Contracts is less than 10% of the aggregate principal balance of the Certificates on the Closing Date, and the failure of certain tests related to the performance of the Contracts included in Sub-Pool HE.

      See "Description of the Certificates" for a detailed description of the amounts on deposit in the Certificate Account that will constitute the Sub-Pool HE Amount Available on each Payment Date. The Sub-Pool HE Amount Available will consist primarily of payments made on or in respect of the Home Equity Contracts comprising Sub-Pool HE and will include amounts payable, subject to the subordination described herein, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servicing Fee with respect to the Home Equity Contracts, to the Company as the Class HE: B Guaranty Fee, and to the Class C Certificateholders.

Interest on the Class HE: A, Class HE: M-1 and Class HE: M-2.

      Interest will be distributable first to each Class of Class HE: A Certificates concurrently, then to the Class HE: M-1 Certificates and then to the Class HE: M-2 Certificates. Interest on the outstanding Class HE: A Principal Balance (or, in the case of the Class HE: A-5 IO Certificates, on the Notional Principal Amount), Class HE: M-1 Adjusted Principal Balance and Class
HE: M-2 Adjusted Principal Balance, as applicable, will accrue at the related Pass-Through Rate from December 7, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date. Interest on each Class of Class HE: A Certificates, other than the Class HE: A-1B ARM and Class HE: A-1 Certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class HE: A-1B ARM and Class
HE: A-1 Certificates will be computed on the basis of actual days elapsed in a 360-day year. The "Principal Balance" of a Class of Sub-Pool HE Certificates (other than the Class HE: A-5 IO Certificates, which has no Principal Balance) as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed on account of principal of such Class. The "Class HE: A Principal Balance" as of any Payment Date is the sum of the Class
HE: A-1A NAS Principal Balance, the Class HE: A-1B ARM Principal Balance, the Class HE: A-1 Principal Balance, the Class HE: A-2 Principal Balance, the Class
HE: A-3 Principal Balance and the Class HE: A-4 Principal Balance. The "Class
HE: M Principal Balance" as of any Payment Date is the sum of the Class HE: M-1 Principal Balance and the Class HE: M-2 Principal Balance. The "Class HE: M-1 Adjusted Principal Balance" as of any Payment Date is the Class HE: M-1 Principal Balance less any Class HE: M-1 Liquidation Loss Amount (described below under "Losses on Liquidated Home Equity Contracts"). The "Class HE: M-2 Adjusted Principal Balance" as of any Payment Date is the Class HE: M-2 Principal Balance less any Class HE: M-2 Liquidation Loss Amount (described below under "Losses on Liquidated Home Equity Contracts").

      The Pass-Through Rates for the Class HE: A (other than the Class HE: A-1B ARM and Class HE: A-1) and Class HE: M Certificates are set forth on the cover of this Prospectus Supplement.

      The Class HE: A-1B ARM Pass-Through Rate is a floating rate equal to the lesser of one-month LIBOR plus the Class A-1B ARM Pass-Through Margin or the Available Funds Pass-Through Rate, but in no case more than 14.0%. The Class A-1B ARM Pass-Through Margin will equal 0.65% per annum on each Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is 10% or more of the Cut-off Date Pool Principal Balance of the Contract Pool, and 0.90% per annum on each Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is less than 10% of the aggregate principal balance of the Certificates on the Closing Date. The Available Funds Pass-Through Rate for any Payment Date will be a rate per annum equal to the weighted average of the Expense Adjusted Contract Rates on the then outstanding Adjustable Rate Home Equity Contracts. The

Expense Adjusted Contract Rate on any Adjustable Rate Home Equity Contract is equal to the then applicable Mortgage Rate thereon, minus the Expense Fee Rate. The Expense Fee Rate is 0.50% per annum.

      In addition, if on any Payment Date the Class HE: A-1B ARM Pass-Through Rate is less than one-month LIBOR plus the Pass-Through Margin (or 14.0% if less) because of the limit of the Available Funds Pass-Through Rate, supplemental interest on the Class HE: A-1B ARM Principal Balance at a rate equal to such difference will be payable on the Class HE: A-1B ARM Certificates, to the extent the Sub-Pool HE Amount Available is sufficient therefor after payment of all interest and principal due on the Sub-Pool HE Certificates on, and unpaid loan fees and certain other amounts payable to the Reserve Account Lenders as of, such Payment Date. The loan fees are generally calculated at 1.50% per annum until the seventh anniversary of the Closing Date and thereafter at a rate of 2.5% per annum.

      One-month LIBOR with respect to any monthly interest period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. For a description of the method used to calculate one-month LIBOR, see "Description of the Certificates--Calculation of One-Month LIBOR."

      Through the Payment Date in January 2014, or as described below in this paragraph, the Class HE: A-1 Pass-Through Rate will be a floating rate equal to one-month LIBOR (as defined under the Swap Agreement) plus 0.57%, but in no case more than 14.0%. On each Payment Date after January 2014, the Class HE: A-1 Pass-Through Rate will equal the Pass-Through Rate on the Class HE: A-1 Underlying Certificates, which is 6.2375%. On the Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is less than 10% of the aggregate Principal Balance of the Certificates on the Closing Date, the Class
HE: A-1 Pass-Through Rate will increase by 0.25%.

      Interest will be calculated on the Class HE: A-5 IO Certificates on each Payment Date based on the Notional Principal Amount, which for the first 24 Payment Dates is equal to $82,500,000 (or the Class HE: A Principal Balance for such Payment Date, if less), and will thereafter equal zero. The Notional Principal Amount provides a basis for calculating interest payments only, and does not represent the right to receive any distributions of principal.

      In the event that, on a particular Payment Date, the Sub-Pool HE Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of a Class of Class HE: A Certificates, Class HE: M-1 Certificates or Class HE: M-2 Certificates, after payment of interest on each Class of Sub-Pool HE Certificates that is senior to such Class of Certificates (the Class HE: A Certificates being treated as a single Class for this purpose), the amount of interest to be distributed in respect of such Class will be allocated among the outstanding Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. In such event, the amount of interest to be distributed to the Class HE: A-1 Certificates will be reduced by the amount of the interest shortfall in respect of the Class
HE: A-1 Underlying Certificates. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate (and in the case of the Class
HE: A-1 Certificates, at the Pass-Through Rate for the Class HE: A-1 Underlying Certificates), to the extent legally permissible.

Principal on the Class HE: A, Class HE: M-1 and Class HE: M-2 Certificates.

      The Class HE: A (other than the Class HE: A-5 IO Certificates, which will receive no distributions of principal), Class HE: M-1 and Class HE: M-2 Certificates will be entitled to receive on each Payment Date distributions of principal in the order of priority set forth and as otherwise described below, to the extent of the Sub-Pool HE Amount Available in the Certificate Account after payment of all interest then accrued on the Class HE: A Principal Balance, Class HE: M-1 Adjusted Principal Balance and Class HE: M-2 Adjusted Principal Balance and after payment of any unpaid Loan Fees payable to the Reserve Account Lenders.

      Holders of the Class HE: A-1A NAS Certificates will generally be entitled to receive, as payments of principal, an amount equal to Class HE: A-1A NAS Percentage of the Class HE: A ARM Portion, until the Class HE: A-1A NAS Principal Balance is reduced to zero. Holders of the Class HE: A-1B ARM Certificates will generally be entitled to receive, as payments of principal, the Class HE: A ARM Portion less an amount equal to the lesser of the Class A-1A NAS Principal Balance and the Class HE: A-1A NAS Percentage of the Class HE: A ARM Portion, until the Class HE: A-1B ARM Principal Balance is reduced to zero.

      "Class HE: A-1A NAS Percentage" means, as to any Payment Date, (i) 0% prior to the Payment Date in September 2000 (unless the Class HE: A-1B ARM Principal Balance has been reduced to zero), (ii) 90% on the Payment Date in September 2000 and thereafter (unless the Class HE: A-1B ARM Principal Balance has been reduced to zero), and (iii) on and after any Payment Date on which the Class HE: A-1B ARM Principal Balance has been reduced to zero (until the Class
HE: A-1A NAS Principal Balance has been reduced to zero), 100%.

      "Class HE: A ARM Portion" means, generally, as to any Payment date,

        (a) if such Payment Date is on or prior to the Class HE: A ARM Cross-over Date, an amount equal to the Sub-Pool HE ARM Formula Principal Distribution Amount;

        (b) if such Payment Date is on or prior to the Class HE: A ARM Cross-over Date, and after the Class HE: A-1 Underlying and Class HE: A-4 Cross-over Dates, an amount equal to the Sub-Pool HE Formula Principal Distribution Amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts;

        (c) if such Payment Date is after the Class HE: ARM Cross-over Date,
  $0.

      "Sub-Pool HE: ARM Formula Principal Distribution Amount" means, as to any Payment Date, the sum of the following amounts with respect to the related Due Period, in each case computed in accordance with the method specified in the relevant Adjustable Rate Home Equity Contract:

        (a) all scheduled payments of principal due on each outstanding Adjustable Rate Home Equity Contract during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

        (b) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period in respect of the Adjustable Rate Home Equity Contracts; plus

        (c) the aggregate Scheduled Principal Balance of all Adjustable Rate Home Equity Contracts that became Liquidated Contracts during the prior Due Period plus the amount of any reduction in principal balance of any Adjustable Rate Home Equity Contracts during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

        (d) the aggregate Scheduled Principal Balance of all Adjustable Rate Home Equity Contracts repurchased, and all amounts deposited in lieu of the repurchase of any Adjustable Rate Home Equity Contract, during the prior Due Period, any amount required to be deposited by the Company in the Certificate Account during the prior Due Period; plus

        (e) on the Payment Date which is on or after the last day of the Pre-Funding Period, the amount (if any) then on deposit in the Sub-Pool HE Pre-Funding ARM Subaccount.

      The Class HE: A-1 Underlying Certificateholders will be entitled to receive, as payments of principal, the Class HE: A-1 Underlying Portion, until the Class HE: A-1 Principal Balance is reduced to zero. "Class HE: A-1 Underlying Portion" means, generally, as to any payment Date,

        (a) if such Payment Date is on or prior to the Class HE: A-1 Underlying and Class HE: A-4 Cross-over Dates, an amount equal to the Sub-Pool HE Group I Formula Principal Distribution Amount less the product of
  (i) the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts times (ii) a fraction, the numerator of which is the Sub-Pool HE Group I Formula Principal Distribution Amount and the denominator of which is the Sub-Pool HE: Group I Formula Principal Distribution Amount plus the Sub-Pool HE: Group II Formula Principal Distribution Amount;

        (b) if such Payment Date is on or prior to the Class HE: A-1 Underlying Cross-over Date and the Class HE: A ARM Cross-over Date but after the Class HE: A-4 Cross-over Date, an amount equal to the Sub-Pool HE Fixed Rate Formula Principal Distribution Amount less the sum of the Class
  HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution
  Amounts;

        (c) if such Payment Date is on or prior to the Class HE: A-1 Underlying Cross-over Date and after the Class HE: A-4 and Class HE: A ARM Cross-over Dates, an amount equal to the Sub-Pool HE Formula Principal Distribution Amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts times;

        (d) if such Payment Date is after the Class HE: A-1 Underlying Cross-over Date, $0.

      "Sub-Pool HE: Group I Formula Principal Distribution Amount" means, as to any Payment Date, the sum of:

        (a) all scheduled payments of principal due on each outstanding Group I Contract during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

        (b) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Group I Contracts; plus

        (c) the aggregate Scheduled Principal Balance of all Group I Contracts that became Liquidated Contracts during the prior Due Period plus the amount of any reduction in principal balance of any Group I Contract during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

        (d) the aggregate Scheduled Principal Balance of all Group I Contracts repurchased, and all amounts deposited in lieu of the repurchase of any Group I Contract, during the prior Due Period, any amount required to be deposited by the Company in the Certificate Account during the prior Due Period; plus

        (e) any amount described in clauses (a) through (d) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (1) the Payment Date occurs on or after the Payment Date on which the Class HE: B Principal Balance has been reduced to zero, or (2) such amount was not covered by a Class HE: B Guaranty Payment and corresponding reduction in the Class HE: B Principal Balance; plus

        (f) on the Payment Date on or after the last day of the Pre-Funding Period, the Sub-Pool HE Pre-Funded Group I Amount.

      Holders of the Class HE: A-2, Class HE: A-3 and Class HE: A-4 Certificates will be entitled to receive, as payments of principal, an amount equal to the Class HE: A(2, 3, 4) Portion. When the Principal Balance of a Class of Sub-Pool HE Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

      "Class HE: A (2, 3, 4) Portion" means, generally, as to any Payment Date,

        (a) if such Payment Date is on or prior to the Class HE: A-4, Class
  HE: A-1 Underlying, and Class HE: A ARM Cross-over Dates, an amount equal to the Sub-Pool HE Group II Formula Principal Distribution Amount less the product of (i) the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts times (ii) a fraction, the numerator of which is the Sub-Pool HE Group II Formula Principal Distribution Amount and the denominator of which is the Sub-Pool HE: Group I Formula Principal Distribution Amount plus the Sub-Pool HE: Group II Formula Principal Distribution Amount;

        (b) if such Payment Date is on or prior to the Class HE: A-4 and Class HE: A ARM Cross-over Dates but after the Class HE: A-1 Cross-over Date, an amount equal to the Sub-Pool HE Fixed Rate Formula Principal Distribution Amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts;

        (c) if such Payment Date is on or prior to the Class HE: A-4 and Class HE: A-1 Underlying Cross-over Dates but after the Class HE: A ARM Cross-over Date, an amount equal to the Sub-Pool HE Group II Formula Principal Distribution Amount plus the Sub-Pool HE ARM Formula Principal Distribution Amount less the product of (i) the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts times
  (ii) a fraction, the numerator of which is the Sub-Pool HE Group II Formula Principal Distribution Amount and the denominator of which is the Sub-Pool
  HE: Group I Formula Principal Distribution Amount plus the Sub-Pool HE:
  Group II Formula Principal Distribution Amount;

        (d) if such Payment Date is on or prior to the Class HE: A-4 Cross-over Date and after the Class HE: A-1 Underlying and Class HE: A ARM Cross-over Dates, an amount equal to the Sub-Pool HE Formula Principal Distribution Amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts;

        (e) if such Payment Date is after the Class HE: A-4 Cross-over Date,
  $0.

      "Sub-Pool HE Group II Formula Principal Distribution Amount" means, as to any Payment Date, the sum of:

        (a) all scheduled payments of principal due on each outstanding Group II Contract during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

        (b) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Group II Contracts; plus

        (c) the aggregate Scheduled Principal Balance of all Group II Contracts that became Liquidated Contracts during the prior Due Period plus the amount of any reduction in principal balance of any Group II Contract during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

        (d) the aggregate Scheduled Principal Balance of all Group II Contracts repurchased, and all amounts deposited in lieu of the repurchase of any Group II Contract, during the prior Due Period, any amount required to be deposited by the Company in the Certificate Account during the prior Due Period; plus

        (e) any amount described in clauses (a) through (d) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Amount if (1) the Payment Date occurs on or after the Payment Date on which the Class HE: B Principal Balance has been reduced to zero, or (2) such amount was not covered by a Class HE: B Guaranty Payment and corresponding reduction in the Class HE: B Principal Balance; plus

        (f) on the Payment Date on or after the last day of the Pre-Funding Period, the Sub-Pool HE Pre-Funded Group II Amount.

      The Class HE: A-5 IO Certificates are interest-only Certificates and are not entitled to receive distributions of principal.

      The Class HE: M-1 Certificateholders will be entitled to receive, as payments of principal, the Class HE: M-1 Formula Principal Distribution Amount.

      "Class HE: M-1 Formula Principal Distribution Amount" means, as to any Payment Date,

    (a) if such Payment Date is prior to the January 2002 Payment Date, or if such Payment Date is on or prior to the Class HE: A Cross-over Date and any Class HE: Subordinate Principal Distribution Test is not satisfied, $0;

    (b) if such Payment Date is on or after the January 2002 Payment Date and on or prior to the Class HE: A Cross-over Date and each Class HE:
  Subordinate Principal Distribution Test is satisfied, the excess of (i) the difference between (x) the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Adjusted Principal Balances and the Reserve Account Balance and
  (y) the sum of the Class HE: M-2 Formula Principal Distribution Amount, the Class HE: B Formula Principal Distribution Amount, and the net reduction of the Reserve Account for the Payment Date over (ii) the product of 38% and the Pool Scheduled Principal Balance of Sub-Pool HE as of such Payment Date; or

    (c) if such Payment Date is after the Class HE: A Cross-over Date, the Sub-Pool HE Formula Principal Distribution Amount less the sum of the Class
  HE: M-2 Formula Principal Distribution Amount and the Class HE: B Formula Principal Distribution Amount.

      The Class HE: M-2 Certificateholders will be entitled to receive, as payments of principal, the Class HE: M-2 Formula Principal Distribution Amount.

      "Class HE: Subordinate Principal Distribution Test" means, as to any Payment Date, each of the Sub-Pool HE Average Sixty-Day Delinquency Ratio Test, the Sub-Pool HE Average Thirty-Day Delinquency Ratio Test, the Sub-Pool HE Cumulative Realized Losses Test and the Sub-Pool HE Current Realized Losses Test.

      "Class HE: M-2 Formula Principal Distribution Amount" means, as to any Payment Date,

    (a) if such Payment Date is prior to the January 2002 Payment Date, or on or prior to the Class HE: M-1 Cross-over Date and any Class HE: Subordinate Principal Distribution Test is not satisfied, $0);

    (b) if such Payment Date is on or after the January 2002 Payment Date and on or prior to the Class HE: A Cross-over Date or the Class HE: M-1 Cross-over Date and each Class HE: Subordinated Principal Distribution Test is satisfied, the excess of (i) the difference between (x) the sum of the Class HE: M-2 Adjusted Principal Balance, the Class HE: B Adjusted Principal Balance and the Reserve Account Balance and (y) the sum of the Class HE: B Formula Principal Distribution Amount and the net reduction of the Reserve Account for that Payment Date over (ii) the product of 26% and the Pool Scheduled Principal Balance of Sub-Pool HE as of such Payment Date; or

    (c) if such Payment Date is after Class HE: A Cross-over Date and the Class M-1 Cross-over Date, the Sub-Pool HE Formula Principal Distribution Amount less the Class HE: B Formula Principal Distribution Amount.

Class HE: B Interest.

      Interest on the outstanding Class HE: B Principal Balance will accrue from December 7, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

      To the extent of (i) the remaining Sub-Pool HE Amount Available, if any, for a Payment Date after payment of all interest and principal then payable on the Class HE: A, Class HE: M-1 and Class HE: M-2 Certificates and any amounts payable to the Reserve Account lenders, and (ii) the Class HE: B Guaranty Payment, if any, for such date, interest will be paid to the Class HE: B Certificateholders on such Payment Date at the Class HE: B Pass-Through Rate on the then outstanding Class HE: B Principal Balance. The Class HE: B Principal Balance is the Original Class HE: B Principal Balance less all amounts previously distributed to the Class HE: B Certificateholders (including any Class HE: B Guaranty Payments) on account of principal.

      In the event that, on a particular Payment Date, the remaining Sub-Pool HE Amount Available in the Certificate Account plus any amounts actually paid under the Class HE: B Limited Guaranty are not sufficient to make a full distribution of interest to the Class HE: B Certificateholders, the amount of the deficiency will be carried forward as an amount that the Class HE: B Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class HE: B Pass-Through Rate.

Class HE: B Principal.

      Except for payments of the Class HE: B Liquidation Loss Principal Amount, payments of principal on the Class HE: B Certificates will not commence until the Payment Date in or after January 2002, on which the Reserve Account has been reduced to zero (the "Class HE: B Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if the Class HE: Subordinate Principal Distribution Test is satisfied on such Payment Date (unless the Class HE: A Principal Balance and the Class HE: M
Principal Balance have been reduced to zero). The Class HE: B Principal Balance will not be reduced below $5,500,000 until the Class HE: A and Class
HE: M Certificates have been retired. On any such Payment Date, Class HE: B Certificateholders will be entitled to receive the Class HE: Formula Principal Distribution Amount, to the extent of the Sub-Pool HE Amount Available, after payment of all interest and principal then due on the Class HE: A and Class
HE: M Certificates, and any amounts actually paid under the Class HE: B Limited Guaranty, in each case after payment of interest on the Class HE: B Certificates.

      On each Payment Date, the Class HE: B Certificateholders will be entitled to receive, pursuant to the Class HE: B Limited Guaranty, the Class
HE: B Liquidation Loss Principal Amount until the Class HE: B Principal Balance has been reduced to zero.

      "Class HE: B Formula Principal Distribution Amount" means, as to any Payment Date,

        (a) if such Payment Date is prior to the January 2002 Payment Date or on or before the Class HE: B Cross-over Date or any Class HE: Subordinate Principal Distribution Test is not satisfied, $0;

        (b) if such Payment Date is on or after the January 2002 Payment Date, after the Class HE: B Cross-over Date and on or before either the Class HE: A or Class HE: M-2 Cross-over Dates and each Class HE: Subordinate Principal Distribution Test is satisfied, the excess of (i) the difference between (x) the sum of the Class HE: B Adjusted Principal Balance and Reserve Account Balance and (y) the net reduction of the Reserve Account for that Payment Date over (ii) the greater of (x) $5,500,000 and (y) the product of 16% and the Pool Scheduled Principal Balance of Sub-Pool HE as of such Payment Date;

        (c) if such Payment Date is after the Class HE: A, Class HE: M-1 and Class HE: M-2 Cross-over Dates, the Sub-Pool HE Formula Principal Distribution Amount.

CALCULATION OF ONE-MONTH LIBOR

      "LIBOR" ("London Interbank Offered Rate") with respect to any monthly interest period will be established by the calculation agent appointed by the Trust (the "Calculation Agent") and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to such monthly interest period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be designated by the Calculation Agent as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in the City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the monthly interest period immediately preceding such monthly interest period. Notwithstanding the foregoing, however, LIBOR for a Payment Date shall not be based on LIBOR for the prior Payment Date for three consecutive Payment Dates. If, under the priorities described above, LIBOR for a Payment Date would be based on LIBOR for the previous Payment Date for the second consecutive Payment Date, the Calculation Agent shall select an alternative comparable index (over which the Calculation Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party. The "Calculation Agent" will initially be the Trustee.

SUBORDINATION OF CLASS HI: M CERTIFICATES AND CLASS HI: B CERTIFICATES

      The rights of the holders of the Class HI: M Certificates and Class HI: B Certificates to receive distributions with respect to the Home Improvement Contracts comprising Sub-Pool HI, as well as any other amounts constituting the Sub-Pool HI Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class HI: A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Home Improvement Contracts.

      A portion of the protection afforded to the holders of the Class HI: A Certificates by means of the subordination of the Class HI: M and Class HI: B Certificates will be accomplished by the preferential right of the Class HI: A Certificateholders to receive on any Payment Date the amount of interest due on the Class HI: A Certificates, including any interest due on a prior Payment Date but not received, prior to any distribution being made on a Payment Date in respect of interest on the Class HI: M and Class HI: B Certificates. Thereafter, any remaining Sub-Pool HI Amount Available in the Certificate Account will be applied to the payment of interest due on the Class HI: M-1 Adjusted Principal Balance, then interest due on the Class HI: M-2 Adjusted Principal Balance and then interest due on the Class HI: B-1 Adjusted Principal Balance.

      After payment of all interest then accrued on the Class HI: A Principal Balance, Class HI: M-1 Adjusted Principal Balance, Class HI: M-2 Adjusted Principal Balance and Class HI: B-1 Adjusted Principal Balance as aforesaid, any remaining Sub-Pool HI Amount Available will be distributed in the following order of priority: first, the Sub-Pool HI Senior Percentage or the Class HI: B Percentage, as applicable, of the Sub-Pool HI Formula Principal Distribution Amount, together with any Sub-Pool HI Supplementary Principal Distribution Amount, will be distributed to the Class HI: A, Class HI: M and Class HI: B-1 Certificateholders in the order of priority described above under "Distributions on Sub-Pool HI Certificates--Principal on the Class HI: A, Class
HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates;" thereafter, the remaining Sub-Pool HI Amount Available, to the extent sufficient therefor, will be distributed in the following order of priority: first, any unpaid Class HI:
M-1 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Home Improvement Contracts") will be distributed to the Class HI: M-1 Certificateholders; then, any unpaid Class HI: M-2 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Home Improvement Contracts") will be distributed to the Class HI: M-2 Certificateholders; and, finally, any unpaid Class HI: B-1 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Home Improvement Contracts") will be distributed to the Class HI: B-1 Certificateholders.

      The rights of the holders of the Class HI: B-2 Certificates to receive distributions with respect to the Home Improvement Contracts and other amounts in the Certificate Account will be subordinated to such rights of the holders of the Class HI: A Certificates, Class HI: M Certificates and Class HI: B-1 Certificates. Thus, the Class HI: B-2 Certificateholders will be entitled to distribution of interest and principal on the Class HI: B-2 Certificates only after distribution of all interest and principal then payable on the Class HI:
A, Class HI: M and Class HI: B-1 Certificates.

      If a Class HI: B-2 Liquidation Loss Amount is realized for any Payment Date and the Company fails to pay such amount pursuant to its Class HI: B-2 Limited Guaranty, the Class HI: B-2 Certificateholders may incur losses on their investment in the Class HI: B-2 Certificates to the extent such losses are not made up from future payments on the Home Improvement Contracts or the Class HI: B-2 Limited Guaranty.

LOSSES ON LIQUIDATED HOME IMPROVEMENT CONTRACTS

      As described above, the distribution of principal to the Class HI: A Certificateholders is intended to include the Sub-Pool HI Senior Percentage of the Scheduled Principal Balance of each Home Improvement Contract that became a Liquidated Contract during the preceding Due Period. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class C Certificateholders, then the Class HI: B-2 Guaranty Fee otherwise payable to the Company, then the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, then the Class HI: B-2 Certificateholders, then the Class HI: B-1 Certificateholders, then the Class HI: M-2 Certificateholders and then the Class HI: M-1 Certificateholders, since a portion of the Sub-Pool HI Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class HI: A Certificateholders. Likewise, to the extent the Class HI: M-1 Certificateholders, the Class HI: M-2 Certificateholders or the Class HI: B-1 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority.

      If the Sub-Pool HI Amount Available is not sufficient to cover the entire amount distributable to the Class HI: A Certificateholders, the Class HI: M-1 Certificateholders or the Class HI: M-2 Certificateholders on a particular Payment Date, then the Sub- Pool HI Senior Percentage on future Payment Dates may be increased and the Class HI: B Percentage on future Payment Dates may be reduced as a result of such deficiency.

      In the event the Sub-Pool HI Amount Available in the Certificate Account for any Payment Date is insufficient to distribute the full Sub-Pool HI Formula Principal Distribution Amount for such Payment Date to the Sub-Pool HI Certificateholders, the aggregate outstanding Principal Balance of the Sub-Pool HI Certificates will be greater than the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment Date. In such event, the amount of such deficiency (the "Sub-Pool HI Liquidation Loss Amount") would be allocated first to the Class HI: B-2 Certificates (the "Class HI: B-2 Liquidation Loss Amount"), and the Company would be obligated to pay the amount of such Class HI: B-2 Liquidation Loss Amount to the Class HI: B-2 Certificateholders pursuant to the Class HI: B-2 Limited Guaranty. If on any Payment Date the sum of the Class HI:
A Principal Balance, the Class HI: M-1 Principal Balance, the Class HI: M-2 Principal Balance and the Class HI: B-1 Principal Balance were equal to the Pool Scheduled Principal Balance of Sub-Pool HI, no further Sub-Pool HI Liquidation Loss Amounts could be allocated to the Class HI: B-2 Certificates and any further Sub-Pool HI Liquidation Loss Amounts realized would be allocated to reduce the Class HI: B-1 Adjusted Principal Balance (a "Class HI:
B-1 Liquidation Loss Amount"). If the Class HI: B-1 Adjusted Principal Balance were reduced to zero, any further Sub-Pool HI Liquidation Loss Amounts realized would be allocated to reduce the Class HI: M-2 Adjusted Principal Balance (a "Class HI: M-2 Liquidation Loss Amount"). If the Class HI: M-2 Adjusted Principal Balance were reduced to zero, any further Sub-Pool HI Liquidation Loss Amounts realized would be allocated to reduce the Class HI: M-1 Adjusted Principal Balance (a "Class HI: M-1 Liquidation Loss Amount"). Any such Sub-Pool HI Liquidation Loss Amounts would be reduced on subsequent Payment Dates to the extent that the Sub-Pool HI Amount Available in the Certificate Account on such Payment Dates is sufficient to permit the distribution of principal due, but not paid, on the Sub-Pool HI Certificates on prior Payment Dates. In the event the Adjusted Principal Balance of the Class HI: M-1, Class HI: M-2 or Class HI: B-1 Certificates were reduced by a Sub-Pool HI Liquidation Loss Amount, interest accruing on such Class would be calculated on the reduced Adjusted Principal Balance of such Class. The interest accruing on such Class's Sub-Pool HI Liquidation Loss Amount each month (such Class's "Sub-Pool HI Liquidation Loss Interest Amount"), plus interest at the applicable Pass-Through Rate on any Sub-Pool HI Liquidation Loss Interest Amount due on a prior Payment Date but not paid, would be paid to the Certificateholders of such Class from the Sub-Pool HI Amount Available, after distributions of principal on all Class HI: A, Class HI: M and Class HI: B-1 Certificates, in the order of priority described above under "Subordination of Class HI: M and Class HI: B Certificates."

      But for the effect of the subordination of the Class HI: M-2, Class HI: B and Class C Certificates, the Class HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI:
M-1 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

      But for the effect of the subordination of the Class HI: B and Class C Certificates, the Class HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI: M-2 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

      But for the effect of the subordination of the Class HI: B-2 and Class C Certificates, the Class HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI: B-1 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

      But for the payments under the Class HI: B-2 Limited Guaranty described below and the subordination of the Class C Certificates, the Class HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI: B-2 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

SUBORDINATION OF CLASS HE: M CERTIFICATES AND CLASS HE: B CERTIFICATES

      The rights of the holders of the Class HE: M Certificates and Class HE: B Certificates to receive distributions with respect to the Home Equity Contracts comprising Sub-Pool HE, as well as any other amounts constituting the Sub-Pool HE Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class HE: A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Home Equity Contracts.

      A portion of the protection afforded to the holders of the Class HE: A Certificates by means of the subordination of the Class HE: M and Class HE: B Certificates will be accomplished by the preferential right of the Class HE: A Certificateholders to receive on any Payment Date the amount of interest due on the Class HE: A Certificates, including any interest due on a prior Payment Date but not received, prior to any distribution being made on a Payment Date in respect of interest on the Class HE: M and Class HE: B Certificates. Thereafter, any remaining Sub-Pool HE Amount Available in the Certificate Account will be applied to the payment of interest due on the Class HE: M-1 Adjusted Principal Balance, then interest due on the Class HE: M-2 Adjusted Principal Balance and then interest due on the Class HE: B Adjusted Principal Balance.

      After payment of all interest then accrued on the Class HE: A Principal Balance, Class HE: A-5 IO Notional Principal Amount, Class HE: M-1 Adjusted Principal Balance, Class HE: M-2 Adjusted Principal Balance and Class HE: B Adjusted Principal Balance, any remaining Sub-Pool HE Amount Available will be distributed in the following order of priority: first, the Class HE: ARM Portion will be distributed to the Class HE: A-1A NAS and Class HE: A-1B ARM Certificateholders; second, the Class HE: A-1 Underlying Portion will be paid to the Grantor Trust for payment to the Class HE: A-1 Certificateholders; third, the Class HE: A (2,3,4) Portion will be paid sequentially to the Class
HE: A-2, Class HE: A-3 and Class HE: A-4 Certificateholders; fourth, the Class
HE: M-1 Formula Principal Distribution Amount will be paid to the Class HE: M-1 Certificateholders; and fifth, the Class HE: M-2 Formula Principal Distribution Amount will be paid to the Class HE: M-2 Certificateholders, as described above under "Distributions on Sub-Pool HE Certificates--Principal on the Class HE: A, Class HE: M-1 and Class HE: M-2 Certificates"; thereafter, the remaining Sub-Pool HE Amount Available, to the extent sufficient therefor, will be distributed in the following order of priority: first, any unpaid Class HE: M-1 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Home Equity Contracts") will be distributed to the Class HE: M-1 Certificateholders; and, finally, any unpaid Class HE: M-2 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Home Equity Contracts") will be distributed to the Class HE: M-2 Certificateholders.

      The rights of the holders of the Class HE: B Certificates to receive distributions with respect to the Home Equity Contracts and other amounts in the Certificate Account will be subordinated to such rights of the holders of the Class HE: A Certificates and Class HE: M Certificates. Thus, the Class HE:
B Certificateholders will be entitled to distributions of interest and principal on the Class HE: B Certificates only after distributions of all interest and principal then payable on the Class HE: A and Class HE: M Certificates.

      If a Class HE: B Liquidation Loss Amount is realized for any Payment Date and the Company fails to pay such amount pursuant to its Class HE: B Limited Guaranty, the Class HE: B

Certificateholders may incur losses on their investment in the Class HE: B Certificates to the extent such losses are not made up from future payments on the Home Equity Contracts or the Class HE: B Limited Guaranty.

LOSSES ON LIQUIDATED HOME EQUITY CONTRACTS

      As described above, the distribution of principal to the Class HE: A Certificateholders is intended to include the Sub-Pool HE Senior Percentage of the Scheduled Principal Balance of each Home Equity Contract (other than the Adjustable Rate Contracts) that became a Liquidated Contract during the preceding Due Period and the Scheduled Principal Balance of each Adjustable Rate Contract that became a Liquidated Contract during the preceding Due Period. If the Net Liquidation Proceeds from such Liquidated Contracts are less than the Scheduled Principal Balance of such Liquidated Contracts plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class C Certificateholder, then the Class HE: B Guaranty Fee otherwise payable to the Company, then the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, then the Class HE:
B Certificateholders, then the Class HE: M-2 Certificateholders and then the Class HE: M-1 Certificateholders, since a portion of the Sub-Pool HE Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class HE: A Certificateholders. Likewise, to the extent the Class
HE: M-1 Certificateholders or the Class HE: M-2 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Sub-Pool HE Certificates with a lower payment priority.

      In the event the Sub-Pool HE Amount Available in the Certificate Account for any Payment Date is insufficient to distribute the full Sub-Pool HE Formula Principal Distribution Amount for such Payment Date to the Sub-Pool HE Certificateholders, the aggregate outstanding Principal Balance of the Sub-Pool HE Certificates will be greater than the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment Date. In such event, the amount of such deficiency (the "Sub-Pool HE Liquidation Loss Amount") would be allocated first to the Class HE: B Certificates (the "Class HE: B Liquidation Loss Amount"), and the Company would be obligated to pay the amount of such Class HE: B Liquidation Loss Amount to the Class HE: B Certificateholders pursuant to the Class HE: B Limited Guaranty. If on any Payment Date the sum of the Class HE: A Principal Balance, the Class HE: M-1 Principal Balance and the Class HE: M-2 Principal Balance were equal to the Pool Scheduled Principal Balance of Sub-Pool HE, no further Sub-Pool HE Liquidation Loss Amounts could be allocated to the Class
HE: B Certificates and any further Sub-Pool HE Liquidation Loss Amounts realized would be allocated to reduce the Class HE: M-2 Adjusted Principal Balance (a "Class HE: M-2 Liquidation Loss Amount"). If the Class HE: M-2 Adjusted Principal Balance were reduced to zero, any further Sub-Pool HE Liquidation Loss Amounts realized would be allocated to reduce the Class HE: M-1 Adjusted Principal Balance (a "Class HE: M-1 Liquidation Loss Amount"). Any such Sub-Pool HE Liquidation Loss Amounts would be reduced on subsequent Payment Dates to the extent that the Sub-Pool HE Amount Available in the Certificate Account on such Payment Dates is sufficient to permit the distribution of principal due, but not paid, on the Sub-Pool HE Certificates on prior Payment Dates. In the event the Adjusted Principal Balance of the Class
HE: M-1 or Class HE: M-2 Certificates were reduced by a Sub-Pool HE Liquidation Loss Amount, interest accruing on such Class would be calculated on the reduced Adjusted Principal Balance of such Class. The interest accruing on such Class's Sub-Pool HE Liquidation Loss Amount each month (such Class's "Sub-Pool HE Liquidation Loss Interest Amount"), plus interest at the applicable Pass-Through Rate on any Sub-Pool HE Liquidation Loss Interest Amount due on a prior Payment Date but not paid, would be paid to the Certificateholders of such Class from the Sub-Pool HE Amount Available, after distributions of principal on all Class HE: A and Class HE: M Certificates, in the order of priority described above under "Subordination of Class HE: M and Class HE: B Certificates."

      If the Sub-Pool HE Amount Available is not sufficient to cover the entire amount distributable to the Class HE: A Certificateholders, the Class HE: M-1 Certificateholders or the Class HE: M-2 Certificateholders on a particular Payment Date, then the Sub-Pool HE Senior Percentage on future

Payment Dates may be increased and the Class HE: B Percentage on future Payment Dates may be reduced as a result of such deficiency.

      But for the effect of the subordination of the Class HE: M-2, Class HE:
B and Class C Certificates, the Class HE: B Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: M-1 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

      But for the effect of the subordination of the Class HE: B and Class C Certificates, the Class HE: B Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: M-2 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

      But for the payments under the Class HE: B Limited Guaranty described below and the subordination of the Class C Certificate, the Class HE: B Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: B Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

ADVANCES

      To the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a Delinquent Payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent funds available therefor in the Certificate Account.

      If the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent funds available therefor in the Certificate Account, or (ii) the Trustee determines that it is not legally able to make such Advance.

REPORTS TO CERTIFICATEHOLDERS

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class
    HI: A Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of each Class of Class
    HI: A Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments and any Sub-Pool HI Supplementary Principal Distribution Amount included);

    (c) the amount, if any, by which the Class HI: A Formula Distribution Amount exceeds the Class HI: A Distribution Amount for such Payment Date;

    (d) the Principal Balance of each Class of Class HI: A Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Sub-Pool HI Senior Percentage for such Payment Date;

    (f) the Pool Scheduled Principal Balance of Sub-Pool HI for such
    Payment Date;

    (g) the Sub-Pool HI Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class HI: A Principal Balance, the Class HI: M Principal Balance and the Class HI: B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance of Sub-Pool HI); and

    (h) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

      Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: A Certificate.

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: A Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HI: M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HI: M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments and any Sub-Pool HI Supplementary Principal Distribution Amount included);

    (c) the amount, if any, by which the Class HI: M-1 Formula Distribution Amount exceeds the Class HI: M-1 Distribution Amount for such Payment Date;

    (d) the Principal Balance of the Class HI: M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid Class HI: M-1 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

    (f) the Sub-Pool HI Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HI for such
    Payment Date;

    (h) the Pool Factor; and

    (i) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

      Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: M-1 Certificate.

    (b) the amount of such distribution to holders of the Class HI: M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments and any Sub-Pool HI Supplementary Principal Distribution Amount included);

    (c) the amount, if any, by which the Class HI: M-2 Formula Distribution Amount exceeds the Class HI: M-2 Distribution Amount for such Payment Date;

    (d) the Principal Balance of the Class HI: M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid Class HI: M-2 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

    (f) the Sub-Pool HI Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HI for such
    Payment Date;

    (h) the Sub-Pool HI Pool Factor; and

    (i) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

      Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: M-2 Certificate.

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: B-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HI: B-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HI: B-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HI: B-1 Formula Distribution Amount exceeds the Class HI: B-1 Distribution Amount for such Payment Date;

    (d) the Principal Balance of the Class HI: B-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid Class HI: B-1 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

    (f) the Class HI: B Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HI for such
    Payment Date;

    (h) the Sub-Pool HI Pool Factor; and

    (i) the number and aggregate principal balance of Sub-Pool HI delinquent (i) 30-59 days and (ii) 60 or more days.

      Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: B-1 Certificate.

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: B-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class HI: B-2 Certificates allocable to interest;

    (b) the amount of such distribution to holders of Class HI: B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the sum of the Class HI: B-2 Formula Distribution Amount and the Class HI: B-2 Liquidation Loss Principal Amount, if any, exceeds the Class HI: B-2 Distribution Amount for such Payment Date;

    (d) the Class HI: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date;

    (e) the Class HI: B-2 Guaranty Payment, if any, for such Payment Date;

    (f) the Class HI: B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

    (g) the Class HI: B Percentage for such Payment Date;

    (h) the Pool Scheduled Principal Balance of Sub-Pool HI for such
    Payment Date;

    (i) the Sub-Pool HI Pool Factor; and

    (j) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

      Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class HI: B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: B-2 Certificate.

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: A Certificateholder, statements in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class
    HE: A Certificates allocable to interest (separately identifying any unpaid interest shortfall included) and, in the case of a Class HE: A-1 Certificateholder, the amount, if any, paid by the Swap Counterparty;

    (b) the amount of such distribution to holders of each Class of Class
    HE: A Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HE: A Formula Distribution Amount exceeds the Class HE: A Distribution Amount for such Payment Date;

    (d) the Principal Balance of each Class of Class HE: A Certificates and the Notional Principal Amount for the Class HE: A-5 IO Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the amounts to be paid to and by the Swap Counterparty on the related Swap Payment Date;

    (f) the Pool Scheduled Principal Balance of Sub-Pool HE for such
    Payment Date;

    (g) the Sub-Pool HE Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class HE: A Principal Balance, the Class HE: M Principal Balance and the Class HE: B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance of Sub-Pool HE); and

    (h) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

      Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: A Certificate.

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: A Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HE: M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HE: M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HE: M-1 Formula Distribution Amount exceeds the Class HE: M-1 Distribution Amount for such Payment Date;

    (d) the Principal Balance of the Class HE: M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid Class HE: M-1 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

    (f) the Sub-Pool HE Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HE for such
    Payment Date;

    (h) the Sub-Pool HE Pool Factor; and

    (i) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

      Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: M-1 Certificate.

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: M-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HE: M-2 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HE: M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HE: M-2 Formula Distribution Amount exceeds the Class HE: M-2 Distribution Amount for such Payment Date;

    (d) the Principal Balance of the Class HE: M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid Class HE: M-2 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

    (f) the Sub-Pool HE Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HE for such
    Payment Date;

    (h) the Sub-Pool HE Pool Factor; and

    (i) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

      Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: M-2 Certificate.

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: B Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class HE: B
    Certificates allocable to interest;

    (b) the amount of such distribution to holders of Class HE: B
    Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the sum of the Class HE: B Formula Distribution Amount and the Class HE: B Liquidation Loss Principal Amount, if any, exceeds the Class HE: B Distribution Amount for such Payment Date;

    (d) the Class HE: B Liquidation Loss Principal Amount, if any, for such Payment Date;

    (e) the Class HE: B Guaranty Payment, if any, for such Payment Date;

    (f) the Class HE: B Principal Balance after giving effect to the distribution of principal on such Payment Date;

    (g) the Class HE: B Percentage for such Payment Date;

    (h) the Pool Scheduled Principal Balance of Sub-Pool HE for such
    Payment Date;

    (i) the Sub-Pool HE Pool Factor; and

    (j) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

      Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class HE: B Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: B Certificate.

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: B Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

REPURCHASE OPTION

      The Agreement provides that at any time that the Pool Scheduled Principal Balance of the Contract Pool is less than 10% of the aggregate Principal Balance of the Certificates on the Closing Date, the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts (other than any Contract as to which title to the underlying property has been assigned) at a price sufficient to pay (i) the Aggregate Certificate Principal Balance, (ii) the Monthly Interest due on all Certificates on the Payment Date occurring in the month following the date of repurchase and (iii) any accrued but unpaid interest thereon, including interest (to the extent not paid on a prior Payment Date) on the Class HE: A-1B ARM Certificates for any Payment Date with respect to which the Available Funds Pass-Through Rate was less than one-month LIBOR plus the Pass-Through Margin (or 14.0% if less), calculated on the Class HE: A-1B ARM Principal Balance for such Payment Date at a rate equal to such difference, plus interest on such amount accrued from such Payment Date to the Payment Date on which such amount is paid. Such amount will be distributed on such Payment Date.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Servicer will manage, administer, service and make collections on the Contracts, exercising the degree of skill and care required by FHA and otherwise consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties, but is required under FHA regulations to monitor and ensure the maintenance of flood insurance on properties securing FHA-insured Home Improvement Contracts located in federally designated special flood hazard areas. The Company does, however, as a matter of its own policy, monitor proof of hazard insurance coverage (other than flood insurance) and require that it be named as an additional loss payee on all first lien secured contracts and generally on junior lien secured contracts with amounts financed of over $20,000.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) for servicing the Contracts comprising each Sub-Pool equal to one-twelfth of the product of .50% and the remaining Pool Scheduled Principal Balance of the Contracts in such Sub-Pool plus the related Pre-Funded Amount (if any).

      The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

      Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its servicing fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders.

EVIDENCE AS TO COMPLIANCE

      The Agreement provides for delivery to the Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Description of the Certificates--Reports to Certificateholders." Each report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, beginning in 1999, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

      The Agreement provides that the Servicer shall furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

      The Agreement provides that a Certificateholder holding Certificates representing at least 5% of the Aggregate Certificate Principal Balance will have the same rights of inspection as the Trustee and may upon written request to the Servicer receive copies of all reports provided to the Trustee.

TRANSFERABILITY

      The Certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

CERTAIN MATTERS RELATING TO THE COMPANY

      The Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

EVENTS OF TERMINATION

      An Event of Termination under the Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four Business Days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) the Servicer's seller-servicer contract with GNMA is terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

RIGHTS UPON AN EVENT OF TERMINATION

      If an Event of Termination has occurred and is continuing, either the Trustee or holders of Certificates representing 25% or more of the Aggregate Certificate Principal Balance may terminate all of the Servicer's management, administrative, servicing and collection functions under the Agreement. Upon such termination, the Trustee or its designee will succeed to all the responsibilities, duties and liabilities of the Company as Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any accrued obligation of the prior servicer or any obligation of the Company to repurchase Contracts for breach of representations and warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. In addition, the Trustee will notify FHA of the Servicer's termination as Servicer of the FHA-insured Home Improvement Contracts and will request that the portion of the Servicer's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance" in the Prospectus. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other Eligible Servicers), which may not be greater than the Monthly Servicing Fee payable to the Company as Servicer under the Agreement without the consent of all of the Certificateholders.

TERMINATION OF THE AGREEMENT

      The Agreement will terminate (after distribution of all principal and interest then due to Certificateholders) on the earlier of (a) the Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is reduced to zero; or (b) the Payment Date occurring in the month following the Servicer's repurchase of the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

AMENDMENT; WAIVER

      The Agreement may be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder.

      The Agreement may also be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to effect the transfer of FHA Insurance reserves to another entity in compliance with revisions to FHA regulations, provided that prior to any such amendment Moody's and Fitch shall have confirmed that the ratings of the Certificates will not be lowered or withdrawn following such amendment.

      The Agreement may also be amended from time to time by the Trustee, the Servicer and the Company with the consent of holders of Certificates representing 66 2/3% or more of the Aggregate Certificate Principal Balance, and holders of Certificates representing 51% or more of the Aggregate Certificate Principal Balance may vote to waive any Event of Termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate, or (b) reduce the aggregate amount of Certificates required for any amendment of the Agreement, without unanimous consent of the Certificateholders.

      The Trustee is required under the Agreement to furnish Certificateholders with notice promptly upon execution of any amendment to the Agreement.

INDEMNIFICATION

      The Agreement provides that the Company will defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or any affiliate thereof of any real estate securing a Contract, (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates), and (c) with respect to certain other tax matters.

      The Agreement also provides that the Servicer will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Company as Servicer with respect to any Contract.

DUTIES AND IMMUNITIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in consideration of the conveyance of the Contracts, or deposited into the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement.

      Under the Agreement the Servicer will agree (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

      The Trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the Agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

      The Agreement also provides that the Trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Company, the Servicer and the Certificateholders of any change thereof.

THE TRUSTEE

      U.S. Bank Trust National Association has its corporate trust offices at 180 East Fifth Street, St. Paul, Minnesota 55101.

      The Trustee may resign from its duties under the Agreement at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Any successor Trustee must be an FHA Title I approved lender.

THE GRANTOR TRUST AGREEMENT

      On the Closing Date, pursuant to the Grantor Trust Agreement, the Company will transfer, assign, set over and otherwise convey without recourse to the Grantor Trustee in trust all of its right, title and interest in and to the Class HE: A-1 Underlying Certificates and to the principal and interest due thereon.

      U.S. Bank Trust National Association serves as the Grantor Trustee under the Grantor Trust Agreement. The Grantor Trustee may resign from its duties or be removed under substantially the same circumstances as the Trustee may resign or be removed under the Agreement. Likewise, the Grantor Trust Agreement may be amended under substantially the same circumstances as the Agreement may be amended. The Grantor Trust Agreement provides that the Grantor Trust will terminate upon payment to the Class HE: A-1 Certificateholders of all amounts required to be paid to them upon the final payment of the Class HE: A-1 Underlying Certificates.

REGISTRATION OF THE CERTIFICATES

      The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein. Holders of the Certificates may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

      CEDEL and Euroclear will hold omnibus positions in the Certificates on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

      The beneficial owners of Certificates ("Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

      Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

      While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

      Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Company advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor or
(ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

      DTC has advised the Company that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

      Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          DESCRIPTION OF THE SWAP COUNTERPARTY AND THE SWAP AGREEMENT

THE SWAP COUNTERPARTY

      The Swap Counterparty, Westdeutsche Landesbank Girozentrale ("WestLB"), which traces its history to 1832, was created by the merger of two central banks, or Landesbanks (German State Banks), in the State of North Rhine-Westphalia, Germany on January 1, 1969. As a German universal bank, WestLB provides commercial and investment banking services regionally, nationally and internationally to public, corporate and bank customers.

      The New York Branch of WestLB ("WestLB New York") is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. WestLB New York is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch.

      Upon written request, WestLB will provide without charge to each person to whom this prospectus supplement is delivered a copy of WestLB's most recent annual report. Written requests for such annual reports or any additional information concerning WestLB should be directed to Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036, Attention: Branch Management.

THE SWAP AGREEMENT

      The Swap Agreement will provide for payments by (i) the Swap Counterparty to the Grantor Trust equal to the amount of interest due to the Class HE: A-1 Certificateholders on a Payment Date (calculated based on a floating rate), and
(ii) the Grantor Trust to the Swap Counterparty equal to the amount of interest received by the Grantor Trust in respect of interest due on the Class HE: A-1 Underlying Certificates on a Payment Date (calculated based on a fixed rate). All amounts due under the Swap Agreement will be netted thereunder. If the resulting net amount is due to the Grantor Trust, it will be deposited by the Trustee into the Grantor Trust Account for distribution to the Class HE: A-1 Certificateholders. If the resulting net amount is due to the Swap Counterparty it will be paid out of funds on deposit in the Grantor Trust Account. The Trustee will be the calculation agent for purposes of determining the amounts due by either party.

      In addition to the terms set forth above, it is expected that the Swap Agreement will have such additional terms and conditions as are necessary to ensure that the Swap Counterparty does not bear the risk of any shortfall attributable to defaulted payment obligations on the Group I Fixed-Rate Home Equity Contracts. The Swap Agreement will not provide credit enhancement for the Class HE: A-1 Certificates.

      The Swap Agreement will be governed by and construed in accordance with the law of the State of New York and will be documented on the ISDA Master Agreement, as supplemented by a schedule and a confirmation.

      The obligations of the Swap Counterparty are limited to those specifically set forth in the Swap Agreement.

      The Swap Agreement will have a termination date that is the earlier to occur of (a) January 15, 2014 or (b) the date on which there are no further amounts due on the Class HE: A-1 Underlying Certificates. An early termination of the Swap Agreement may occur on such date designated by either the Trustee or the Swap Counterparty as an early termination date with respect to the Swap Agreement following a payment default by the Swap Counterparty or the Trustee, respectively, or the occurrence of certain other customary early termination events. One such other early termination event would be the withdrawal or reduction of the senior debt rating of WestLB (presently rated Aa1 by Moody's and AAA by Fitch) to below a level acceptable to Fitch and Moody's and the failure of WestLB thereupon to either deposit certain amounts as collateral pursuant to a collateral security agreement or secure a replacement swap counterparty acceptable to Fitch and Moody's to maintain the ratings of the Class HE: A-1 Certificates. In the event of an early termination, a termination fee may be payable by the Swap Counterparty to the Grantor Trust. Upon the occurrence of an early termination, even if a collateral deposit is made or a termination fee is paid, the Class HE: A-1 Certificateholders could incur interest payment shortfalls and ultimate loss on the Class HE: A-1 Certificates. Upon the termination of the Swap Agreement, holders of the Class HE: A-1 Certificates would receive only the fixed Pass-Through Rate on the Class HE: A-1 Underlying Certificates.

                     DESCRIPTION OF THE LIMITED GUARANTIES

CLASS HI: B-2 LIMITED GUARANTY

      In order to mitigate the effect of the subordination of the Class HI: B-2 Certificates and liquidation losses and delinquencies on the Home Improvement Contracts, the Company will provide a guaranty (the "Class HI: B-2 Limited Guaranty") against losses that would otherwise be borne by the Class HI: B-2 Certificates. Each payment required to be made under the Class HI: B-2 Limited Guaranty is referred to as a "Class HI: B-2 Guaranty Payment." Prior to the Class HI: B-1 Cross-over Date, and on any Payment Date on or after the Class
HI: B-1 Cross-over Date on which a Class HI: B Principal Distribution Test is not satisfied, the Class HI: B-2 Guaranty Payment will equal the amount, if any, by which (i) the sum of (a) the Class HI: B-2 Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class HI: B-2 Certificates) and (b) the Class HI: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (ii) the Class HI: B-2 Distribution Amount for such Payment Date. The Class HI: B-2 Liquidation Loss Principal Amount for any Payment Date equals the amount, if any, by which the sum of the Class HI: A Principal Balance, the Class HI: M Principal Balance and the Class HI: B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment Date (but in no event greater than the Class HI: B-2 Principal Balance). The Class HI: B-2 Liquidation Loss Principal Amount is, in substance, the amount of delinquencies and losses experienced on the Home Improvement Contracts during the related Due Period that was not absorbed by the Class C Certificate and the related Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts. On each Payment Date on or after the Class HI: B-1 Cross-over Date, if each Class HI: B Principal Distribution Test is satisfied on such Payment Date (or the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero), the Class HI: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class
HI: B-2 Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class HI: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (b) the Class HI: B-2 Distribution Amount for such Payment Date.

      The Class HI: B-2 Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class HI: B-2 Limited Guaranty will not benefit in any way, or result in any payment to, the Class HI: A, Class HI:
M or Class HI: B-1 Certificateholders.

      As compensation for providing the Class HI: B-2 Limited Guaranty, the Company will be entitled to receive a Class HI: B-2 Guaranty Fee on each Payment Date equal to the lesser of (a) the Sub-Pool HI Amount Available less the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount, the Class HI: B-1 Distribution Amount, the Class HI: B-2 Distribution Amount, the Monthly Servicing Fee and certain other amounts required to be paid to the Servicer, the Trustee, the Class C Certificateholder and the Company (see "Description of the Certificates-- Payments on Contracts"), and (b) an amount equal to 1/12th of the product of 3% and the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount for the immediately preceding Payment Date.

CLASS HE: B LIMITED GUARANTY

      In order to mitigate the effect of the subordination of the Class HE: B Certificates and liquidation losses and delinquencies on the Home Equity Contracts, the Company will provide a guaranty (the "Class HE: B Limited Guaranty") against losses that would otherwise be borne by the Class HE: B Certificates. Each payment required to be made under the Class HE: B Limited Guaranty is referred to as a "Class HE: B Guaranty Payment." Prior to the Class
HE: B-1 Cross-over Date, and on any Payment Date on or after the Class HE: B Cross-over Date on which a Class HE: B Principal Distribution Test is not satisfied, the Class B Guaranty Payment will equal the amount, if any, by which
(i) the sum of (a) the Class HE: B Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class HE: B Certificates) and (b) the Class HE: B Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (ii) the Class HE: B Distribution Amount for such Payment Date. The Class HE: B Liquidation Loss Principal Amount for any Payment Date equals the amount, if any, by which the sum of the Class HE: A Principal Balance, the Class HE: M Principal Balance and the Class HE: B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment Date (but in no event greater than the Class HE: B Principal Balance). The Class HE: B Liquidation Loss Principal Amount is, in substance, the amount of delinquencies and losses experienced on the Home Equity Contracts during the related Due Period that was not absorbed by the Class C Certificate and the related Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts. On each Payment Date on or after the Class HE: B-1 Cross-over Date, if each Class
HE: B Principal Distribution Test is satisfied on such Payment Date (or the Class HE: A Principal Balance and the Class HE: M Principal Balance have been reduced to zero), the Class HE: B Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class HE: B Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class HE: B Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (b) the Class HE: B Distribution Amount for such Payment Date.

      The Class HE: B Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class HE: B Limited Guaranty will not benefit in any way, or result in any payment to, the Class HE: A or Class HE: M Certificateholders.

      As compensation for providing the Class HE: B Limited Guaranty, the Company will be entitled to receive a Class HE: B Guaranty Fee on each Payment Date equal to the lesser of (a) the Sub-Pool HE Amount Available less the Class
HE: A Distribution Amount, the Class HE: M-1 Distribution Amount, the Class HE:
M-2 Distribution Amount, the Class HE B-1 Distribution Amount, the Class HE B Distribution Amount, the Monthly Servicing Fee and certain other amounts required to be paid to the Servicer, the Trustee, the Class C Certificateholder and the Company (see "Description of the Certificates--Payments on Contracts"), and (b) an amount equal to 1/12th of the product of 3% and the Pool Scheduled Principal Balance of Sub-Pool HE plus the Sub-Pool HE Pre-Funded Amount for the immediately preceding Payment Date.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

REMIC ELECTION

      Upon the issuance of the Certificates, Briggs and Morgan, Professional Association, counsel to the Company, will deliver its opinion that, assuming that two separate elections are made to treat segregated portions of the assets of the Trust as REMICs (respectively, the "Master REMIC" and the "Subsidiary REMIC"), and further assuming ongoing compliance with the terms of the Agreement, the Master REMIC and the Subsidiary REMIC will each qualify as a REMIC, the Subsidiary REMIC Regular Interests, which are not being offered hereunder, will be treated as "regular interests" in the Subsidiary REMIC, and each Class of Sub-Pool HI Certificates and Sub-Pool HE Certificates (other than the Class HE: A-1 Certificates) and the Class HE: A-1 Underlying Certificates will be treated as "regular interests" in the Master REMIC for federal income tax purposes. The Class C Subsidiary Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Subsidiary REMIC, and the Class C Master Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Master REMIC.

      Other than the Class HE: A-5 IO Certificates, it is not anticipated that any of the Certificates will be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used to determine the rate of accrual of original issue discount, market discount and premium, if any, will be based on the assumption that the Contracts will prepay at a rate equal to 100% of the applicable Prepayment Assumption as to the Home Improvement Contracts comprising Sub-Pool HI and 125% of the applicable Prepayment Assumption as to the Fixed-Rate Home Equity Contracts included in Sub-Pool HE and 30% CPR as to the Adjustable Rate Contracts included in Sub-Pool HE.

      Although the tax treatment is not entirely certain, the Class HE: A-5 IO Certificates will be treated as having been issued with original issue discount for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. Although unclear, a holder of a Class HE: A-5 IO Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Home Equity Contracts.

      Certificates (but with respect to the Class HE: A-1 Certificates, only to the extent of the Class HE: A-1 Underlying Certificates) held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in "loans secured by an interest in real property" and "real estate assets" for purposes of Sections 7701(a)(19)(C) and 856(c)(4) of the Code, respectively, in the same proportion that the assets in the Master REMIC consist of qualifying assets under such sections. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered to be "interest on obligations secured by mortgages on real property or on interests in real property" for purposes of Section 856(c)(3) of the Code to the extent that such Certificates (but with respect to the Class HE: A-1 Certificates, only to the extent of the Class HE: A-1 Underlying Certificates) are treated as "real estate assets" under Section 856(c) of the Code.

      For further information regarding federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences-- REMIC Series" in the Prospectus.

GRANTOR TRUST

      Briggs and Morgan, Professional Association, counsel to the Company, will deliver its opinion that for federal income tax purposes, assuming compliance with the terms of the Grantor Trust Agreement, the Grantor Trust created pursuant to the Grantor Trust Agreement will constitute a grantor trust under Subpart E, Part I of Subchapter J of the Code, and not an association taxable as a corporation. A holder of a Class HE: A-1 Certificate issued by the Grantor Trust will be treated as the owner of an undivided interest in the Class HE: A-1 Underlying Certificates (which are "regular interests" in a REMIC), the Swap Agreement and other assets held by the Grantor Trust. See "Certain Federal Income Tax Consequences--Non-REMIC Series" in the Prospectus.

      A holder of Class HE: A-1 Certificates will be required to allocate the purchase price between the holder's ownership interest in the various assets of the Grantor Trust. In general, the allocation would be based on the relative fair market values of such assets on the date Class HE: A-1 Certificate was purchased. The Company will make no representation as to such relative fair market values and a holder of Class HE: A-1 Certificates should consult its tax adviser concerning the determination of such fair market values and the taxation of the holder's interest in the Swap Agreement, the tax treatment of which is generally governed by the provisions of the Code and Treasury regulations relating to notional principal contracts and straddles.

      A holder of a Class HE: A-1 Certificate must report ordinary income equal to its share of the interest payable with respect to the Class HE: A-1 Underlying Certificates and a proportionate share of the net amounts payable to the Grantor Trust under the Swap Agreement, and may deduct the expenses incurred by the Grantor Trust that are allocable to such Certificate (including net payments under the Swap Agreement), at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly the assets held by the Grantor Trust and incurred directly its share of expenses incurred by the Grantor Trust. A holder of a Class HE:
A-1 Certificate that is an individual, estate or trust should consult its tax adviser concerning possible limitations on the deductibility of expenses of the Grantor Trust. For further information regarding federal income tax consequences of investing in the Class HE: A-1 Certificates, see "Certain Federal Income Tax Consequences--Tax Status of Non-REMIC Certificates" in the Prospectus.

                             ERISA CONSIDERATIONS

      The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class HI: A Certificates and the Class HE: A Certificates, other than the Class HE: A-1 Certificates, without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

      The U.S. Department of Labor ("DOL") has granted an administrative exemption to Credit Suisse First Boston Corporation (Prohibited Transaction Exemption No. 89-90; Exemption Application No. D-6555, 54 Fed. Reg. 42,581
(1989)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include home improvement contracts and home equity loans such as the Contracts. The Exemption will apply to the acquisition, holding, and resale of the Class HI: A Certificates and the Class
HE: A Certificates, other than the Class HE: A-1 Certificates, (together, the "Exempted Certificates") by a Plan, provided that specified conditions (certain of which are described below) are met.

      Among the conditions which must be satisfied for the Exemption to apply to the Exempted Certificates are the following:

  (1) The acquisition of the Exempted Certificates by a Plan is on terms (including the price for the Exempted Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

  (2) The rights and interests evidenced by the Exempted Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

  (3) The Exempted Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Moody's, Fitch, S&P, Duff & Phelps Credit Rating Co. (the "Exemption Rating Agencies");

  (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

  (5) The sum of all payments made to the Underwriters in connection with the distribution of the Exempted Certificates represents not more than reasonable compensation for underwriting the Exempted Certificates, as applicable. The sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

  (6) The Plan investing in the Exempted Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

      Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Exempted Certificates in connection with the initial issuance, at least 50% of the Exempted Certificates are acquired by persons independent of the Restricted Group, (ii) the Plan's investment in Exempted Certificates does not exceed 25% of all of the Exempted Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriters, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

      On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to each Sub-Pool, the amendment will generally allow related Contracts supporting payments to related Certificateholders, and having a value equal to no more than 25% of the total principal amount of the related Certificates, to be transferred to the Trust during the Pre-Funding Period, instead of requiring that all such Contracts be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemption, provided that the following general conditions are met:

  (1) the ratio of the amount allocated to the related Pre-Funding Account to the total principal amount of the related Certificates being offered must be less than or equal to 25%;

  (2) all Subsequent Home Equity Contracts and Subsequent Home Improvement Contracts transferred to the related Sub-Pool after the Closing Date must meet the same terms and conditions for eligibility as the Initial Home Equity Contracts or Initial Home Improvement Contracts, as the case may be, which terms and conditions have been approved by one of the Exemption Rating Agencies;

  (3) the transfer of the Subsequent Home Equity Contracts and Subsequent Home Improvement Contracts to the Trust during the Pre-Funding Period must not result in the Certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

  (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for each of Sub-Pool HE and Sub-Pool HI at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Initial Home Equity Contracts and the Initial Home Improvement Contracts, respectively;

  (5) for transactions occurring on or after May 23, 1997, either:

    (i) the characteristics of the Subsequent Home Equity Contracts and Subsequent Home Improvement Contracts must be monitored by an insurer or other credit support provider which is independent of the Company; or

    (ii) an independent accountant retained by the Company must provide the Company with a letter (with copies provided to the Exemption Rating Agency rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Home Equity Contracts and the Subsequent Home Improvement Contracts conform to the characteristics described in the Prospectus or Prospectus Supplement and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Initial Home Equity Contracts and the Initial Home Improvement Contracts, respectively;

  (6) the Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the related Pre-Funding Account falls below the minimum level specified in the Agreement or an event of default occurs;

  (7) amounts transferred to any Pre-Funding Account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments which are permitted by the Exemption, Rating Agencies rating the Certificates, and such investments must be described in the Agreement and must:

    (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

    (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies;

  (8) the Prospectus or Prospectus Supplement must describe the duration of the Funding Period; and

  (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust, must enforce all the rights created in favor of Certificateholders of the Trust, including employee benefit plans subject to ERISA.

      In its prefatory comments to the amendment as proposed by DOL (62 Fed. Reg. 28502), the DOL stated its interpretive position that a transaction which satisfied the conditions of the Exemption, but did not satisfy the conditions of the amendment as proposed, could nevertheless qualify for exemptive relief if it included a pre-funding account that was used only to acquire assets that are specifically identified by the sponsor or originator as of the closing date, but transferred to the trust after the closing date for administrative or other reasons. Although the Pre-Funding Accounts may not satisfy the conditions of the amendment in that each Pre-Funding Account may exceed 25% of the total principal amount of the related Certificates, funds in the Pre-Funding Accounts in excess of such 25% threshold will be used by the Trust solely to purchase Subsequent Home Equity Loans or Subsequent Home Improvement Loans, as applicable, in accordance with the Agreement from a fixed pool of loans that will have been specifically identified prior to the Closing Date. It is expected that all of the loans in such fixed pool, except for those which are determined not to meet the criteria for purchase set forth in the Agreement, will be acquired using the related Pre-Funded Account. Accordingly, the Company believes that the existence of the Pre-Funding Accounts should not cause the Exemption to be inapplicable.

      The Company believes that the Exemption will apply to the acquisition and holding of the Exempted Certificates sold by the Underwriters and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase the Exempted Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Exempted Certificates. Assets of a Plan or individual retirement account should not be invested in the Exempted Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

      In addition to the Exemption, some or all of the transactions involving the purchase, holding and resale of Certificates that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules and related taxes and penalties under certain class exemptions granted by the DOL, including Prohibited Transaction Class Exemption ("PTCE") 83-1, which exempts certain transactions involving employee benefit plans and mortgage pool investment trusts, PTCE 86-128, which exempts certain transactions involving employee benefit plans and certain broker-dealers, PTCE 90-1, which exempts certain transactions involving employee benefit plans and insurance company pooled separate accounts, and PTCE 91-38, which exempts certain transactions involving employee benefit plans and bank collective investment funds. There also may be other exemptions applicable to a particular transaction involving the Trust. A Plan that intends to acquire any class of the Certificates should consult with its own counsel regarding whether such investment would cause a prohibited transaction to occur and whether the terms and conditions of an applicable class exemption may be satisfied.

      In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published proposed regulations ("Proposed 401(c) Regulations") on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date on which the Proposed 401(c) Regulations become final.

      No transfer of any Class of Certificates other than the Exempted Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of any other Class of Certificates by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring such a Certificate will be deemed to represent to the Trustee, the Company and the Servicer either
(i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code or (ii) that the purchase and holding of the Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

                                  UNDERWRITING

      The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Certificates set forth opposite their names below.

                             PRINCIPAL    PRINCIPAL    PRINCIPAL
                             AMOUNT OF    AMOUNT OF    AMOUNT OF
                               CLASS        CLASS        CLASS
                              HI: A-1      HI: A-2      HI: A-3
  UNDERWRITER               CERTIFICATES CERTIFICATES CERTIFICATES
  -----------               ------------ ------------ ------------
Credit Suisse First Boston
 Corporation..............  $ 68,100,000 $24,516,000  $24,384,000
Chase Securities Inc. ....    11,350,000   4,086,000    4,064,000
First Union Capital
 Markets..................    11,350,000   4,086,000    4,064,000
Lehman Brothers Inc. .....    11,350,000   4,086,000    4,064,000
Merrill, Lynch & Co.......    11,350,000   4,086,000    4,064,000
                            ------------ -----------  -----------
  Totals..................  $113,500,000 $40,860,000  $40,640,000
                            ============ ===========  ===========

                           PRINCIPAL       PRINCIPAL       PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                           AMOUNT OF       AMOUNT OF       AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                             CLASS           CLASS           CLASS        CLASS        CLASS        CLASS
                          HE: A-1A NAS    HE: A-1B ARM      HE: A-1      HE: A-2      HE: A-3      HE: A-4
  UNDERWRITER             CERTIFICATES    CERTIFICATES    CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
  -----------             ------------ ------------------ ------------ ------------ ------------ ------------
Credit Suisse First
 Boston Corporation.....  $18,000,000     $147,000,000    $198,000,000  $80,060,000 $28,998,000   $71,992,000
Chase Securities Inc. ..    3,000,000       24,500,000      33,000,000   13,515,000   4,833,000    14,652,000
First Union Capital
 Markets................    3,000,000       24,500,000      33,000,000   14,545,000   4,833,000    30,272,000
Lehman Brothers Inc. ...    3,000,000       24,500,000      33,000,000   13,515,000   4,833,000    14,952,000
Merrill Lynch & Co......    3,000,000       24,500,000      33,000,000   13,515,000   4,833,000    14,652,000
                          -----------     ------------    ------------ ------------ -----------  ------------
  Totals................  $30,000,000     $245,000,000    $330,000,000 $135,150,000 $48,330,000  $146,520,000
                          ===========     ============    ============ ============ ===========  ============

                                                        PERCENTAGE   PRINCIPAL
                                                       INTEREST OF   AMOUNT OF
                                                          CLASS        CLASS
                                                        HE: A-5 IO    HE: M-1
  UNDERWRITER                                          CERTIFICATES CERTIFICATES
  -----------                                          ------------ ------------
Credit Suisse First Boston Corporation................       0%     $66,000,000
Chase Securities Inc. ................................       0                0
First Union Capital Markets...........................       0                0
Lehman Brothers Inc. .................................     100                0
Merrill Lynch & Co....................................       0                0
                                                           ---      -----------
  Totals..............................................     100%     $66,000,000
                                                           ===      ===========

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any such Certificates are purchased. In the event of a default by the Underwriters, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

      The Company has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                                           SELLING   REALLOWANCE
        CLASS                                             CONCESSION  DISCOUNT
        -----                                             ---------- -----------
        HI:A-1...........................................   .144%       .100%
        HI:A-2...........................................   .198%       .100%
        HI:A-3...........................................   .246%       .100%
        HE:A-1A NAS......................................   .192%       .100%
        HE:A-1B ARM......................................   .186%       .100%
        HE:A-1...........................................   .138%       .100%
        HE:A-2...........................................   .192%       .100%
        HE:A-3...........................................   .240%       .100%
        HE:A-4...........................................   .282%       .100%
        HE:A-5 IO........................................   .060%       .050%
        HE:M-1...........................................   .300%       .100%

      In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the Company nor any of the Underwriters makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Certificates.

      Each Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

      The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

      The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home improvement contract or home equity loan pass-through certificates without the consent of the Underwriters.

      Each of the Underwriters (or affiliates thereof) has from time to time provided or may in the future provide warehouse and other financing to the Company or its affiliates.

                                 LEGAL MATTERS

      Certain legal matters relating to the issuance of the Certificates will be passed upon for the Company and the Trust by Briggs and Morgan, Professional Association, St. Paul and Minneapolis, Minnesota, and for the Underwriters by Thacher Proffitt & Wood, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by Briggs and Morgan, Professional Association.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the Certificates will be available only in book-entry form (the "Global Certificates"). Investors in the Global Certificates may hold such Global Certificates through any of DTC, CEDEL or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

      Non-U.S. holders (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

      Trading between CEDEL or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

      CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Certificates are credited to their accounts one day later.

      As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipts of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Certificates from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

  (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Certificates holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 846(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

        Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Certificates or such owner's agent.

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Certificate or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a foreign trust within the meaning of Section 7701 (1)(31) of the Code. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part 1 of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.

             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
            CERTIFICATES FOR HOME IMPROVEMENT AND HOME EQUITY LOANS
                             (ISSUABLE IN SERIES)

Certificates for Home Improvement and Home Equity Loans ("Certificates") of one or more series (each, a "Series") may be sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of each Series may be issued in one or more classes or subclasses (each, a "Class"), as further described herein. If the Certificates of a Series are issued in more than one Class, all or less than all of such Classes may be sold under this Prospectus, and there may be separate Prospectus Supplements for one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood to refer to each of the Prospectus Supplements relating to the Classes sold hereunder.

The Certificates evidence specified interests in separate pools of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts") and (ii) closed-end home equity loans (the "Home Equity Contracts," and, together with the Home Improvement Contracts, collectively the "Contracts"), as more particularly described herein, and liens on the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated in the ordinary course of business by Green Tree Financial Corporation (the "Company"). Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a pool insurance policy, letter of credit, surety bond, guarantee of the Company, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Series of Certificates, or one or more Classes of such Series, evidencing interests in the Contracts. The Company will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts.

Each Series of Certificates may include one or more senior Classes of Certificates (the "Senior Certificates") and one or more subordinate Classes of Certificates (the "Subordinated Certificates"). A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. Certificates of a Series may be divided into two or more Classes which (i) represent interests in specified percentages (which may be 0%) of principal or interest, or both, in distributions on the pool of Contracts relating to such Series, as specified in the related Prospectus Supplement, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series, or on a planned or targeted amortization schedule or upon the occurrence of other specified events. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered thereby.

The Prospectus Supplement will set forth the Pass-Through Rate that will be paid to Certificateholders of each Class of a given Series. Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

Except as otherwise specified in the related Prospectus Supplement, the only obligations of the Company with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except as otherwise specified in the related Prospectus Supplement, the Servicer's obligations with respect to the Certificates evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Contracts. See "Description of the Certificates--Advances" and "-- Distributions on Certificates."

There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

The Company may elect to cause the Trust Fund relating to a Series of Certificates to be treated as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                               ---------------

  THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES
    AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES COMMISSION NOR  HAS
       THE SECURITIES AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES
         COMMISSION  PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS
           PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY IS  A
              CRIMINAL OFFENSE.

THE  ATTORNEY GENERAL OF THE STATE OF  NEW YORK HAS NOT PASSED ON  OR ENDORSED
 THE  MERITS  OF  THIS  OFFERING.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS
  UNLAWFUL.

This Prospectus may not be used to consummate sales of all or a portion of any Series of Certificates unless accompanied by a Prospectus Supplement relating to those particular Classes of Certificates.

                The date of this Prospectus is October 9, 1998.

                         REPORTS TO CERTIFICATEHOLDERS

      The Company will cause to be provided to the holders of the Certificates of each Series certain monthly and annual reports concerning such Certificates and the related Trust Fund as further described in the related Prospectus Supplement under "Description of the Certificates--Reports to Certificateholders."

                             AVAILABLE INFORMATION

      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock and rights to purchase preferred shares are listed on the New York Stock Exchange ("NYSE") and on the Pacific Stock Exchange ("PSE"). The Company's Senior Subordinated Debentures are also listed on the NYSE and the PSE. The Company's Senior Subordinated Notes are listed on the NYSE. Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York and the Pacific Stock Exchange, Inc., 310 Pine Street, San Francisco, California.

                             ADDITIONAL INFORMATION

      This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement describing a provision of any contract or other document referred to are summaries, and if this Prospectus or such Prospectus Supplement indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      With respect to any Class of Certificates that is supported by a guarantee of the Company, the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and Quarterly Reports for the quarters ended March 31, 1998, and June 30, 1998, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates, shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement relating to a Class of Certificates that is supported by a guarantee of the Company, and to be a part thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                                SUMMARY OF TERMS

      This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement.

Title of Securities..........  Certificates for Home Improvement and Home Eq-
                                uity Loans (Issuable in Series) (the "Certifi-cates").

Seller.......................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Company").

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Servicer," which term shall include any successor to Green Tree Financial Corporation in such capacity under the applicable Agreement (as defined herein)).

Risk Factors.................  Certain special considerations are particularly relevant to a decision to invest in any Certif-icates sold hereunder. See "Risk Factors" here-in.

Securities Offered...........  Certificates evidencing interests in pools of
                                Contracts (as defined herein) may be issued from time to time in one or more series (each, a "Series") pursuant to separate Pooling and Servicing Agreements (each, an "Agreement") be-tween the Company, as Seller and Servicer, and the Trustee specified in the related Prospectus Supplement for such Series of Certificates (the "Trustee").

The Contracts................  The Contracts underlying a Series of Certifi-
                                cates (the "Contract Pool") will be fixed or variable rate Contracts. Such Contracts, as specified in the related Prospectus Supplement, will consist of (1) home improvement contracts and promissory notes (the "Home Improvement Contracts"), which will be either conventional contracts or contracts insured by the Federal Housing Administration ("FHA") pursuant to Ti-tle I of the National Housing Act ("Title I"), and (2) closed-end home equity loans (the "Home Equity Contracts"). Each Contract will be se-cured by the related real estate. If so speci-fied in the related Prospectus Supplement, the Contract Pool may be divided into two or more sub-pools, in which event the Certificates of certain specified Classes may be payable pri-marily from, and in respect of, the Contracts comprising a given sub-pool.

                               The Prospectus Supplement for each Series will
                                provide information with respect to (i) the ag-gregate principal balance of the Contracts com-prising the Contract Pool, as of the date spec-ified in the Prospectus Supplement (the "Cut-off Date"); (ii) the weighted average and range of contractual rates of interest (each, a "Con-tract Rate") on the Contracts; (iii) the weighted average and ranges of terms to sched-uled maturity of the Contracts as of origina-tion and as of the Cut-off Date; (iv) the per-centage of the Contracts that are Home Improve-ment Contracts and Home Equity Contracts, re-spectively; (v) the percentage of Contracts that are FHA-insured; (vi) the average out-standing principal balance of the Contracts as of the Cut-off Date; and (vii) the geographic location of improved real estate underlying the Contracts. In addition, if so specified in the related Prospectus Supplement, additional Con-tracts may be purchased from the Company during the Pre-Funding Period specified in the related Prospectus Supplement, from funds on deposit in a Pre-Funding Account.

                               Except as otherwise specified in the related
                                Prospectus Supplement, the Contracts will have been originated by the Company on an individual basis in the ordinary course of its business.

Description of                 The Certificates of each Series may be issued in
 Certificates................   one or more Classes or subclasses as and on the
                                terms specified in the related Prospectus Sup-plement, each of which will evidence the inter-est specified in the related Prospectus Supple-ment in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (the "Trust Fund"). For con-venience of description, any reference in this Prospectus to a "Class" of Certificates in-cludes a reference to any subclasses of such Class. If so specified in a Prospectus Supple-ment, a Series of Certificates may include one or more Classes which (i) are entitled to re-ceive distributions only in respect of princi-pal ("Principal Only Certificates"), interest
                                ("Interest Only Certificates") or any combina-tion thereof, or in specified proportions in respect of such payments, and/or (ii) are enti-tled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast
                                Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certifi-cates") or upon the occurrence of other speci-fied events. See "Description of Certificates."
                                The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Se-ries (the "Pass-Through Rate"). Such Pass-
                                Through Rate may be fixed, variable or adjust-able, as specified in the related Prospectus
                                Supplement.

                               Each Series of Certificates may include one or
                                more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certifi-cates"). Certificates of a Series which in-cludes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates.

                               The Certificates will be issuable in fully reg-
                                istered form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates." The Cer-tificates will not be guaranteed or insured by any government agency or, unless otherwise specified in the related Prospectus Supplement, other insurer and, except as described herein and in the related Prospectus Supplement, the Contracts will not be guaranteed or insured by any government agency or other insurer.

Subordinated Certificates....  One or more Classes of any Series may be Subor-
                                dinated Certificates, as specified in the re-lated Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Certificateholders to the extent and in the manner specified in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders, to the extent not subordi-nated, may be on a parity with those of the Se-nior Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Certificateholders against losses. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be en-titled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the Subordinated Certificates, credit enhancement with respect to a Series of Certificates may be provided by pool insurance, letters of credit, surety bonds, a guarantee of the Company, cash reserve funds or other forms of enhancement ac-ceptable to each nationally recognized rating agency rating a Series of Certificates, in each case as described in the related Prospectus Supplement.

Interest.....................  Except as otherwise set forth in the related
                                Prospectus Supplement, interest on the Certifi-cates will be paid on the dates specified in the related Prospectus Supplement (each, a "Payment Date"). The related Prospectus Supple-ment will set forth for each Class of Certifi-cates the Pass-Through Rate, if any, for each such Class or the method of determining such Pass-Through Rate. See "Yield Considerations" and "Description of the Certificates." As spec-ified in the related Prospectus Sup-plement, Classes of a Series of Certificates may be entitled to receive no interest or in-terest which is not proportionate to the prin-cipal allocable to such Certificates.

Principal (Including           Except as otherwise set forth in the related
 Prepayments)................   Prospectus Supple-ment, principal on each Con-
                                tract, including any principal prepayments, will be passed through on each Payment Date.
                                See "Maturity and Prepayment Considerations" and "Description of the Certificates."

Optional Termination.........  Unless otherwise specified in the related Pro-
                                spectus Supplement, each of the Company or the Servicer may at its option repurchase all Con-tracts relating to a Series of Certificates re-maining outstanding at such time under the cir-cumstances specified in such Prospectus Supple-ment. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Con-tracts plus accrued and unpaid interest there-on. See "Description of the Certificates--Ter-mination of the Agreement."

Global Certificates..........  If so specified in the related Prospectus Sup-
                                plement, the Certificates of a Series, or of one or more Classes within a Series, will be issuable in the form of one or more global cer-tificates (each, a "Global Certificate") to be held by a depositary (each, a "Depositary") on behalf of the beneficial owners of the Certifi-cates, as described herein under "Description of the Certificates--Global Certificates." The description of the Certificates in this Pro-spectus assumes that the Certificates of a Se-ries will not be issued in the form of Global Certificates. If some or all of the Certifi-cates of a Series are issued in the form of one or more Global Certificates, the term "Global Certificateholder," as used herein, will refer to such beneficial owners of such Certificates, and the rights of such Certificateholders will be limited as described herein under "Descrip-tion of the Certificates--Global Certificates."

Representations and
 Warranties of the Company...
                               As a condition to the Company's conveyance of
                                any Contract Pool to the Trust Fund, the Com-pany will be required to make certain represen-tations and warranties in the related Agreement regarding the Contracts. Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the con-ditions further described herein and in the Prospectus Supplement. See "Description of the Certificates--Conveyance of Contracts."

Federal Income Tax             If an election (a "REMIC Election") is made to
 Considerations..............   treat the Trust Fund represented by a Series of
                                Certificates or a segregated portion thereof as a "real estate mortgage investment conduit" (a
                                "REMIC") under the Internal Revenue Code of
                                1986, as amended (the "Code"), the Classes of Certificates which are offered hereby may con-stitute "regular interests" or "residual inter-ests" in such REMIC under the Code, with the tax consequences under the Code described herein and in such Prospectus Supplement. If so specified in the applicable Prospectus Supple-ment, a Class of Certificates offered hereby may represent interests in a "two-tier" REMIC, but all interests in the first and second tier
                                REMIC will be created under the same Agreement.
                                See "Certain Federal Income Tax Consequences--
                                REMIC Series."

                               If a REMIC Election is not made with respect to
                                a Series of Certificates, the Trust Fund repre-sented by such Certificates may be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corpora-tion. In such event, each Certificateholder will be treated as the owner of an undivided pro rata interest in income and corpus attrib-utable to the related Contract Pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the Contracts included in such Con-tract Pool. If a REMIC Election is not made with respect to a Series of Certificates and the Trust Fund represented by such Certificates will not be treated as a grantor trust, the federal income tax consequences of ownership of such Certificates will be described in the re-lated Prospectus Supplement. See "Certain Fed-eral Income Tax Consequences--Non-REMIC Se-ries."

ERISA Considerations.........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should review carefully with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations."

Legal Investment.............  Unless otherwise indicated in the applicable
                                Prospectus Supplement, the Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Invest-ment."

Ratings......................  It is a condition precedent to the issuance of any Class of Certificates sold under this Pro-spectus that they be rated in one of the four highest rating categories (within which there may be sub-categories or gradations indi-cating relative standing) of at least one na-tionally recognized statistical rating organi-zation. A security rating is not a recommenda-tion to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings."

                                  RISK FACTORS

      Prospective investors in Certificates should consider, among other things, the following factors in connection with the purchase of the
Certificates:

    1. Limitations on Availability of FHA Insurance. The related Prospectus Supplement will specify the number and percentage of the Home Improvement Contracts included in the Contract Pool that are insured by FHA pursuant to Title I of the National Housing Act ("Title I"). The availability of FHA Insurance following a default on an FHA-insured Home Improvement Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Although the Company is an FHA-approved lender and believes, and will represent and warrant in the Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. The Company is not required to obtain, and has not obtained, approval from FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA Insurance claims, and there can be no assurance that FHA's enforcement of its regulations will not become stricter in the future. From time to time the Company is engaged in disputes with FHA over the validity of claims submitted and the Company's compliance with FHA regulations in servicing loans insured by FHA, such as the FHA-insured Home Improvement Contracts. In addition, any insurance claim paid by FHA will cover only 90% of the sum of the unpaid principal on the Home Improvement Contract, up to nine months unpaid interest thereon (computed at 7% per annum) and certain liquidation costs.

    The amount of FHA Insurance available with respect to a Series of Certificates at any given time with respect to the FHA-insured Home Improvement Contracts included in a Contract Pool is limited to the balance of a reserve amount determined with respect to all FHA Title I loans originated and reported for insurance by the Company and not sold, or sold with recourse, by the Company, including manufactured housing contracts as well as home improvement loans. Such reserve amount, as of December 31, 1997, was equal to approximately $86,950,000, but will be reduced by the amount of all FHA Insurance claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by the Company. Severe losses on the Company's FHA-insured manufactured housing contracts, or on other FHA-insured home improvement loans originated by the Company, could reduce or eliminate the Company's FHA Insurance reserves, in which event FHA Insurance would not be available to cover losses on FHA-insured Home Improvement Contracts. In the event the Company were terminated as Servicer due to its bankruptcy or otherwise, it is anticipated that a proportionate amount of the Company's FHA Insurance reserves would be transferred to the reserve account of the Trustee or other successor servicer, but there can be no assurance of the amount, if any, that would be so transferred. See "Description of FHA Insurance."

    2. Limited Obligations. Except as otherwise specified in the related Prospectus Supplement, the Certificates of a Series will not represent an interest in or obligation of the Company. The Certificates of any Series will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, the Servicer or (except as otherwise specified in the related Prospectus Supplement) any other party.

    3. Junior Mortgage Liens; Value of Mortgaged Property. The Company expects that a substantial number of the liens on the improved real estate securing the Contracts in a given Contract Pool will be junior to other liens on such real estate. The rights of the Trust Fund (and therefore the Certificateholders of the related Series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the Contract to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Certain Legal Aspects of the Contracts--Repurchase Obligations."

    A substantial portion of the Contracts included in a Contract Pool are expected to have loan-to-value ratios of 90% or more, based on the aggregate of the outstanding principal balances of all senior mortgages or deeds of trust and of the Contract on the one hand, and the value of the home and an estimate of the value of the financed improvement, where applicable, on the other. See "Green Tree Financial Corporation--Contract Origination." An overall decline in the residential real estate market, the general condition of a property securing a Contract or other factors could adversely affect the value of the property securing a conventional (i.e., not insured by FHA) Home Improvement Contract or a Home Equity Contract such that the remaining balance of such Contract, together with that of any senior liens on the related property, could equal or exceed the value of the property. While the same economic decline could affect the value of property securing an FHA-insured Home Improvement Contract, assuming compliance with other FHA regulations, an FHA claim would still be payable to the Company, notwithstanding the decline in property value below the aggregate outstanding principal balances of the Home Improvement Contract and of all senior liens on the property.

    4. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the holders of any of the Certificates with liquidity of investment or that if such a secondary market develops that it will continue to exist for the term of any Series of Certificates.

    5. Non-recordation of Mortgage Assignments. Because of the expense and administrative inconvenience involved, the Company may not record the assignment to the Trustee of the mortgage or deed of trust securing any Contract. In some states, in the absence of such recordation, the assignment to the related Trustee of the mortgage or deed of trust securing a Contract may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company.

    6. Certain Matters Relating to Insolvency. The Company intends that each transfer of Contracts to the related Trust Fund constitute a sale, rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the Company or the Company as debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

                                 THE TRUST FUND

GENERAL

      Each Trust Fund will include (i) a Contract Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Contract included in the Contract
Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates, and (v) such other property as may be specified in the related Prospectus Supplement.

      Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates, except with respect to FHA Insurance Reserves. If so specified in the related Prospectus Supplement, the Contract Pool may be divided into two or more sub-pools, in which event the Certificates of certain specified Classes may be payable primarily from, and in respect of, the Contracts comprising a given sub-pool. If so specified in the related Prospectus Supplement, the Trust Fund may include a Pre-Funding Account which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the Pre-Funding Period specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

      Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by the Company in the ordinary course of its business. Specific information respecting the Contracts included in each Trust Fund will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

      Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust Fund, each Agreement and each Pass-Through Rate applicable to the related Class of Certificates.

THE CONTRACT POOLS

      Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts"), and (ii) closed-end home equity loans (the "Home Equity Contracts" and, together with the Home Improvement Contracts, collectively the "Contracts"), originated by the Company on an individual basis in the ordinary course of business. The Home Improvement Contracts may be conventional home improvement contracts or contracts insured by FHA. All Contracts will be secured by the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

      For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer", which term shall include any successor to the Company in such capacity under the applicable Agreement), will service the Contracts pursuant to the Agreement. See "Description of the Certificates-- Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

      Each Contract Pool will be composed of Contracts bearing interest at the Contract Rates specified in the Prospectus Supplement. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate (or on some other principal balance unrelated to that of such Certificate) at the Pass-Through Rate, or both.

      The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Contracts and the last maturity date of any Contract; and the geographic location of improved real estate securing the Contracts. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

      The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Company. See "Description of the Certificates--Conveyance of Contracts."

                                USE OF PROCEEDS

      Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the origination or acquisition of additional home improvement contracts and home equity loans, costs of carrying such contracts and loans until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                        GREEN TREE FINANCIAL CORPORATION

GENERAL

      The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). The Company's quarterly and annual reports are available from the Company upon written request made to the Company.

CONTRACT ORIGINATION

      Home Improvement Contracts. Through its centralized loan processing operations in St. Paul, Minnesota, the Company arranges to purchase certain contracts from home improvement contractors located throughout the United States. The Company's regional sales managers contact home improvement contractors and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize the Company's available customer financing, the contractor must make an application for contractor approval. The Company has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell Contracts to the Company. In addition, the Company has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. The Company also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to the Company. The Company occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

      All contracts that the Company originates are written on forms provided or approved by the Company and are purchased on an individually approved basis in accordance with the Company's guidelines. The contractor submits the customer's credit application and construction contract to the Company's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by the Company in June 1993. If the Company determines that the application meets the Company's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, the Company purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, the Company follows up with the customer for the completion certificate 90 days after funding.

      The types of home improvements financed by the Company include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. The Company may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

      The original principal amount of an FHA-insured home improvement contract with respect to a single family property currently may not exceed $25,000 without specific FHA approval, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit or a $48,000 limit for four units of owner-occupied multiple-family homes. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

      The Company began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The original principal amount of a conventional secured home improvement loan may not exceed $40,000 for the Company's secured "no equity" lien program, and $100,000 for the Company's secured equity lien program, unless a higher amount financed is approved by senior management. The original principal amount of a conventional home improvement loan may not exceed $100,000 for the Company's secured lien program, unless a higher amount financed is approved by senior management. The Company requires that any secured home improvement contract be secured by a recorded lien (which may be a first, second or (with respect to FHA-insured contracts and some conventional contracts of $30,000 or less) third lien) on the improved real estate.

      The Company's underwriting guidelines and credit scoring process weight significantly the applicant's creditworthiness and place less weight on the available equity in the related real estate being improved. While it is the Company's policy not to exceed 100% in loan-to-value ratio on any Contract, a substantial portion of the Home Improvement Contracts are expected to have loan-to-value ratios of 90% or more when considering the estimated value of the real estate, other liens senior to that of the Home Improvement Contract, and the improvements being financed. Because the Company does not require appraisals on most Home Improvement Contracts with loan amounts of less than $30,000 (which Home Improvement Contracts are expected to comprise a substantial portion of any Contract Pool), and given the many other factors that can affect the value of property securing a conventional Home Improvement Contract, the related Prospectus Supplement will not provide detailed disclosure of loan-to-value ratios on the Home Improvement Contracts.

      Home Equity Contracts. The Company has originated closed-end home equity loans since January 1996. As of December 31, 1997, the Company had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

      Through a system of regional offices, the Company markets its home equity lending directly to consumers using a variety of marketing techniques. The Company also reviews and re-underwrites loan applications forwarded by correspondent lenders.

      The Company's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

                              YIELD CONSIDERATIONS

      The Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

      The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

      The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

      Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

PREPAYMENT CONSIDERATIONS

      Contracts generally may be prepaid in full or in part without penalty. FHA-insured Home Improvement Contracts may be prepaid at any time without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home improvement contracts or home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Certificateholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or the Company's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option") will affect the timing of principal distributions on the Certificates of a Series.

      Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Certificates, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

      See "Description of the Certificates--Repurchase Option" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund--The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                        DESCRIPTION OF THE CERTIFICATES

      Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. The provisions of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement") that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

      Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

GENERAL

      The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold.

Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

      The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Contracts (the "Contract Pool") which are subject to the Agreement, (ii) the amounts held in the Certificate Account from time to time, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Contract included in the Contract Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (v) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      Ownership of each Contract Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

      If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

      The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

      Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Payment Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Prospectus Supplement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

GLOBAL CERTIFICATES

      The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

      Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a Certificate in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

      The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

      Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

      So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

      Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

      The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

      If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

CONVEYANCE OF CONTRACTS

      The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. Such list will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trust Fund, the Company's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased or substituted for by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

      Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform

Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment.

      The counsel to the Company identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from the Company to the related Trust Fund would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust Fund were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust Fund might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

      Except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each FHA-insured Home Improvement Contract was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (f) each Contract was either (i) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to the Company, (ii) was originated by a home equity lender in the ordinary course of such lender's business and assigned to the Company, or (iii) was originated by the Company directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) each Contract creates a valid and perfected lien on the related improved real estate; (k) all parties to each Contract had full legal capacity to execute such Contract; (l) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (o) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (p) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (q) there is only one original of each Contract; and (r) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

      Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement.

This repurchase obligation will constitute the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

      The "Repurchase Price" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Pass-Through Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

PAYMENTS ON CONTRACTS

      Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories, or such other rating category as will not adversely affect the ratings assigned to the Certificates, by each rating agency rating the Certificates of such Series, (ii) with the trust department of a national bank,
(iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable Agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments.

      Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts;

    (iii) all FHA Insurance payments received by the Servicer;

    (iv) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

    (v) any Advances made as described under "Advances" below and certain other amounts required under the Agreement to be deposited in the Certificate Account;

    (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or the Company, as described under "Conveyance of Contracts" above or under "Repurchase Option" below.

DISTRIBUTIONS ON CERTIFICATES

      Except as otherwise provided in the related Prospectus Supplement, on each Payment Date for a Series of Certificates, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of such Series of record on the preceding Record Date an amount equal to, in the aggregate, the "Amount Available" for such Payment Date. Unless otherwise specified in the applicable Prospectus Supplement, the "Amount Available" for a Payment Date is an amount equal to the aggregate of all amounts on deposit in the Certificate Account as of the seventh Business Day following the end of the related Due Period, or such other date as may be specified in the related Prospectus Supplement (the "Determination Date") except: (i) all payments on the Contracts that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Payment Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee. In the case of a Series of Certificates which includes only one Class, the Amount Available for each Payment Date will be distributed pro rata to the holders of such Certificates. In the case of any other Series of Certificates, the Amount Available for each Payment Date will be allocated and distributed to holders of the Certificates of such Series pursuant to the method and in the order of priority specified in the applicable Prospectus Supplement. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount."

      Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Payment Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

ADVANCES

      Unless otherwise specified in the related Prospectus Supplement, to the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof. The Servicer will deposit any Advances in the Certificate Account no later than one Business Day before the following Payment Date. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds), if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by the Company for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds), if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

      Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

EXAMPLE OF DISTRIBUTIONS

      The following is an example of the flow of funds as it would relate to a hypothetical Series of Certificates issued, and with a Cut-off Date occurring, in March 1996 (all weekdays are assumed to be business days):

March 1......................................... (1) Cut-off Date.
March 1-31...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Contracts and any
                                                     principal prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 29........................................ (3) Record Date.
April 9......................................... (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Payment Date.

      Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.
--------
(1) The initial principal balance of the Contract Pool will be the aggregate principal balance of the Contracts at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Contract Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.
(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of March, being the month immediately preceding the month of distribution.
(4) On April 9 (the seventh Business Day following the end of the prior Due Period), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 9 will be distributed to Certificateholders.

INDEMNIFICATION

      The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or the Servicer or any affiliate thereof of any real estate related to a Contract and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates).

      The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer.

SERVICING

      Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of home improvement contracts and home equity loans of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of Contracts.

      The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA Insurance, will follow such collection procedures with respect to the Contracts as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

      Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts and home equity loans serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

      Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

      The Servicer shall keep in force throughout the term of the Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts and home equity loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

      Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Pool Scheduled Principal Balance for such Payment Date. As long as the Company is the Servicer, the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Payment Date.

      The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust Fund, for additional administrative services performed by the Servicer on behalf of the Trust Fund and for expenses paid by the Servicer on behalf of the Trust Fund.

      Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Company from its Monthly Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

      Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will occur if
(a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four business days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) if the Company is the Servicer, the Company's servicing rights under its master seller-servicer contract with GNMA are terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

      Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of Certificateholders representing 25% or more of the Aggregate Certificate Principal Balance of a Series shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. In addition, the Trustee will notify FHA of the Company's termination as Servicer of the Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

      The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPORTS TO CERTIFICATEHOLDERS

      The Trustee will forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

    (a) the amount of such distribution which constitutes Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, principal prepayments on the Contracts, and other payments with respect to the Contracts;

    (b) the amount of such distribution which constitutes Monthly Interest;

    (c) the remaining Principal Balance represented by such Certificateholder's interest;

    (d) the Company's FHA Insurance reserve amount;

    (e) the amount of fees payable out of the Trust Fund;

    (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Principal Balance of the Certificates and the denominator of which is the Initial Principal Amount of the Certificates) immediately before and immediately after such Payment Date;

    (g) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

    (h) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

    (i) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

    (j) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

REPURCHASE OPTION

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on any Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts in the related Contract Pool at a price equal to the greatest of (i) the principal balance of the Contracts on the prior Payment Date plus 30 days' accrued interest thereon at the applicable Pass-Through Rate and any delinquent payments of interest thereon, plus the fair market value (as determined by the Servicer) of any acquired properties, (ii) the fair market value of all of the assets of the Trust Fund, and (iii) an amount equal to the Aggregate Certificate Principal Balance of the related Certificates plus interest on such Certificates payable on and prior to the Payment Date occurring in the month following such repurchase (less amounts on deposit in the Certificate Account and available to pay such principal and interest). Such price will be paid on the Payment Date on which such purchase occurs to the Certificateholders of record on the last Business Day of the immediately preceding Due Period in immediately available funds against the Trustee's delivery of the Contracts and any acquired properties to the Servicer. The distribution of such purchase price to Certificateholders will be in lieu of any other distribution to be made on such Payment Date with respect to the related Contracts.

AMENDMENT

      Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Code, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) representing 66 2/3% or more of the Aggregate Certificate Principal Balance of a Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

TERMINATION OF THE AGREEMENT

      The obligations created by each Agreement will terminate (after distribution of all Monthly Principal and Monthly Interest then due to Certificateholders) on the earlier of (a) the Payment Date next succeeding the later of the final payment or other liquidation of the last Contract or the disposition of all property acquired upon foreclosure of any Contract; or (b) the Payment Date on which the Company or the Servicer repurchases the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

THE TRUSTEE

      The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have customary commercial banking relationships with the Company or its affiliates and the Servicer or its affiliates.

      The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

      The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      Under the Agreement, the Servicer agrees to pay to the Trustee on each Payment Date (a) reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

                          DESCRIPTION OF FHA INSURANCE

      Certain of the Home Improvement Contracts may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

      The insurance available to any Trust Fund will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by the Company, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by the Company. The Company's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by the Company. In the Agreement, the Company will agree to pay all FHA Insurance premiums required by FHA Regulations. If the Company fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each Series is obligated to pay such premium and is entitled to be reimbursed by the Company and from collections on the related Home Improvement Contracts.

      As of December 31, 1997, the Company's FHA Insurance reserve amount was equal to approximately $86,950,000. These insurance reserves were available to cover losses on approximately $883,889,000 of FHA-insured manufactured housing contracts and approximately $128,145,000 of FHA-insured home improvement loans, including the FHA-insured Home Improvement Contracts that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Certificates--Events of Termination") occurs, each Trustee will notify FHA of the Company's termination as Servicer of the related FHA-insured Home Improvement Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Home Improvement Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

      In general, FHA will insure property improvement loans up to $25,000 for a single-family property, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

      Following a default on an FHA-insured Home Improvement Contract the Servicer may, subject to certain conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on an FHA-insured Home Improvement Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Home Improvement Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Home Improvement Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Contract Origination," the Company does not purchase a Home Improvement Contract until the customer verifies satisfactory completion of the work.

      Upon submission of a claim to FHA, the related Trust Fund must assign its entire interest in the Home Improvement Contract to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Home Improvement Contract at the date of default and uncollected interest computed at the Contract Rate earned to the date of default, (ii) accrued and unpaid interest on the unpaid amount of the Home Improvement Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, (iv) legal fees, not to exceed $500, and (v) expenses for recording the assignment of the lien to the United States, if applicable.

         CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

      As a result of the Company's conveyance and assignment of a pool of Contracts to a Trust Fund, the Certificateholders of such Series, as the beneficial owners of the Trust Fund, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts and home equity loans secured by residential properties which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Home Improvement Contracts. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the Contracts may be situated or which may govern any Contract. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

MORTGAGES AND DEEDS OF TRUST

      The Contracts will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

SUBORDINATE MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

      A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Contracts in any Contract Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Contract to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although the Company generally does not cure defaults under a senior mortgage or deed of trust, it is the Company's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in the Company's best interests to do so.

      The standard form of the mortgage or deed of trust used by most institutional lenders, like that of the Company, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

      The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

SUBORDINATE FINANCING

      Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

      Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed.

Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

      Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

      In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

      In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

      A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Contracts which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

      Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

      In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust Fund with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Contract, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Certificateholders.

SECOND OR THIRD MORTGAGES

      The Contracts may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Contract.
See "--Foreclosure" herein.

      Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

RIGHTS OF REDEMPTION

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

      The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

      Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Contracts included in a Contract Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

      Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

      In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Contracts) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

ENFORCEABILITY OF CERTAIN PROVISIONS

      The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured Home Improvement Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Agreement, late charges (to the extent permitted by law and not waived by the Company) will be retained by the Company as additional servicing compensation.

      The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

      Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

      It is the Company's practice with some of the Home Improvement Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

"DUE-ON-SALE" CLAUSES

      All of the Contract documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Contracts) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

      By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Contract which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Contracts which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Contracts, however, cannot be predicted.

      The inability to enforce a due-on-sale clause may result in Contracts bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Contracts and the number of Contracts which may be outstanding until maturity.

      Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to certain conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional contracts if the contract is defined as a "federally related mortgage loan," a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. The Company will represent and warrant in each Agreement that all Contracts comply with any applicable usury limitations.

ENVIRONMENTAL LEGISLATION

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

      Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

REPURCHASE OBLIGATIONS

      Under the Agreement, the Company will represent and warrant that each FHA-insured Home Improvement Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Home Improvement Contract due to a violation of FHA regulations in originating or servicing such Home Improvement Contracts, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation of the Company to repurchase such Home Improvement Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

      In addition, the Company will also represent and warrant under each Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans").

      Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

      Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates, if assets of the Trust Fund were deemed to be assets of the Plan. An investment of Plan Assets (as defined below) in Certificates may cause the underlying assets included in the Trust to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. section 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of the Trust Fund or may be deemed merely to include its interest in the Certificates. Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section the term "Plan Assets" or assets of a Plan has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests. The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to the Trust Fund and cause the Company, the Trust Fund, the Trustee, any successor, or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Trust Fund, the Trustee, any successor or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

      Any person who has discretionary authority or control respecting the management or disposition of Plan Assets and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the assets of the Trust Fund were to constitute Plan Assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the assets of the Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

      No purchases of Certificates by, on behalf of or with Plan Assets of any Plan will be registered unless the transferee, at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan Assets of such Plan is permissible under applicable law, will not result in the assets of the Trust Fund being deemed to be Plan Assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust Fund, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan Assets of any Plan.

CONSULTATION WITH COUNSEL

      Any fiduciary or other Plan investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of any prohibited transaction exemption, as well as other issues and their potential consequences.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change (which change may be retroactive) or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

      Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular Series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC SERIES

      With respect to each Series of Certificates for which a REMIC Election is made, at the initial issuance of the Certificates in such Series the counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming ongoing compliance with the applicable Agreement, the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

      Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

      "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

      The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

      If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

      Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

      Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item of gross income and as a separate item of expense to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 for 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a Regular Certificate in such a REMIC, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the related Prospectus Supplement, the foregoing expenses will not be allocated to holders of a Regular Certificate in a REMIC. If the foregoing limitations apply, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, Regular Certificates in such a "single class-REMIC" may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in any such Regular Certificates.

      Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(4)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

      Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the Code requires that a prepayment assumption be used with respect to the underlying assets of a REMIC in computing the accrual of original issue discount on Regular Certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that such regulations are to provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation is made hereby nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates.

      In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than
 .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. As described above, it appears that the Prepayment Assumption will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption.

      Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or initial interest rate holiday) includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

      The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on Regular Certificates may not be considered to be unconditionally payable under the OID Regulations because Regular Certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the

Regular Certificates. Until further guidance is issued, however, the REMIC will treat the interest on Regular Certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Contract Pool, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Pass-Through Rate for a Certificate will not change. Accordingly, interest at the initial Pass-Through Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate generally includes that pre-issuance accrued interest.

      If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

      The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the accrual period and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate over the adjusted issue price of the Regular Certificate at the beginning of the accrual period. Generally, the accrual period for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The adjusted issue price of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and
(c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular

Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

      A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's remaining stated redemption price. If the price paid exceeds the Regular Certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to such daily portion multiplied by the fraction obtained by dividing (i) the excess of the purchase price therefor over the Regular Certificate's adjusted issue price by (ii) the aggregate original issue discount remaining to be accrued with respect to such Regular Certificate.

      The Company believes that the holder of a Regular Certificate determined to be issued with more than de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

      Adjustable Rate Regular Certificates. Regular Certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate may be computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate Regular Certificates are issued, the related Prospectus Supplement will describe the manner in which the original issue discount rules may be applied with respect thereto and the method to be used in preparing information returns to the holders of such adjustable rate Regular Certificates and to the Service.

      For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to adjustable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; (ii) if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount.

      Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its adjusted issue price as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) under a ratable accrual method

(pursuant to which the market discount is treated as accruing in equal daily installments during the period the Regular Certificate is held by the purchaser), in each case computed taking into account the Prepayment Assumption. Because the regulations referred to above have not been issued, it is not possible to predict what effect, if any, such regulations, when issued, might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

      The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

      The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

      In general, limitations imposed by the Code that are intended to match deductions with the taxation of income will require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

      Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Amortizable bond premium with respect to a Regular Certificate will be treated as an offset to interest income on such Regular Certificate, and a Certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such Regular Certificate for such year. Any election to deduct amortizable bond premium will apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the Service. Bond premium on a Regular Certificate held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Regular Certificate. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

      Realized Losses. Holders of a Regular Certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the Regular Certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a Regular Certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct such a loss until such holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any such loss may be characterized as a short-term capital loss.

      At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a Regular Certificate. Such a holder may be required to accrue interest and original issue discount with respect to such Regular Certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until such holder can establish that such losses will not be recoverable under any circumstances. As a result, the holder of a Regular Certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of such holder in a particular period. It is expected, however, that the holder of such a Regular Certificate would eventually recognize a loss or reduction in income attributable to such income when such loss is, in fact, realized for federal income tax purposes.

      Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other taxable disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

      Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

      Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

      REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus any cancellation of indebtedness income due to realized losses with respect to Regular Certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

      The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

      The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased (but not below zero) by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

      If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

      Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is in excess of the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover such excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

      Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on Regular Certificates as described above under "REMIC Series--Original Issue

Discount" and "--Adjustable Rate Regular Certificates," without regard to the de minimis rule described therein.

      The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which will equal the aggregate issue prices of the REMIC Certificates which are sold to investors and the estimated fair market value of any classes of Certificates which are retained). In respect of the Contracts that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

      Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a REMIC that holds a Contract as a capital asset will elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

      Limitations on Offset or Exemption of REMIC Income. A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period.

      The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions will be subject to federal income tax in all events and may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by
Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. In addition, if the Residual Holder is not a U.S. person, such Residual Holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

      Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

      Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a

Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and
(ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under
Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

      In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false. For taxable years beginning after December 31, 1997, notwithstanding the preceding sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the recordholders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partnership).

      For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer,
(i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

      Mark-to-Market Rules. On December 24, 1996, the Service released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

      Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

      Except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" that is economically comparable to a Residual Certificate.

      Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, will not result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by the Company or the Trustee, if due to the breach of the Company's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement or in other cases, such taxes shall be borne by the related Trust Fund resulting in a reduction in amounts otherwise payable to holders of the related Regular or Residual Certificates.

      Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

      Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part I of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

      Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

      It appears that a Regular Certificate will not be included in the estate of a Foreign Holder and will not be subject to United States estate taxes. However, Foreign Holders should consult their own tax advisors regarding estate tax consequences.

      Unless otherwise stated in the related Prospectus Supplement, transfers of Residual Certificates to Foreign Holders will be prohibited by the related Agreement.

      Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

      Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

      The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

NON-REMIC SERIES

      Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Counsel will, unless otherwise specified in the related Prospectus Supplement, have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool", within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of the Code. In such event, each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein. The following discussion assumes the Trust Fund will be so classified as a grantor trust.

      Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Contracts under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

      Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the "stripped bond" rules of the Code, Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Subject to the discussion below of certain limitations on itemized deductions, Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 for 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a Non-REMIC Certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

      To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. To the extent that the Non-REMIC Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used with respect to the Contracts comprising the Contract Pool in computing the accrual of any original issue discount, market discount or amortizable premiums. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series-- Amortizable Premium." It is unclear whether a prepayment assumption would be applicable in accruing or amortizing any such original issue or market discount or premium with respect to Non-REMIC Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997.

      Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

      Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either
(i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series--Market Discount" above.

      To the extent the Stripped Certificates represent an interest in any pool of debt instrument the yield on which may by affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used in computing yield on the underlying assets of a Trust Fund with respect to which a REMIC election is not made. It is unclear whether a prepayment assumption would be applicable to the Stripped Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997. The Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates that do not represent an interest in a pool of debt instruments the yield on which may be affected by reason of prepayments or for taxable years beginning prior to August 5, 1997. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of Stripped Certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

      When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

      It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

      The servicing compensation to be received by the Company and the fee for credit enhancement, if any, may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

      Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported income or gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

      Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined above under "REMIC Series--Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors."

      Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

OTHER TAX CONSEQUENCES

      No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

      Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Contracts that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

      The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

      It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

      The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

      The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

      If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

      In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

      Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

      If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

      The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

      Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

      The legality and material federal income tax consequences of the Certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

      The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------